UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

TILT Holdings Inc.
(Exact name of registrant as specified in its charter)
British Columbia	83-2097293
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2801 E. Camelback Road #180 Phoenix, Arizona 85016	(623) 887-4990
(Address of principal executive offices and zip code)	(Registrant’s telephone number, including area code)
With Copies to:
Katayun Jaffari, Esq.
Mehrnaz Jalali, Esq.
Cozen O’Connor P.C.
One Liberty Place,
1650 Market Street
Suite 2800
Philadelphia, PA 19103
Telephone: (215) 665-4622
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

i

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY AND FILING THIS REGISTRATION STATEMENT
As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, (“Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:
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reduced disclosure about our executive compensation arrangements;

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exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

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exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We will remain an emerging growth company until the earliest of (i) the last day of the year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the first sale of the common equity securities pursuant to an effective registration under the Securities Act; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (“SEC”).
Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and we have (a) a public float of less than $250 million or (b) annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available and (i) no public float or (ii) a public float of less than $700 million. In the event that we are still considered a smaller reporting company, at such time as we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but it will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this registration statement on Form 10 only.
This registration statement will become effective automatically sixty days from the date of the original filing (the “Effective Date”), pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Effective Date, we will become subject to the reporting requirements of Section 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.
USE OF NAMES AND CURRENCY
In this registration statement on Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” “Company,” or “TILT” refer to TILT Holdings Inc. together with its wholly owned subsidiaries.
Unless otherwise indicated, all references to “$” or “US$” or “USD$” in this registration statement refer to United States (“U.S.”) dollars, and all references to “C$” or “CAD$” refer to Canadian dollars.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This registration statement includes “forward-looking information” within the meaning of applicable securities laws (collectively, “forward-looking statements”). Such statements include, but are not limited to, statements with respect to expectations, projections, or other characterizations of future events or circumstances, and our objectives, goals, strategies, beliefs, intentions, plans, estimates, projections and outlook, including statements relating to our plans and objectives, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities. These statements are subject to certain risks, assumptions and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. The words “believe”, “plan”, “intend”, “estimate”, “expect”, “likely”, “potential”, “proposed” or “anticipate”, and similar expressions, as well as future or conditional verbs such as “will”, “should”, “would” and “could” often identify forward-looking statements.
Management of the Company has based the forward-looking statements on its current views with respect to future events and financial performance and has made assumptions and applied certain factors regarding, among other things: future product pricing; costs of inputs; the Company’s ability to successfully market its products to its anticipated clients; the Company’s reliance on its key personnel; certain regulatory requirements; the application of federal and state environmental laws; the impact of increasing competition; the ability to obtain additional financing on favorable terms; the receipt of applicable regulatory approvals; and the regulatory environments in which the Company operates. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose.
Such factors include, among others, the status of cannabis as a controlled substance under the U.S. Federal Controlled Substances Act (“CSA”); reputational risk to third parties; risks associated with banking, financial transactions and anti-money laundering laws and regulations; risks related to federal and state forfeiture laws; the risk of heightened security by regulatory authorities; risks related to the potential negative impact of regulatory scrutiny on raising capital; risks related to regulatory or political change; risks due to industry immaturity or limited comparable, competitive or established industry best practices; risks related to the uncertainty surrounding existing protection from U.S. federal prosecution relating to cannabis laws; risks related to uncertainty with respect to geo-political disruptions; risks related to regulatory changes in relation to vaporization devices and subsequent impacts to interstate commerce, registrations and revenue reporting requirements, and potential excise tax applicability; risks relating to tax status; risks associated with the Company’s business model; risks related to the Company’s dependency on suppliers and skilled labor; risks related to the reliance on third party suppliers; the uncertainty of the impact of the coronavirus pandemic (“COVID-19 pandemic”) on the Company and on the operations of the Company; risks that the Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management; risks related to the costs and obligations relating to the Company’s investment in infrastructure, growth, regulatory compliance and operations; risks related to the Company’s dependency on regulatory approvals and licenses to conduct its business; risks related to the potential for changes in laws, regulations and guidelines which could adversely affect the Company’s future business; risks related to a failure on the part of the Company to comply with applicable regulations; risks related to the legal, regulatory and scientific status of cannabis; risks related to the Company’s ability to find suitable candidates and capital necessary to complete strategic alliances or partnerships; risks related to the Company’s ability to successfully identify and execute future acquisitions or dispositions; risks related to the Company’s ability to develop its products; risks related to the Company’s ability to achieve successful cultivation; risks related to the Company’s ability to turn a profit or generate immediate revenues; risks related to limitations on the permissible ownership of licenses; risks related to constraints on marketing the Company’s products under varying state laws; risks related to the potential results of future clinical research; risks related to the Company’s ability to effectively manage its growth and operations; risks related to the regulation of medical cannabis by the U.S. Food and Drug Administration (“FDA”); risks related to the differing local rules and regulations and the impact this may have on the Company’s ability to expand into new markets; risks related to the protection and enforcement of intellectual property rights and allegations that the Company is in violation of intellectual property rights of third parties; risks relating to access to banking; risks relating to disclosure of personal information to government or regulatory entities; risks related to potential requirement to disclose personal identifying information to government or regulatory entities; risk that the

Company may be forced to litigate or defend its intellectual property rights, or to defend against claims by third parties against the Company relating to intellectual property rights; risks relating to fraudulent activity by employees, contractors and consultants, risks regarding the enforceability of contracts; risk of litigation generally; risks relating to increasing competition in the industry; risks relating to the Company’s ability to secure adequate or reliable sources of funding; risks relating to product recalls; risks relating to reliance on technology systems that may be subject to cyber-attacks or security breaches; risks that the Company’s officers and directors may be engaged in a range of business activities resulting in conflicts of interest; risks relating to the Company’s inability to successfully implement adequate internal controls over financial reporting; risks relating to restrictions on entry to the U.S. for the Company’s Canadian individuals; risks relating to consumer perception; risks relating to the potential that bond requirements and insurance premiums may be economically prohibitive; risks relating to global economic and political instability and conflicts, such as the conflict between Russia and Ukraine; the risk that the Company’s web presence’s visibility is not limited by geography; risks relating to volatility in the market price of the Company’s securities; risks related to price volatility of publicly traded securities; risks related to the Company’s securities being currently quoted on the OTCQX; and other factors beyond our control, as more particularly described under the heading “Risk Factors” in this registration statement.
Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding our expected financial and operating performance and our plans and objectives and may not be appropriate for other purposes.
The forward-looking information and statements contained in this registration statement represent our views and expectations as of the date of this registration statement and forward-looking information and statements contained herein represent our views as of the date of hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update such forward-looking information and statements at a future time, we have no current intention of doing so except to the extent required by applicable law.

ITEM 1.
BUSINESS

Unless otherwise stated, all dollar figures included in this Item 1 Business and in Item 2 Financial Information, including Management’s Discussion and Analysis, are quoted in thousands of U.S. dollars (“USD”, “$” or “US$”), except per share amounts.
General
TILT is a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail. TILT operates through two business divisions: Inhalation Technology and Cannabis.
TILT Holdings Inc. was incorporated under the laws of Nevada pursuant to NRS Chapter 78 on June 22, 2018. The Company was continued under the Business Corporations Act (British Columbia) (the “BCBCA”) pursuant to a Certificate of Continuance dated November 14, 2018. The Company is a reporting issuer in Canada in the Provinces of British Columbia, Alberta and Ontario and its common shares (the “Common Shares”) are listed for trading on the NEO Exchange (the “NEO Exchange”) under the symbol “TILT.” In addition, the Common Shares are quoted on the OTCQX in the U.S. under the symbol “TLLTF.”
The Company’s head office is located at 2801 E. Camelback Road #180, Phoenix, Arizona 85016 and the registered office is located at 745 Thurlow St #2400, Vancouver, British Columbia V6E 0C5. The Company’s business website is www.tiltholdings.com.
The following chart depicts the material subsidiaries of the Company as of June 15, 2022.
Principal Products and Services
Inhalation Technology — Jupiter
Inhalation Technology encompasses the business of Jupiter Research, LLC (“Jupiter”) which is a leading participant in the cannabis vape and accessory product market. Through the Inhalation Technology division, the Company sells vape and accessory products and services to cannabis clients and brand partners across thirty-seven states in the U.S., as well as Canada, Israel, South America and the European Union. The Company’s “designed in Arizona, manufactured in China” business model leverages in-house technical and product design acumen along with supply chain expertise to deliver customized hardware, accessories, technology and packaging solutions, which enables cannabis brands to differentiate their product in the marketplace. Jupiter’s product solutions incorporate industry-leading CCELL® technology developed by Shenzhen-based Smoore Technology. Jupiter is one of only four licensed resellers of CCELL® technology.

Cannabis
In the Cannabis division, the Company supports third-party cannabis clients through turn-key retail, distribution, cultivation and manufacturing offerings. The Company provides these products and services in Massachusetts, Pennsylvania and Ohio. The Company’s contract manufacturing and distribution network provides its cannabis clients with efficient access to these fast growing, supply-constrained, limited license markets. The following reflects a summary of the Company’s Cannabis operations and assets in each market:
Cannabis — Massachusetts
In Massachusetts, the Company operates through its wholly owned subsidiary, Commonwealth Alternative Care, Inc. (“CAC”). CAC operates a vertically integrated marijuana facility in Taunton, Massachusetts, dually licensed for both medical and adult-use operations. The facility includes over 60,000 square feet dedicated to cultivation, 8,000 square feet of production and 2,400 square feet of onsite retail dispensary space. At its Taunton facility, CAC also operates a full commercial kitchen and extraction facility producing packaged units across dozens of demand-driven stock keeping units (“SKUs”). CAC produces and distributes a variety of cannabis flower, vape cartridges, concentrates, edibles and topicals via wholesale to other licensed cannabis operators in the Commonwealth of Massachusetts, and via retail and direct delivery to registered patients of the Massachusetts Medical Use of Marijuana Program. CAC has two additional dispensary locations: one is operational for medical/adult-use in the City of Brockton, and the other is non-operational in the City of Cambridge.
Cannabis — Pennsylvania
The Company has a cultivation and production presence in Pennsylvania through its wholly owned subsidiary, Standard Farms LLC (“Standard Farms PA”). Standard Farms PA produces medical cannabis products, including vape cartridges, flower, capsules, oil syringes and tinctures, which are sold via wholesale to more than 90% of the state’s cannabis dispensaries. Standard Farms PA operates a greenhouse facility that includes 33,500 square feet dedicated to cultivation with the ability to expand that footprint in the future.
Cannabis — Ohio
The Company operates a cannabis extraction facility outside of Cleveland, Ohio through its wholly owned subsidiary, Standard Farms Ohio, LLC (“Standard Farms OH”). The approximately 21,000 square foot facility, expanded in Q3 2021, utilizes CO2 extraction to produce high-quality medical cannabis products from cannabis biomass including tinctures, vape cartridges, syringes, topicals, concentrates and edibles. Standard Farms OH products are sold and distributed throughout Ohio at wholesale to other licensed cannabis businesses.
Cannabis — New York
The Company formed a partnership in August 2021 with the Shinnecock Indian Nation (“Shinnecock”), a federally recognized Native American tribe, to establish vertical cannabis operations on their tribal territory in Long Island, New York. Through a joint venture with the Shinnecock’s cannabis project development firm, Conor Green, the Company is financing, building and providing management services for Shinnecock’s wholly owned cannabis business, Little Beach Harvest (“Little Beach Harvest”). The project is expected to include a 60,000 square-foot cultivation, processing, extraction and packaging facility; a two-story dispensary with a drive through; and an adjacent wellness lounge. Construction is expected to begin in 2022. The initial term of the management agreement is for nine years but may be extended up to an additional ten years, pending accomplishment of certain performance-based milestones related to revenue and profitability.
Strategy
The Company provides innovative, unique and cost-effective business solutions to its customers across the cannabis industry value chain. The Company’s core mission is to help its customers build brands by offering unique products, solutions and services that deliver added value to consumers, multi-state cannabis operators, licensed producers and cannabis brands around the globe. The Company believes that its clients rely on the Company for its expertise to help address growing supply chain specialization and complexity in cannabis industry retailing and wholesaling. Further, as a result of its extensive Jupiter customer base and differentiated cannabis value proposition, the Company is uniquely positioned to cross-sell services between each business division and its respective customers and partners.
Recent Developments
On January 8, 2021, the Company announced that it had been approved for immediate trading on the OTCQX Best Market under the symbol “TLLTF.”
On January 12, 2021, the Company announced that its subsidiary, Jupiter, had obtained ISO 13485:2016 certification of its quality management system for medical devices. The qualification verifies that Jupiter adequately fulfills regulatory requirements and specifications established by the International Organization for Standardization for medical device development and quality management systems. Jupiter can now design and manufacture its own medical device components, as well as act as a contract manufacturer for third party companies, allowing Jupiter to supply the U.S. and European medical cannabis markets with medical-grade inhalation devices.
On February 4, 2021, the Company announced an exclusive contract with Her Highness NYC (“Her Highness”), the premier purveyors of female-forward cannabis couture products inspired and engineered by women. Launched on March 5, 2021, Her Highness products are being manufactured and distributed in Massachusetts by the Company’s wholly owned subsidiary, CAC.
On February 9, 2021, the Company entered into a promissory note with PBM Enterprises, LLC, amending and restating in its entirety the original note entered into during May 2020. The promissory note includes a principal balance of $1,250 with an interest rate of 0% and a maturity date of December 31, 2022.
On February 22, 2021, the Company announced the assignment by its subsidiary, SH Finance Company, LLC, of the loan and security agreement entered into with Ermont, Inc. (the “Ermont Note”) to Teneo Funds SPVi LLC, through an arm’s-length third-party transaction, in exchange for $1,250 in cash and a portion of future collections pursuant to the Ermont Note. The assignment agreement contains standard representations, warranties and indemnifications between the parties.
On March 2, 2021, the Company announced that it had received regulatory approval from the Cannabis Control Commission (“CCC”) to commence operation of eight additional grow rooms at its subsidiary, CAC. The Company began cultivation operations in the newly approved space in late March 2021.
On March 15, 2021, the Company acquired all assets and assumed all liabilities of Standard Farms OH, a medical cannabis provider focused on cultivation, processing and CO2 extraction for the State of Ohio’s operating dispensaries. The acquisition of Standard Farms OH (the “Standard Farms OH Acquisition”) further expands the Company’s footprint into a new market, thus providing access to additional customers. The Company’s consideration for the Standard Farms OH Acquisition consisted of $7,550 settled indebtedness to the Company, transferred into ownership interest.
On May 24, 2021, the Company announced the expansion of its partnership with Airo Brands, Inc. (“Airo”), a multi-state consumer packaged goods company focused on proprietary inhalation products. Airo is a leading cannabis inhalation brand, available in more than 1,250 dispensaries across the U.S. and Puerto Rico. Airo is one of Jupiter’s earliest customers, licensing exclusive Jupiter products since 2016 and collaborating on proprietary inhalation technologies. Under the expanded partnership, Jupiter would continue to provide its proprietary hardware for Airo’s AiroPro and AiroX devices, as well as AiroPod cartridges, while Standard Farms PA would produce and fill high-quality cannabis oil for Airo’s AiroPod cartridges to be sold at retailers across Pennsylvania. Sales of Airo products through Standard Farms PA subsequently commenced in September 2021.
On June 8, 2021, the Company announced that Baker Technologies Inc. (“Baker”), an indirect wholly owned subsidiary of the Company, had agreed to amend and receive payment for the convertible senior secured promissory note (the “Blackbird Note”) that was previously issued in connection with the sale of Blkbrd Holdings Corp. (“Blackbird”). The Blackbird Note receivable was paid at its $7,900 fair value calculated as of March 31, 2021. Baker agreed to receive payment through a series of transactions (collectively, the

“Transactions”) with Slam Dunk LLC (“Slam Dunk”) and HERBL, Inc. (“HERBL”), a California corporation and arm’s-length third party to both the Company and Slam Dunk, pursuant to which:
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Blackbird Logistics Corporation, a Nevada corporation and wholly owned subsidiary of HERBL, assumed from Slam Dunk the obligation to repay the Blackbird Note to Baker;

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the Blackbird Note was fully repaid through the payment to Baker of US $1,500 in cash and the issuance to Baker of a certain number of shares of common stock of HERBL (such number of shares subject to adjustment in certain circumstances) (the “HERBL Shares”) based on HERBL’s enterprise value. Baker entered into customary investor and stockholder agreements related to its ownership of the HERBL Shares. If the cash payment was not made to Baker, or the HERBL Shares were not issued to Baker, such that the debt obligations under the Blackbird Note were not fully repaid on or before June 11, 2021, Slam Dunk would remain liable for all of its original debt obligations to Baker under the Blackbird Note; and

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HERBL agreed to give a guarantee to Baker of Slam Dunk’s obligations to Baker under the securities purchase agreement, dated November 18, 2020, entered into by Baker and Slam Dunk in connection with the Blackbird Sale (as defined below).

All of the Transactions were completed on June 11, 2021.
On June 17, 2021, the Company announced that it had entered into an exclusive agreement (the “Old Pal Agreement”) to manufacture, package and distribute select products by Old Pal, a Los Angeles-based lifestyle cannabis company. Pursuant to the Old Pal Agreement, the Company’s subsidiary, CAC, would bring Old Pal into the Company’s full-service wholesale manufacturing, packaging and distribution platform in Massachusetts.
On June 17, 2021, the Company reached an agreement with the CCC to settle concerns of regulatory violations by making a payment in the amount of $275 to the Massachusetts Marijuana Regulation Fund (the “Settlement”). The Settlement was paid in full and allowed the Company to move forward with its licensing process and expansion plans in Massachusetts. The concerns of regulatory violations related to commercial arrangements with third-party licensed marijuana businesses in Massachusetts that the CCC determined could constitute unapproved control over such licensed businesses, and which resulted in the possible control of more than the permissible number of licensed businesses that a person or entity may control at any given time. The applicable business relationships have been terminated.
On July 21, 2021, Jupiter entered into a new two-year, $10,000 asset-based revolving credit facility with Entrepreneur Growth Capital, LLC.
On August 12, 2021, the Company announced a multi-state licensing agreement with cannabis product innovator brand 1906 (“1906”). Through its subsidiaries Standard Farms PA, in Pennsylvania, Standard Farms OH, in Ohio and CAC in Massachusetts, the Company provides full-service wholesale manufacturing, packaging and distribution services to accelerate the availability of 1906’s portable, non-smokable cannabis products to patients in the growing adult-use and medical markets that the Company serves.
On August 12, 2021, the CCC granted CAC a final retail license for the sale of medical cannabis in Brockton, Massachusetts. Subsequently, on September 21, 2021, the CCC approved the commencement of retail operations at CAC’s Brockton location, effective immediately.
On August 16, 2021, the Company announced that it had received approval for the listing of its Common Shares on the NEO Exchange. The Company’s Common Shares began trading in Canadian dollars on the NEO Exchange on August 17, 2021, under the symbol ‘TILT’. In conjunction with the new listing, the Common Shares were voluntarily delisted from the Canadian Securities Exchange (“CSE”) at the close of trading on Monday, August 16, 2021. The Company’s Common Shares continue to be quoted on the OTCQX Best Market.
On August 17, 2021, the Company announced a second exclusive agreement with Old Pal, a Los Angeles-based lifestyle cannabis company, to manufacture, package and distribute select Old Pal products in the Pennsylvania market via the Company’s subsidiary Standard Farms PA.

On August 24, 2021, the Company announced a partnership with the Shinnecock to establish vertical cannabis operations on their aboriginal tribal territory in the Hamptons on Long Island, New York. Through a joint venture with Shinnecock’s cannabis project development firm Conor Green, TILT will finance, build and provide management services for the vertical cannabis operations of Shinnecock’s wholly owned cannabis business, Little Beach Harvest. The project will include a 60,000 square-foot cultivation, processing, extraction and packaging facility, a two-story dispensary with drive-thru and an adjacent wellness lounge. A subsidiary of the Company purchased 100% of the Class A membership interests of Standard Farms New York, LLC (“SFNY”), which holds a 75% interest in CGSF Group (“CGSF”), a newly formed joint venture with Conor Green. The Company paid a total of $751 with $400 being paid in cash and $351 paid in Common Shares, in the acquisition of its interests in SFNY and CGSF. Additionally, upon the achievement of certain milestones, the Company will provide for additional consideration of up to 5,673,844 Common Shares, valued at $2,837 upon closing, in share-based payments to Connor Green. Through the agreements between CGSF and Little Beach Harvest, the Company will provide management services to Little Beach Harvest for the development of the facilities, including planning, design and funding of up to approximately $18,000 in capital expenditures in order to provide a fully vertical cannabis operation. The 9% debt financing the Company provides is repaid through cash flows monthly and is secured by the assets of the project. In exchange for providing management services, SFNY receives 11.25% of Shinnecock’s gross revenue as well as 18.75% of free cash flows from all Shinnecock cannabis operations during the initial term of up to nine years. The management agreement may be extended up to ten additional years, pending accomplishment of certain performance-based milestones related to revenue and profitability.
On October 14, 2021, the CCC granted the Company’s subsidiary, CAC, a final adult-use retail establishment license for its Brockton location. Following a final inspection, the CCC approved the commencement of adult-use retail operations effective November 22, 2021.
On October 27, 2021, the Company closed the sale of substantially all of the assets of Sante Veritas Therapeutics Inc. (“SVT”), an inactive wholly owned subsidiary of the Company, to Meridian 125W Cultivation Ltd. for approximately C$900 in cash. Part of the proceeds were used to resolve outstanding liabilities.
On November 10, 2021, the Company announced the expansion of its partnership with Airo, a multi-state consumer packaged goods company focused on proprietary inhalation products, beyond its current manufacturing and distribution agreement in Pennsylvania, to include Massachusetts. An early client of the Company’s subsidiary, Jupiter, since 2016, Airo also licenses exclusive Jupiter products and collaborates on proprietary inhalation technologies. Airo products are currently available in Massachusetts as Airo transitions to the Company’s subsidiary, CAC, to take over production and distribution. Through this expanded partnership, the Company will distribute Airo products including the AiroPro®, AiroSport™, and AiroX® featuring formulations from Airo’s Strain Series, Artisan Series, and Live Flower Series, plus additional products throughout the year.
On November 19, 2021, the CCC awarded CAC final adult-use cultivation, manufacturing and retail licenses for CAC’s Taunton location. Following a final inspection, the CCC approved the commencement of adult-use cannabis operations including cultivation, manufacturing, distribution and retail sales effective December 20, 2021. With this approval, CAC is the first dispensary to open its doors to recreational cannabis customers in Taunton, Massachusetts.
On February 9, 2022, the Company announced that it had signed a definitive agreement (the “Purchase Agreement”) to exercise its purchase option for ownership of its Taunton, Massachusetts facility (the “Taunton Facility”) for a purchase price of approximately $13,000 (the “Taunton Purchase”). Through its subsidiary, CAC, the Company entered into the Purchase Agreement with the current owner of the Taunton facility. The Company paid an initial deposit of $50 into escrow upon execution of the Purchase Agreement, with an additional $150 deposit to be paid into escrow once the Company elected to proceed with its acquisition of the Taunton Facility after its due diligence review. The Taunton Facility is comprised of two condominium units (Unit A and Unit B). The Company had the option to elect to purchase both Unit A and Unit B or solely Unit A but the Purchase Agreement was amended on March 15, 2022, to extend the deadline to May 15, 2022. If the Company elected to purchase Unit A only, the purchase price was to be reduced to approximately $4,600.

On February 17, 2022, the Company announced a multi-state licensing agreement with Toast™, an Aspen, Colorado born national cannabis brand. Initial product rollout will begin in Massachusetts through CAC. Pending regulatory approval, TILT will launch Toast™ in Pennsylvania and Ohio through its Standard Farms subsidiaries with new SKUs created for each market. The Company will provide full-service wholesale manufacturing, packaging and distribution for several existing Toast™ SKUs, as well as collaborative research and development services to create new products and increase the accessibility of high-end cannabis to medical patients and adult-use consumers. In the coming months, Toast™ will debut a new set of SKUs with the Company that are currently under development and are specially curated for each market.
On February 28, 2022, the Company announced that it will be launching adult-use cannabis delivery from its CAC’s dispensary in Taunton. The delivery service is made available through a partnership with Bracts & Pistils, a local woman-owned and veteran-managed social equity cannabis delivery operator.
On March 2, 2022, the Company announced an exclusive manufacturing and distribution partnership in Ohio with Timeless Refinery, a leading cannabis lifestyle brand with operations in Arizona, Oklahoma, Missouri and California.
On March 15, 2022, the Company announced that it had signed an amendment to the Purchase Agreement (“the Taunton Purchase Amendment”). Pursuant to the terms of the Taunton Purchase Amendment, the Company paid $200 to extend the closing of the transactions contemplated by the Purchase Agreement to a date that is on or before May 31, 2022. The Taunton Purchase Amendment also extended the due diligence period and the deadline to determine whether TILT would acquire both Unit A and Unit B of the condominium comprising the Taunton Facility until May 15, 2022.
On March 22, 2022, the Company announced it was expanding its leadership team by hiring Lynn Ricci as Vice President, Investor Relations and Corporate Communications.
On May 12, 2022, the Company announced an exclusive manufacturing and distribution partnership with Black Buddha Cannabis, an environmentally conscious and social impact-driven wellness brand.
On May 16, 2022, through its subsidiary CAC, the Company completed the previously announced acquisition of the Taunton Facility. Concurrent with the acquisition, CAC closed on the sale of the Taunton Facility (the “Massachusetts Sale” and, with the Taunton Purchase, the “Massachusetts Transaction”) to Innovative Industrial Properties, Inc. (“IIP”). The purchase price for the property in the Massachusetts Sale was $40,000. The all-cash net proceeds of the Massachusetts Transaction of approximately $27,000 will be used by the Company to pay down the outstanding corporate debt. Concurrent with the closing of the Massachusetts Sale, IIP entered into a long-term, triple-net lease agreement for the property with CAC for a term of 20 years, with two 5-year extensions exercisable at the tenant’s discretion. CAC anticipates no disruption to its operations as a result of the transaction. In addition to the Massachusetts Transaction, the Company entered into a definitive purchase and sale agreement between TILT’s subsidiary, White Haven RE, LLC, and an affiliate of IIP, providing for the sale and leaseback of TILT’s cultivation and production facility in White Haven, PA (the “Pennsylvania Transaction”) in exchange for $15,000 cash. In accordance with the terms of the Pennsylvania Transaction, TILT’s subsidiary, Standard Farms PA, will also execute a long-term, triple-net lease agreement. The term lease agreement will be 20 years, with two 5-year extensions exercisable at the tenant’s discretion. Standard Farms PA anticipates no disruption to its operations as a result of the transaction. The Pennsylvania Transaction is subject to various closing conditions, including standard property/title inspections and appraisals. On May 26, 2022, the Company signed an amendment to the agreement to allow the Company and IIP to extend the end of the investigational period of the transaction contemplated to a date that was on or before June 17, 2022. On June 17, 2022, the Company signed a second amendment to allow the Company and IIP to extend the end of the investigational period of the transaction contemplated to a date that is on or before September 30, 2022.
On June 9, 2022, the Company announced its subsidiary. CAC, has been approved by the CCC to receive a Final License at its forthcoming Cambridge dispensary, for the medical use of marijuana.
History of the Company
On May 15, 2018, Baker entered into a letter of intent with Santé Veritas Holdings, Inc., a Canadian corporation (“SVH”), Sea Hunter Therapeutics, LLC, a Delaware limited liability company (“Sea Hunter”), and Briteside Holdings, LLC, a Tennessee limited liability company (“Briteside”). The letter of intent contemplated that SVH and Baker would become sister operating companies owned by TILT. The letter of intent further contemplated that Baker would, in turn, own Sea Hunter and Briteside following the transaction. On June 22, 2018, TILT Holdings Inc. and its wholly owned subsidiary TILT Holdings US, Inc. (“TILT Holdings US”), were formed with the intention of creating a vertically integrated, technology driven infrastructure platform to deliver comprehensive solutions to the legalized cannabis industry in Canada and the U.S.
On July 9, 2018, Baker, SVH, Sea Hunter, Briteside and 1167411 B.C. Ltd. (“Finco”) entered into a Business Combination Agreement to combine their respective businesses, all to be owned by the Company (the “Business Combination”). Pursuant to an Agreement and Plan of Merger between TILT Holdings US, TILT Holdings and Baker (the “Merger Agreement”), it was agreed that TILT Holdings US would merge with and into Baker with Baker continuing as the surviving corporation in the merger (the “Merger”). Prior to the Merger, members of Briteside and Sea Hunter entered into separate contribution agreements (the “Contribution Agreements”) pursuant to which they contributed their respective membership interests in Briteside and Sea Hunter to TILT Holdings in exchange for common shares in TILT Holdings. As a result of the Merger Agreement and the Contribution Agreements, Baker, Sea Hunter and Briteside became wholly owned subsidiaries of TILT Holdings. TILT Holdings subsequently became the Company by way of conversion from the State of Nevada into the Province of British Columbia and thereby became a British Columbia corporation. On November 21, 2018, pursuant to a plan of arrangement under the BCBCA, SVH then became a wholly owned subsidiary of the Company. In connection with this transaction, the Company became a publicly listed company on the CSE.
On January 14, 2019, the Company announced the closing of the acquisition (the “Jupiter Acquisition”) of all of the issued and outstanding membership interests in Jupiter for consideration of $226,800 consisting of: (i) $70,000 of cash consideration; and (ii) $154,000 of security based consideration comprised of 54,914,224 limited partnership units of Jimmy Jang, L.P. (“LP Units”) and 54,914,224 rights of the Company (“Rights”), with each one LP Unit and one Right being convertible together, at the request of the holder, into one Common Share.
On January 16, 2019, the Company announced the closing of the acquisition of all issued and outstanding shares in Blackbird for consideration of $53,915, consisting of: (i) $4,716 of cash consideration and (ii) $45,000 of security-based consideration comprised of 161,543 compressed shares in the capital of the Company (“Compressed Shares”). Each Compressed Share has since been decompressed into 100 Common Shares.
On January 28, 2019, the Company announced the closing of the acquisition of all issued and outstanding shares in Standard Farms PA for consideration of $40,000, consisting of: (i) $12,000 of cash consideration; and (ii) $28,000 of security-based consideration comprised of 11,090,427 Common Shares.
On April 16, 2019, the Company announced that Baker, the Company’s wholly owned subsidiary, closed a loan to Standard Farms OH for up to $3,000. The first tranche of $1,000 was funded on closing and the remaining $2,000 was scheduled to be funded in late 2019 subject to, among other things, Standard Farms OH’s receipt of a certificate of operation. The proceeds of the loan were distributed to the holders of all of the membership interests in Standard Farms, Bio Alpha Venture LLC (“BAV”), and Goldrath Alpha Venture LLC (“GAV”), wholly owned companies of Jonathon Goldrath and Peter Bio, officers of Standard Farms PA, an indirect subsidiary of the Company.
On April 29, 2019, the Company secured a $20,000 credit facility (the “Bridge Loan” or the “Credit Facility”). The Credit Facility was created pursuant to a loan agreement (the “Loan Agreement”) among Standard Farms PA and White Haven RE, LLC (“White Haven”), both indirect wholly owned subsidiaries of the Company, as borrowers (the “Borrowers”), BAV, GAV and certain other parties consented to by BAV and GAV, as lenders (collectively, the “Lenders”), BAV and GAV as agents for the Lenders and the Company and each of its indirect and direct wholly owned subsidiaries as guarantors for the Borrowers. Under the Loan Agreement, the Lenders provided $8,000 initially followed by an additional $12,000 issued on May 10, 2019, at an effective interest rate of 18.75%.
On November 4, 2019, the Company announced the closing of a private placement of up to $35,000 of senior secured notes (the “Financing”) from a syndicate consisting of existing shareholders and new investors. The first close was for $25,600. The Financing was specifically used to retire in full the Bridge Loan.

On November 4, 2019, the Company announced that the previous sellers of Jupiter (the “Sellers”) agreed to restructure unsecured obligations incurred in connection with the Jupiter Acquisition (the “Jupiter Debt Restructuring”). Pursuant to a junior secured note purchase agreement, dated November 1, 2019, among Jimmy Jang, L.P. (“Jimmy Jang”), Baker, CAC, Jupiter (together with Jimmy Jang, Baker, CAC, the “Borrowing Entities”), the Company, as guarantor, and the purchasers named on the Schedule of Purchasers attached thereto, the Borrowing Entities agreed to issue to the Purchasers junior secured promissory notes (“Jupiter Notes”) in the aggregate principal amount of $36,180 in exchange for the release and satisfaction of the obligations of Jupiter and certain of its affiliates to pay, pursuant to an Amended and Restated Agreement and Plan of Merger dated January 11, 2019 (the “Jupiter Purchase Agreement”), the remainder of the purchase price under the Jupiter Purchase Agreement and to satisfy certain other payment obligations to the Sellers. The Jupiter Notes accrue interest at 8% per annum compounded quarterly and mature in May 2023.
On November 21, 2019, the Company announced the closing of an additional private placement of $10,200 of senior secured notes from a syndicate consisting of existing shareholders and new investors, bringing the total amount of the Financing to $35,800, up from the maximum of $35,000 announced on November 4, 2019.
As of August 1, 2020, the Company completed the relocation of its corporate headquarters from Cambridge, Massachusetts to Phoenix, Arizona.
On October 9, 2020, the Company announced that the Company had received regulatory approval to commence operations in Taunton, Massachusetts at the expanded cultivation facility of CAC, a wholly owned subsidiary of the Company. The regulatory approval added another 10,000 square feet of flower room and increased the Company’s overall flower canopy by more than 50%.
On November 30, 2020, the Company completed the sale of all membership interests of Yaris Acquisition, LLC d/b/a Blackbird (the “Blackbird Sale”) to Slam Dunk, a Nevada limited liability company controlled by a member of the board of directors of the Company (the “Board”), for a convertible senior secured promissory note with a principal amount of $10,000, and up to an additional $1,000 of additional funding amounts under the same note.
Prior to the Blackbird Sale in November 2020, through its Blackbird division, the Company provided end-to-end software and logistics solutions for the cannabis industry. The “My Blackbird” online portal provided a business-to-business (“B2B”) logistics platform for cultivators, brands and retailers to manage the downstream movement of products through the supply chain. Additionally, the Blackbird solutions suite connected brands and retailers with end consumers through the business-to-consumer (“B2C”) BlackbirdGo.com product. The Blackbird platform helped cannabis businesses build relationships with their retail customers through SMS and MMS messaging, customer loyalty programs, targeted marketing solutions, digital menus and online ordering and e-commerce. Blackbird also provided a B2C last mile solution in Nevada where it provided retail delivery services for cannabis retail businesses.
Baker is not currently a revenue-generating entity. The former Baker platform and technology was consolidated into Blackbird as a part of the integration of Blackbird into the Company following its acquisition in January 2019. Subsequent to the sale of Blackbird, the Company realigned the Baker entity to focus on the cannabis cultivation and extraction business, with the Baker business unit becoming part of the Company’s cannabis division.
In December 2020, the Company completed an internal restructuring to (i) simplify the corporate organizational structure, (ii) eliminate unnecessary or inactive entities and the associated costs related thereto, (iii) organize the Company’s business entities to better align with the Company’s business lines and operations and (iv) ring-fence risks within each such business line. Pursuant to a contribution agreement, the Company first contributed the membership interests of Sea Hunter, SF Ohio Inc., and Defender Marketing Services LLC to the newly formed JJ Blocker Co. Finally, JJ Blocker Co. was merged into the newly formed JJ Merger Co., a direct subsidiary of Jimmy Jang, with JJ Blocker Co. being the surviving corporation.
Financings
2021
Asset-based Revolving Credit Facility
On July 21, 2021, the Company’s subsidiary, Jupiter, entered into a new two-year, $10,000 asset-based revolving credit facility with Entrepreneur Growth Capital, LLC. Borrowings under the new credit facility bear interest at Prime plus 3.5% and are secured by Jupiter’s inventory, accounts receivable and related property. Jupiter’s existing senior and junior note creditors are subordinate in their security interests in Jupiter’s inventory, accounts receivable and related property; the existing note creditors will maintain the priority of their security interests in other Jupiter collateral. The new credit facility has a two-year initial term and will continue for successive one-year terms unless terminated by either party effective at the end of the then-current term. The loan terms provide for minimum monthly interest charges, and for borrowing base eligibility requirements, advance rates, fees, events of default and default interest rates that are common features in such facilities.
Competition
The Company’s businesses face competition from companies with varying resources, access to public markets, quality of management, geographic reach and strategic focus.
The Inhalation Technology business competes primarily with distributors of CCELL® vape hardware in the U.S. and Canada including Greenlane, 3Win Corp., Cannabrand Solutions and Hamilton Devices. Additionally, the Company competes with CCELL’s direct sales team in the Canadian market. The Company also competes with manufacturers of proprietary cannabis vaporization technologies such as Pax Labs and views manufacturers of tobacco vaporization technologies as potential future competitors. Product quality, innovation, pricing and availability are important differentiating factors in the vaporization hardware market. The Company believes its commitment to inhalation technology innovation, supply chain management expertise, highly focused sales team and ability to commit balance sheet resources for inventory positioning, among other factors, allows the Company to compete effectively for the wholesale B2B of the Company’s vape and inhalation customers. We do not anticipate any supply disruptions of identified material goods or equipment directly related to the Russian invasion of Ukraine as we do not knowingly source any materials specifically from either country.
The Company’s Cannabis business competes with hundreds of cultivators, manufacturers, distributors and retailers in the Massachusetts, Pennsylvania, and Ohio markets. These competitors range from small family-owned operations to well-capitalized publicly traded multi-state operators. The Company’s Cannabis business operates in states with regulations limiting the number of cannabis licenses that will be awarded, representing a barrier to entry for potential new market participants. The Company believes its partnerships with strong third-party brand companies seeking a presence in the state markets where it operates allows the Company’s Cannabis business to compete in each market. The Company utilizes its in-house expertise on behalf of its brand partners to receive product approvals, scale up production and sell products with effective promotion, packaging, pricing, placement and inventory availability.
As cannabis remains federally illegal in the U.S., businesses seeking to enter the industry face challenges when accessing capital. At present, relatively few sources of debt or equity capital and bank lending are available to fund operations in the U.S. cannabis sector. Nevertheless, the Company is well-capitalized, and management believes that significant capital and expertise is required to replicate the Company’s assets and capabilities, which are focused on providing business solutions to B2B customers building enduring brands in the highly competitive U.S. cannabis market.
Intellectual Property
The Company has developed multiple proprietary product features, technologies and processes to ensure the protection of its innovative and quality products. These proprietary technologies and processes include its cultivation and extraction techniques, product formulations and delivery and monitoring systems. While actively pursuing the patenting of these processes and materials, the Company ensures confidentiality through the use of non-disclosure and/confidentiality agreements.
Jupiter has spent considerable time and resources to establish a premium and recognizable brand amongst consumers and retailers in the cannabis industry. As of June 15, 2022, Jupiter had fourteen issued patents and thirty-seven pending U.S. and International patent applications, and six federally registered trademarks with the U.S. Patent and Trademark Office (“USPTO”). All issued patent and trademarks are further described below. Jupiter maintains an in-house legal team, as well as engages outside legal counsel, to actively monitor and identify potential infringements on its intellectual property.

Patents
As of June 15, 2022, Jupiter had fourteen issued patents and thirty-seven pending U.S. and international patent applications for its vaporizer devices and systems. The following table represents issued patents.
	Country	Patent No.	Issued Date	Duration of Patent	Title
1	U.S.	D800310	October 17, 2017	October 17, 2032	Electronic Vaporizer
2	U.S.	10398178	September 3, 2019	October 31, 2037	Electronic Vaporizer
3	U.S.	10750788	August 25, 2020	October 31, 2037	Electronic Vaporizer
4	U.S.	11044943	June 29, 2021	October 31, 2037	Electronic Vaporizer
5	U.S.	16573787	March 19, 2020	February 21, 2040	Pod Vaping System
6	U.S.	D908278	September 21, 2020	September 21, 2035	Electronic Vaporizer
7	U.S.	10689243	June 23, 2020	February 22, 2039	Metered Dispensing Device for Plant Extracts
8	U.S.	10875759	September 10, 2020	February 22, 2039	Metered Dispensing Device for Plant Extracts
9	European Union	DM/212544	February 5, 2021	November 16, 2035	Monolithic Electronic Vaporizer
10	U.S.	D942,677	February 1, 2022	February 1, 2037	Liquid Medical Device
11	European Union	DM/214262	May 19, 2021	February 9, 2036	Liquid Medical Device
12	Australia	202110730	May 14, 2021	February 12, 2031	Liquid Medical Device
13	U.S.	11131612	April 26, 2022	February 22, 2039	Metered Dispensing Device for Plant Extracts
14	U.S.	D948783	April 12, 2022	April 12, 2037	Monolithic Electronic Vaportizer
Trademarks
Additionally, as of June 15, 2022, Jupiter had six registered and two pending trademarks with the USPTO, all pertaining to use of the Jupiter brands and related goods associated with the Jupiter brands and/or names. The following table represents registered trademarks.
	Country	Registration Number / Serial Number	Registration Date	Duration of Trademark	Mark
1	U.S.	5326028	October 31, 2017	October 31, 2033	Liquid
2	U.S.	5367649	January 2, 2018	January 2, 2034	Liquid 9
3	U.S.	5218409	June 6, 2017	June 6, 2033	Tear Shape (design)
4	U.S.	5941427	December 24, 2019	December 24, 2025	Klik
5	European Union	18054132	September 5, 2019	September 5, 2029	Infinity
6	U.S.	90128914	January 4, 2022	January 4, 2028	Dose-cti

Environmental
The Company does not anticipate that environmental protection requirements will have a material financial or operational effect on its capital expenditures, earnings and competitive position in the current financial year or in future years.
Human Capital
When it comes to recruiting and retaining top talent, the Company strives to be an employer of choice. The Company’s organizational culture is led by defined core values, including productivity, profitability and growth. The Company’s aim is to offer a culture and careers that raise the standard of employment success, where taking care of its people and doing what’s right for the business are complimentary imperatives.
Workforce
As of June 15, 2022, Company employees worked within five divisions: Corporate Headquarters, Jupiter, Cannabis Massachusetts, Cannabis Pennsylvania, and Cannabis Ohio. The Company’s workforce has 390 workers in total, of which 382 workers are full-time. The combination of employees working onsite and remotely covers sixteen states, plus Toronto, Canada.
The Company’s employees hold a broad range of knowledge and skill sets, with educational backgrounds ranging from associate degrees to post-doctorate degrees in their respective fields. The Company’s employee onboarding and training programs uphold the Company’s high-performance standards.
None of the Company’s employees are covered by collective bargaining agreements. Management considers its relations with employees to be good.
Total Rewards and Wellness
The Company has sixteen organizational levels/pay grades, each with a broad band base pay range. In addition, the Company believes in aligned incentives and utilizes employee stock plans and annual bonuses for long- and short-term incentive to retain crucial talent and align the Company’s eligible employees with the Company’s shareholders’ interests. The Company offers a comprehensive package of company-sponsored employee benefits. Eligibility depends on the employee’s full-time or part-time status and location as well as other factors. The Company’s employee benefits include paid leave; incentive bonuses; equity awards; medical, dental and vision plans; incentive spending accounts; disability, life and supplemental insurance; employee assistance programs; and other market competitive components.
Diversity, Equity and Inclusion
The Company has a strong, employee-centered culture built by inspiring people. The Company is committed to sustaining a business environment that is respectful, welcoming, equitable and supportive for a diverse range of people. By fostering diversity and leveraging the value of diversity with equity and inclusion, the Company drives better ideas, positive business results and improved service through a deeper connection with the Company’s customers. The Company is formulating strategies and tactics to leverage diversity, equity and inclusion in the Company’s workplace, workforce, customers, communities and vendors. Women and people of color (racial/ethnic minority groups) comprise 55% of the Company’s workforce. People with disabilities and military veterans make up 5% and 2% of the Company’s workforce, respectively.
Legal and Regulatory Matters
Regulatory Overview
In accordance with Staff Notice 51-352 Issuers with U.S. Marijuana-Related Activities (the “Staff Notice”), below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where the Company is currently involved through its subsidiaries. The Company or its subsidiaries are, recently were or are expected to be directly engaged in the manufacture, possession, use, sale or distribution of cannabis in the states of Massachusetts, Pennsylvania and Ohio. The Company is in compliance with the applicable state regulatory framework and licensing requirements for each of the states of Massachusetts, Pennsylvania and Ohio.
The Company also has ancillary involvement in the marijuana industry through the products and services it provides to customers in the following states and U.S. territories: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Indiana, Illinois, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, Puerto Rico, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wisconsin and West Virginia. The Company is not aware of any non-compliance by its customers with any applicable licensing requirements or regulatory framework enacted by each of these respective states.
In accordance with the Staff Notice, the Company will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding marijuana regulation. Any non-compliance, citations or notices of violation which may have an impact on the Company’s licenses, business activities or operations will be promptly disclosed by the Company.
Regulation of Cannabis in the U.S. Federally
The U.S. federal government regulates drugs through the CSA (21 U.S.C. § 811). Pursuant to the CSA, cannabis is classified as a Schedule I controlled substance. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the U.S., lacks safety for use under medical supervision and has a high potential for abuse. The Department of Justice (“DOJ”) defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.”
The FDA has not approved cannabis as a safe and effective drug for any use.
Canada has federal legislation which uniformly governs the cultivation, processing, distribution, sale and possession of both medical and recreational cannabis under the Cannabis Act, as well as various provincial and territorial regulatory frameworks that further govern the distribution, sale and consumption of recreational cannabis within the applicable province or territory. In contrast, cannabis is only permissively regulated at the state level in the U.S.
State laws in the U.S. regulating cannabis are in direct conflict with the CSA, which prohibits cannabis use and possession. Although certain states and territories of the U.S. authorize medical and/or recreational cannabis cultivation, manufacturing, production, distribution and sales by licensed or registered entities, under U.S. federal law, the cultivation, manufacture, distribution, possession, use, and transfer of cannabis and any related drug paraphernalia, unless specifically exempt, is illegal and any such acts are criminal acts under the CSA. Although the Company’s activities are compliant with applicable U.S. state law, strict compliance with state laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.
The risk of federal enforcement and other risks associated with the Company’s business are described in “Risk Factors.”
Legal Advice in Accordance with the Staff Notice
Legal advice has been obtained by the Company regarding applicable U.S. federal and state law.
Regulation of Cannabis at State Levels
Below is a summary of the licensing and regulatory framework in the markets where, as of June 15, 2022, the Company held licenses and had direct or indirect involvement with the U.S. cannabis industry, followed by outlines of the regulatory framework in each of the relevant states.

State	License Type held Directly and Indirectly by Company	Number of Licenses Allowed by Law in State	Number of Licenses/ Applications arising out of Company Direct and Indirect Involvement
Massachusetts	Vertically Integrated Medical Marijuana Treatment Center Cultivator, Product Manufacturer, Retailer (Adult-Use)	A Person or Entity Having Direct or Indirect Control may not hold more than three licenses of the same license type
3 Medical Marijuana Treatment Centers (2 open; 1 final license);
4 adult-use Marijuana Establishment Final licenses with authorization to commence operations
(1 cultivator license;
1 product manufacturer license; and 2 retailer licenses; all operational)

Ohio	Stand Alone Processor (Medical)	A person, entity or subsidiary thereof may only hold a financial interest in or be an owner of one processor license	1 license
Pennsylvania	Grower/Processor (Medical)	A person may only be issued one grower/processor license	1 license
Massachusetts
Massachusetts became the eighteenth state to legalize medical marijuana when voters passed a ballot measure in 2012. Adult-use (recreational) marijuana is legal in Massachusetts as of December 15, 2016, following the passage of a ballot initiative in November of that year. The CCC, a regulatory body created in 2016, oversees both the Medical Use of Marijuana Program and the Adult Use of Marijuana Program.
Under the Medical Use of Marijuana Program, a Medical Marijuana Treatment Center (“MTC”) is required to be vertically integrated, such that a single MTC license holder must cultivate, manufacture and dispense medical marijuana and marijuana products to registered, qualifying patients and personal caregivers. Pursuant to the CCC’s regulations, no Person or Entity Having Direct or Indirect Control over the MTC’s operations may be granted or hold more than three MTC Licenses.
Under the Adult Use of Marijuana Program, vertical integration is not required, and therefore multiple types of adult-use Marijuana Establishment (“ME”) licenses exist. The Marijuana Cultivator (Indoor or Outdoor), Marijuana Product Manufacturer and Marijuana Retailer licenses cover the three main operational license types (cultivation, manufacturing and retail sales). ME Licenses, subject to certain ownership requirements, are also available for Independent Testing Laboratories, Marijuana Research Facilities, Marijuana Transporters (Third-Party or Existing Licensee), Craft Marijuana Cooperatives, Marijuana Couriers, Marijuana Delivery Operators, Social Consumption Establishments (once authorized by municipalities and an application is released by the CCC) and Marijuana Microbusinesses. No Person or Entity Having Direct or Indirect Control over the ME’s operations may be granted or hold more than three licenses in a particular class of license, except as otherwise specified in the applicable regulations. In addition, any Person or Entity Having Direct or Indirect Control, or Licensee, is limited to a total of 100,000 square feet of cultivation “canopy” distributed across no more than three adult-use Marijuana Cultivator Licenses and three MTC Licenses.
The Company, through its wholly owned subsidiary CAC, holds two operational vertically integrated MTC licenses, in Brockton and Taunton and one final MTC license, not yet operational, in Cambridge. CAC has also received final licenses (including authorization to commence operations) for its adult-use retailer operations in Taunton and Brockton, as well as its adult-use cultivator and product manufacturer operations in Taunton. The Company is currently seeking post final inspection approval from the CCC to commence medical cannabis retail sales in Cambridge. The Company is in compliance with Massachusetts state law and the related licensing framework.

Ohio
On June 8, 2016, former Ohio Governor John Kasich signed HB 523 into law, sanctioning the use of marijuana for limited medical purposes and establishing a commercial marijuana regulatory regime. Qualifying conditions for access to medical marijuana under the program include, but are not limited to, chronic and severe pain, post-traumatic stress disorder and cancer. Ohio’s medical cannabis program is regulated by both the Ohio Department of Commerce (“Department of Commerce”) and the Ohio Board of Pharmacy (“Ohio Board”). The Department of Commerce is responsible for licensing cultivators, processors and testing laboratories, while the Ohio Board is responsible for registering patients and caregivers as well as licensing medical marijuana dispensaries. Final regulations governing the program, including applications for business licensure, the operation of commercial medical cannabis establishments, physician certifications and patient registration have been adopted.
Ohio’s medical cannabis program allows businesses to be structured as for-profit entities and does not impose residency requirements for investment or ownership in a commercial cannabis license. Ohio’s licensing structure permits, but does not require, vertical integration. Each license (cultivation, processor and dispensary) is issued on an individual basis for each facility type/function. There are three different types of processors — stand-alone, vertically integrated facilities and a plant-only processor, which is a cultivator who distributes plant material directly to dispensaries. Common ownership between cultivation, processing and dispensing licenses is permitted, but prohibited for cannabis testing licensees. However, no one entity or person may own, have a financial interest in or significantly influence or control the activities of more than one cultivation license, more than one processing license or more than five dispensary licenses at any given time.
In March 2021, the Company completed its acquisition of Standard Farms OH, a licensed stand-alone processor in Ohio. Standard Farms OH engages in the production, possession, use, sale and distribution of cannabis products in Ohio’s medicinal cannabis marketplace. The Company is in compliance with Ohio state law and the related licensing framework.
Pennsylvania
In April of 2016, Pennsylvania’s Governor Tom Wolf signed the commonwealth’s first medical marijuana bill into law. The medical program created a commercial system for a limited number of businesses and permits physicians to recommend cannabis for a limited number of qualifying conditions. The Pennsylvania Department of Health ( “PA DOH”) regulates medical marijuana businesses in the commonwealth and issues two types of primary licenses: a medical marijuana grower/processor license and a medical marijuana dispensary license. The PA DOH also issues a third type of license called a Clinical Registrant License. The Clinical Registrant license is a combination of a grower/processor license and a dispensary license that is limited to applicants who have established a partnership with an accredited medical school in Pennsylvania. Under new legislation, the PA DOH will issue up to ten Clinical Registrant Licenses, with each such licensee eligible for only one grower/processor license and one dispensary license (one Clinical Registrant dispensary license allows up to six dispensary locations).
For licensing purposes, the PA DOH split the commonwealth into six regions. The state limits the total number of medical marijuana organizations to twenty-five grower/processor licenses and fifty dispensary licenses commonwealth-wide. Each dispensary license is permitted to have up to three dispensary sites for a total of 150 potential dispensary locations throughout Pennsylvania. For each dispensary license, the locations must be within the region where the license was awarded. For medical marijuana grower/processor licenses, the location is limited to the region where the license was awarded, but distribution is permissible across all regions. Residency is not required to operate a medical marijuana organization in Pennsylvania. Vertical integration is limited, as the PA DOH may not issue more than five grower/processor businesses dispensary permits. In addition, a single entity may not hold more than one grower/processor permit nor more than five dispensary permits.
On June 30, 2021, Governor Wolf signed legislation, HB 1024, into law expanding the ability of patients to access medical cannabis and extending certain policies that were temporarily enacted during the beginning of the COVID-19 pandemic. Under the new law, Clinical Registrant Licenses have been expanded from eight to ten. Additionally, dispensaries are allowed to offer cannabis curbside deliveries; patients can obtain a ninety day instead of the previous thirty day supply for cannabis and the five person cap on the number of patients that a caregiver can serve would also be removed indefinitely. Patients can also now consult with authorizing physicians via video conferencing. Those who act as caregivers under the law are no longer restricted to servicing five patients or fewer. The law also expands the pool of eligible conditions to include cancer remission therapy and CNS-related neuropathy as well as eliminates provisions that previously required chronic pain patients to try conventional prescription pain medications prior to using cannabis. Additionally, the law makes it easier for producers to remove contaminants such as yeast and mold from medical marijuana, to turn it into products that are topical in form, not to be inhaled or ingested. The law also expands the number of research facilities that are studying patient response to the drugs.
In Pennsylvania, the Company holds a medical marijuana grower/processor license through its wholly owned subsidiary, Standard Farms PA, which operates 33,500 square feet of greenhouse. The Company is in compliance with Pennsylvania state law and the related licensing framework.
Company Compliance Program
The Company is classified as having direct, indirect and ancillary involvement in the U.S. marijuana industry and is in material compliance with applicable licensing requirements and the regulatory framework enacted by each U.S. state in which it operates. The Company is not subject to any citations or notices of violation with applicable licensing requirements or the regulatory framework enacted by each applicable U.S. state which may have an impact on its licenses, business activities or operations.
The Company’s General Counsel or any other individual appointed by them oversees, maintains, and implements the Company’s compliance program and personnel. In addition to the Company’s internal legal and compliance departments, the Company has state and local regulatory/compliance counsel engaged in every jurisdiction in which it operates.
The Company’s General Counsel or any other individual appointed by them oversees compliance training for all employees, such training includes, but is not limited to, on the following topics:
•
compliance with state and local laws;

•
safe cannabis use;

•
dispensing procedures;

•
security and safety policies and procedures;

•
inventory control;

•
seed-to-sale training sessions;

•
recordkeeping;

•
responsible vendor training;

•
quality control;

•
transportation procedures; and

•
extensive ingredient and product testing, often beyond that required by law to assure product safety and accuracy.

The Company’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized and properly trained employees are allowed to access the Company’s computerized seed-to-sale system.
The Company’s General Counsel or anyone appointed by them monitors all compliance notifications from the regulators and inspectors in each market, timely resolving any issues identified. The Company keeps records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.
Further, the Company has created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for handling cash, performing inventory and cash reconciliation, ensuring the accuracy of inventory tracking and recordkeeping. The Company maintains accurate records of its inventory at all licensed facilities. Adherence to the Company’s standard operating procedures is mandatory and ensures that the Company’s operations are compliant with the applicable state and local laws, regulations, ordinances, licenses, rules and other requirements. The Company ensures adherence to standard operating procedures by regularly conducting internal inspections and ensures that any issues identified are resolved quickly and thoroughly.
In January 2018, U.S. Attorney General, Jeff Sessions rescinded the Cole Memorandum. The rescission of the Cole Memorandum and other Obama-era prosecutorial guidance did not create a change in federal law, as the Cole Memorandum was never legally binding; however, the revocation removed the DOJ’s guidance to U.S. Attorneys that state-regulated cannabis industries operating substantively in compliance with the Cole Memorandum’s guidelines should not be a prosecutorial priority. As an industry best practice, despite the rescission of the Cole Memorandum, the Company continues to do the following to ensure compliance with the guidance provided by the Cole Memorandum:
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ensure the operations of its subsidiaries and business partners are compliant with all licensing requirements that are set forth with regards to cannabis operation by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, the Company retains appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable laws and regulations;

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the activities relating to cannabis business adhere to the scope of the license obtained — for example, in the states where only medical cannabis is permitted, the products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis; and in the states where cannabis is permitted for adult recreational use, the products are only sold to individuals who meet the requisite age requirements;

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the Company only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs and cartels; and

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the Company conducts reviews of products, product packaging and transactions to ensure that the products comply with applicable regulations, contain necessary disclaimers about the contents of the products and provide requisite educational material to mitigate adverse public health consequences from cannabis use and prevent impaired driving.

On November 7, 2018, Jeff Sessions resigned from his position as Attorney General. The next Attorney General, William Barr, stated that he does not intend “go after” parties who are involved in the cannabis business and are compliant with state law in reliance on the Cole Memorandum. Under President Biden’s administration and his appointed Attorney General, Merrick Garland, DOJ rhetoric around cannabis has largely returned to the Obama-era rhetoric even if a new prosecutorial guidance memorandum has not been re-issued. During his Senate confirmation, Merrick Garland told Senator Cory Booker (D-NJ) that, “It does not seem to me useful the use of limited resources that we have to be pursuing prosecutions in states that have legalized and are regulating the use of marijuana, either medically or otherwise.” Such statements are not official declarations or policies of the DOJ and are not binding on the DOJ, on any U.S. Attorney or on the U.S. federal courts, and substantial uncertainty regarding U.S. federal enforcement remains. To date, there has been no new federal cannabis memorandums issued by the Biden Administration or any published change in federal enforcement policy. Regardless, the federal government of the U.S. has always reserved the right to enforce federal law regarding the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. Although the rescission of the Cole Memorandum does not necessarily indicate that marijuana industry prosecutions are now affirmatively a priority for the DOJ, there can be no assurance that the U.S. federal government will not enforce such laws in the future.
In the absence of a uniform federal policy, as had been established by the Cole Memorandum, numerous U.S. Attorneys with state-legal marijuana programs within their jurisdictions have announced enforcement priorities for their respective offices. For instance, Andrew Lelling, former U.S. Attorney for the District of Massachusetts through February 2021, stated that while his office would not immunize any businesses from federal prosecution, he anticipated focusing the office’s marijuana enforcement efforts on: (1) overproduction; (2) targeted sales to minors; and (3) organized crime and interstate transportation of drug proceeds. Other U.S. Attorneys provided less assurance, promising to enforce federal law, including the CSA in appropriate circumstances.
The Company will continue to monitor compliance on an ongoing basis in accordance with its compliance program and standard operating procedures. While the Company’s operations are in full compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under U.S. federal law. For the reasons described above and the risks further described in the Risk Factors section below, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all of the risk factors contained in Risk Factors.
Available Information
The Company’s website address is www.tiltholdings.com. Through this website, the Company’s filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed or furnished to the SEC. The information provided on the Company’s website is not part of this registration statement. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Additional information related to the Company is also available on SEDAR at www.sedar.com.

ITEM 1A.   RISK FACTORS
The risks and uncertainties described below could materially and adversely affect our business, financial condition and results of operations and could cause actual results to differ materially from our expectations. The risk factors described below include the considerable risks associated with the current economic environment and the related potential adverse effects on our financial condition and results of operations. You should read these risk factors in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and related notes included in this registration statement on Form 10. There also may be other factors that we cannot anticipate or that are not described in this registration statement generally because we do not currently perceive them to be material. Those factors could cause results to differ materially from our expectations.
Summary of Risk Factors
Our business is subject to a number of risks and uncertainties which you should evaluate before making a decision to invest in our Common Shares. This summary does not address all of the risks related to our business. Additional discussion of the risks summaries may be found under the “Risk Factors” section and elsewhere in this registration statement, and should be carefully considered before making a decision to invest in our Common Shares. These risks include, among others:
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We are subject to those risks inherent in an agricultural business.

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Some of our planned business activities, while compliant with applicable U.S. state and local law, are illegal under U.S. federal law. Third parties may fail to establish or maintain business relationships with us, which could have a material adverse effect on us. Banks and other financial institutions which service the cannabis industry are at risk of violating certain financial laws, including anti-money laundering statutes, and if we do not have access to the U.S. banking system, our business and operations could be adversely affected.

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Regulatory changes may adversely affect our profitability or cause us to cease operations entirely.

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We are subject to changes in laws, regulations and guidelines which could adversely affect our future business, financial conditions and operations.

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Reclassification of cannabis in the U.S. could adversely impact our business and growth strategy.

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We may be subject to federal and state forfeiture laws which, if exercised, could have a material adverse impact our operations.

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Our operations in the U.S., and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada.

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State regulatory agencies may require us to post bonds or significant fees, which may be economically prohibitive.

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The success of our business strategy depends on the legality of the cannabis industry.

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Public opinion and perception may significantly influence government policy and regulation of the cannabis industry, which could have a material adverse effect on our business, results of operations and prospects.

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We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

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We face intense competition from other companies and increasing legalization of cannabis and rapid growth and consolidation in the cannabis industry may further intensify competition.

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The Rohrabacher-Farr Amendment may not be renewed, potentially resulting in DOJ enforcement activities against entities in the cannabis industry.

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We could be materially adversely impacted due to restrictions under U.S. border entry laws.

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Uncertainty in regulatory changes in relation to vaporization devices could result in an impact to our interstate commerce, registration and revenue reporting requirements, and potential excise tax liability.

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We are dependent on regulatory approvals and licenses to conduct our business, and there is no assurance that our licenses will be issued, extended or renewed by each applicable regulatory authority.

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Future research may lead to findings that vaporizers, electronic cigarettes and related products are not safe for their intended use.

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We may be required to disclose personal information of investors to government or regulatory entities or face the possibility of a license being revoked or cancelled.

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Increased prices and inflation could negatively impact our margin performance and our financial results.

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We may incur significant tax liabilities due to limitations on tax deductions and credits under the applicable sections of the Internal Revenue Code.

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We are a holding company and are dependent on the earnings and distributions by our subsidiaries.

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Our actual financial position and results of operations may differ materially from the expectations of our management.

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We have incurred substantial indebtedness and may not be able to refinance, extend or repay this indebtedness on a timely basis or at all.

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We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.

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Our reliance on third-party suppliers and loss of these suppliers, manufacturers and contractors may have a material adverse effect on our business and operational results.

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There is no assurance that we will be able to develop our products, which could prevent us from ever becoming profitable.

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There is no assurance that we will turn a profit or generate immediate revenues.

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Our growth and development may be hindered by applicable limitations on ownership of licenses.

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The results of future clinical research may be unfavorable to cannabis which may have a material adverse effect on the demand for our products.

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If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to our U.S. operations, which would materially adversely affect our prospects and on the rights of our lenders and securityholders.

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We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity.

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There remains doubt and uncertainty that we will be able to legally enforce contracts we enter into.

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We have been or may become subject to litigation, including for possible product liability claims, which may have a material adverse effect on our reputation, business, results from operations and financial condition.

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Failure to comply with applicable environmental laws, regulations and permit requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

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We are highly dependent on certain key personnel and if we are unable to attract and retain key personnel, we may not be able to compete effectively in the cannabis market.

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The market price of our securities may be volatile and subject to wide fluctuations.

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Our probable lack of business diversification could have a material adverse effect on our business.

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Our industry is experiencing rapid growth and consolidation that may cause us to lose key relationships and intensify competition.

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We may not be able to secure adequate or reliable sources of funding required to operate our business and meet consumer demand for our products.

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Product recalls could result in a material and adverse impact on our business, financial condition and results of operations.

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Our officers and directors may be engaged in a range of business activities which could result in a conflict of interest.

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Management may not be able to successfully implement adequate internal controls over financial reporting.

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We face costs of maintaining a public listing and being a reporting company in Canada and the U.S. which could adversely affect our business, financial condition and results of operations.

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We face risks related to our insurance coverage and uninsurable risks.

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The impact of the COVID-19 pandemic on us and our operations is uncertain and may adversely affect our business and financial condition.

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Our operations and financial condition could be adversely impacted by a material downturn in global financial conditions.

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We may be subject to risks related to the protection and enforcement of our intellectual property rights, and may become subject to allegations that we are in violation of intellectual property rights of third parties.

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We will be reliant on information technology systems and may be subject to damaging cyber-attacks or security breaches.

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We may not be able to successfully identify and execute future acquisitions or disposition, or to successfully manage the impacts of such transactions on our operations.

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We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

Risks Related to Regulation and the Cannabis Industry
The success of our business strategy depends on the legality of the cannabis industry.
The success of our business strategy depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. At the federal level, it currently does not appear that the risk of federal enforcement will be significantly altered by President Biden’s administration and his newly appointed Attorney General, Merrick Garland. To our knowledge, there are to date a total of thirty-seven states and the District of Columbia, Puerto Rico, the Northern Mariana Islands, the U.S. Virgin Islands, and Guam that have legalized a form of comprehensive commercial medical or adult-use cannabis reform; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.
Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital. Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth targets, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect our business and growth.
Further, there is no guaranty that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict disbursement of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis-related legislation could adversely affect us and our business, results of operations, financial condition and prospects.
We are aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon our business, results of operations, financial condition or prospects.
The commercial, medical and adult-use cannabis industries are in their infancy and we anticipate such regulations will be subject to change as the jurisdictions in which we will carry on business mature. We have put in place a detailed compliance program which will we oversee, maintain and implement. In addition to our legal and compliance departments, we also have local regulatory/compliance counsel engaged in every jurisdiction in which we operate. Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Additionally, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for monitoring inventory at all stages of development and distribution. We will continue to monitor compliance on an ongoing basis in accordance with our compliance program, standard operating procedures and any changes to regulation in the cannabis industry.
Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at both the state and federal level. Our inability to respond to the changing regulatory landscape may cause us to not be successful in capturing significant market share and could otherwise harm our business, results of operations, financial condition or prospects.
We are subject to those risks inherent in an agricultural business.
Adult-use and medical marijuana are agricultural products. There are risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although our products are usually grown indoors under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of our products.
Some of our planned business activities, while compliant with applicable U.S. state and local law, are illegal under U.S. federal law.
We are engaged in the manufacturing, management, packaging/labeling, advertising, sale, transportation, storage and disposal of cannabis and are subject to laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment. Because the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal under U.S. federal law, and any such acts are criminal acts under federal law under any and all circumstances under the CSA, an investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment. We may also be deemed to be aiding and abetting illegal activities through the contracts we have entered into and the products that we intend to provide. As a result, U.S. law enforcement authorities, in their attempt to regulate the illegal use of cannabis and any related drug paraphernalia, may seek to bring an action or actions against us, including, but not limited to, aiding and abetting another’s criminal activities. The U.S. federal aiding and abetting statute provides that anyone who “commits an offense against the U.S. or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result of such an action, we may be forced to cease operations and be restricted from operating in the U.S., and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.
Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which with minimal due process, it could be subject to forfeiture.
In addition, companies providing goods and/or services to companies like us that are engaged in cannabis-related activities may, under threat of federal civil and/or criminal prosecution, suspend or withdraw their services. Any suspension of service and inability to procure goods or services from an alternative source, even on a temporary basis, that causes interruptions in our operations could have a material and adverse effect on our business, financial condition and results of operations.
Due to the classification of cannabis as a Schedule I controlled substance under the CSA, third parties may fail to establish or maintain business relationships with us, which could have a material adverse effect on us.
The parties with which we do business may perceive that they are exposed to reputational risk as a result of our cannabis business activities. While we have other banking relationships and believe that the services can be procured from other institutions, we may in the future have difficulty establishing or maintaining bank accounts or other business relationships. Failure to establish or maintain business relationships could have a material adverse effect on us.

Due to the classification of cannabis as a Schedule I controlled substance under the CSA, banks and other financial institutions which service the cannabis industry are at risk of violating certain financial laws, including anti-money laundering statutes, and if we do not have access to the U.S. banking system, our business and operations could be adversely affected.
We will be subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime Act (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Since the cultivation, manufacture, distribution and sale of cannabis remains illegal under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks or other financial institutions that provide cannabis businesses with financial services such as a checking account in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store proceeds, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. We may also be exposed to the foregoing risks.
In February 2014, FinCEN issued the FinCEN Memorandum providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of the Bank Secrecy Act. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. Although the FinCEN Memorandum remains in effect today, overall, the DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the DOJ’s current enforcement priorities could change for any number of reasons. A change in the DOJ’s enforcement priorities could result in the DOJ prosecuting banks and financial institutions for crimes that previously were not prosecuted. If we do not have access to the U.S. banking system, our business and operations could be adversely affected.
If our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under federal statutes noted or any other applicable legislation, which could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada, and subject us to civil and/or criminal penalties.
Potential violations of federal law resulting from cannabis-related activities include the U.S. Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the CSA), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Defending such a case has proven extremely costly, and potentially fatal to a business’ operations.
In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the U.S. were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada, and subject us to civil and/or criminal penalties. Furthermore, while there are no current intentions to declare or pay dividends on the Common Shares in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the U.S.) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time. We could likewise be required to suspend or cease operations entirely.
Reclassification of cannabis in the U.S. could adversely impact our business and growth strategy.
If marijuana is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, if cannabis is re-categorized as a Schedule II or other controlled substance, and the resulting re-classification would result in the requirement for U.S. FDA approval if medical claims are made for our products such as medical cannabis, then as a result, such products may be subject to a significant degree of regulation by the FDA and U.S. Drug Enforcement Administration (“DEA”). In that case, we may be required to be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. Obtaining the necessary registrations may result in delay of the cultivation, manufacturing or distribution of our anticipated products. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Failure to maintain compliance could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings. Furthermore, if the FDA, DEA, or any other regulatory authority determines that our products may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate in order to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.
If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that FDA would seek to regulate cannabis under the Food, Drug and Cosmetics Act of 1938. Additionally, FDA may issue rules and regulations, including good manufacturing practices related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify the efficacy and safety of cannabis. It is also possible that FDA would require facilities where medical use cannabis is grown to register with FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact they would have on the cannabis industry is unknown, including the costs, requirements and possible prohibitions that may be enforced. If we are unable to comply with the potential regulations or registration requirements prescribed by FDA, it may have an adverse effect on our business, prospects, revenue, results of operation and financial condition.
It is also possible that the federal government could seek to regulate cannabis under the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. The U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives may issue rules and regulations related to the use, transporting, sale and advertising of cannabis or cannabis products, including smokeless cannabis products.
We may be subject to federal and state forfeiture laws which, if exercised, could have a material adverse impact our operations.
Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, we will be potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state or local police force that wants to discourage residents from conducting transactions with cannabis-related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.
Members of our company located in states where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting and money laundering statutes and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Members and prospective members of our company should be aware of these potentially relevant federal and state laws in considering whether to invest in our company.
Our operations in the U.S. and any future operations or investments may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada.
Our operations in the U.S. and any future operations or investments may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the U.S. or any other jurisdiction, in addition to those described herein.
Further to the indication by CDS Clearing and Depository Services Inc. (“CDS”), Canada’s central securities depository for clearing and settling trades in the Canadian equity, fixed income and money markets, that it would refuse to settle trades for cannabis issuers that have investments in the U.S., the TMX Group, the owner and operator of CDS, subsequently issued a statement in August 2017 reaffirming that there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S., despite media reports to the contrary and that the TMX Group was working with regulators to arrive at a solution that will clarify this matter, which would be communicated at a later time. In February 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group announced the signing of a Memorandum of Understanding (“MOU”) with The Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSX Venture Exchange. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the U.S. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there is currently no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S. However, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of Common Shares to make and settle trades. In particular, we would become highly illiquid until an alternative was implemented, as investors would have no ability to affect a trade of securities through the facilities of the applicable stock exchange.
In the U.S., many clearing houses for major broker-dealer firms have refused to handle securities or settle transactions of companies engaged in cannabis-related business. This means that certain broker-dealers cannot accept for deposit or settle transactions in the securities of companies, which may inhibit the ability of investors to trade in our securities and could negatively affect the liquidity of our securities.
Any restrictions imposed by the NEO Exchange or other applicable exchange on our business of and/or the potential delisting of the Common Shares from the NEO Exchange or other applicable exchange or regulatory agency would have a material adverse effect on us and on the ability of holders of Common Shares to make trades.

Regulatory changes may adversely affect our profitability or cause us to cease operations entirely.
Our business activities will rely on newly established and/or developing laws and regulations in multiple jurisdictions. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause us to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, SEC, DOJ, the Financial Industry Regulatory Authority or other applicable federal, state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or non-medical purposes in the U.S. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of our ability to raise additional capital, create a public trading market in the U.S. for our securities or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment.
State regulatory agencies may require us to post bonds or significant fees, which may be economically prohibitive.
There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the cannabis business or industry of legal marijuana to post a bond or significant fees when applying, for example, for a dispensary license or renewal as a guarantee of payment of sales and franchise tax. We are not able to quantify at this time the potential scope for such bonds or fees in the states in which we currently or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of our business. Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability. Although we maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance does not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business, results of operations, financial condition or prospects.
Public opinion and perception may significantly influence government policy and regulation of the cannabis industry, which could have a material adverse effect on our business, results of operations and prospects.
Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the U.S., Canada or elsewhere. Public opinion and support for medical and adult-use marijuana has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use marijuana, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, legalization of medical marijuana as opposed to legalization in general). Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have a material adverse effect on our business, results of operations or prospects. There is no assurance that such adverse publicity reports or other media attention will not arise. A negative shift in the public’s perception of cannabis, including vaping or other forms of cannabis administration, in the U.S., Canada or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which we could expand. Also, the perception of negative health effects from the use of vaporizers to consume cannabis could result in state and local prohibitions on the sale of vaping products for an indefinite period of time. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, results of operations or prospects. Among other things, such a shift could also cause states that have already legalized medical and/or adult-use cannabis to reevaluate the extent of, and introduce new restrictions on, the permitted activities and permitted cannabis products within their jurisdictions, which may have a material adverse effect on our business, results of operations or prospects. Recent medical alerts by the Centers for Disease Control and Prevention (the “CDC”) and state health agencies on vaping related illness and other issues directly related to cannabis consumption could potentially create an inability to fully implement our expansion strategy or could restrict the products which we sell at our existing operations, which may have a material adverse effect on our business, results of operations or prospects.
We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.
As a relatively new industry, there are not many established operators in the medical and adult use cannabis industries whose business models we can follow or build upon. Similarly, there is no or limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.
Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could influence investors’ abilities to recover their investments.
We may face opposition from the pharmaceutical industry which could have an adverse impact on our business.
The cannabis industry (both adult-use and medical, together or individually) could face a material threat from the pharmaceutical industry, should cannabis displace other drugs or health products, or otherwise encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the movement in support of the adult-use and medical cannabis industries. In addition, the pharmaceutical industry may attempt to dominate the marijuana industry through the development and distribution of synthetic products which emulate the effects and treatment of organic marijuana. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the marijuana industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business. There may be unknown additional regulatory fees and taxes that may be assessed in the future. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have an adverse impact on our business.
We face intense competition from other companies and increasing legalization of cannabis and rapid growth and consolidation in the cannabis industry may further intensify competition.
The cannabis industry is undergoing rapid growth and substantial change, and the legal landscape for medical and recreational cannabis is rapidly changing internationally. An increasing number of jurisdictions globally are passing legislation allowing for the production and distribution of medical and/or recreational cannabis in some form or another. Entry into the cannabis market by international competitors might lower the demand for our products.
The foregoing legalization and growth trends in the cannabis industry has resulted in an increase in competitors, consolidation and formation of strategic relationships. Such acquisitions or other consolidating transactions could harm us in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share or forcing us to expend greater resources to meet new or additional competitive threats, all of which could harm our operating results. As competitors enter the market and become increasingly sophisticated, competition in the cannabis industry may intensify and place downward pressure on retail prices for products and services, which could negatively impact profitability.
We face and expect to continue to face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources, manufacturing and marketing experience than we have. In addition, there is potential that the cannabis industry will undergo consolidation, creating larger companies with financial resources, manufacturing and marketing capabilities and product offerings that are greater than ours. As a result of this competition, we may be unable to maintain our operations or develop them as currently proposed on terms that are considered acceptable. Increased competition by larger, better-financed competitors with geographic advantages could materially and adversely affect our business, financial condition and operations.
We may face risks associated with competitive criminal enterprises dealing in cannabis.
Our operations may be a source of competition with current criminal enterprises dealing in cannabis, including drug cartels. As a result, our operations may be an ongoing target of attacks specifically designed to impede the success of our products, and it may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of our operations may also make us subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect our results of operations and cash flow. Such conditions could also have a material impact on our investment returns.
The Rohrabacher-Farr Amendment may not be renewed, potentially resulting in DOJ enforcement activities against entities in the cannabis industry.
An appropriations rider contained in various federal appropriations and spending bills since 2014 (formerly known as the ‘Rohrabacher-Farr’ Amendment); now known as the Joyce Amendment (the “Amendment”) provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOJ cannot prosecute medical cannabis operators complying strictly with state medical cannabis laws. The Amendment does not protect state-legal adult-use businesses, and the DOJ maintains that it can still prosecute violations of the federal cannabis ban and continue cases already in the courts. If the Amendment expires and is not renewed, federal prosecutors could prosecute even compliant medical cannabis operators for conduct within the five-year statute of limitations. On September 30, 2021, the Amendment was renewed through the signing of a stopgap spending bill, H.R.5305 — Extending Government Funding and Delivering Emergency Assistance Act, effective through September 30, 2022. While this current appropriations rider only applies to jurisdictions authorizing medical cannabis-related activities, supportive legislators continue their efforts to amend future appropriations bills to extend the prohibition on the use of federal enforcement funds against the implementation of state cannabis programs regulating cannabis for either medical or adult-use purposes.
Pursuant to the Amendment, through September 2022, the DOJ was prohibited from expending any funds to prevent states from implementing their own medical cannabis laws. President Biden became the first president to propose a budget with the Amendment included. On September 30, 2021 and December 3, 2021, the Amendment was renewed through a pair of stopgap spending bills, with the most recent extension effective through September 30, 2022. If the Amendment or an equivalent thereof is not successfully included in the next or any subsequent federal omnibus spending bill, the protection which has been afforded thereby to U.S. medical cannabis businesses in the past would lapse, and such businesses would be subject to a higher risk of prosecution under federal law.
Although unlikely, there is a possibility that all amendments may be banned from federal omnibus spending bills, and if this occurs and the substantive provisions of the Amendment are not included in the base federal omnibus spending bill or other law, these protections would lapse.
We could be materially adversely impacted due to restrictions under U.S. border entry laws.
In the past, U.S. Customs and Border Protection (the “U.S. CBP”) was given the discretion to question Canadians entering the U.S. about their marijuana use and determine whether to use their response as a barrier to entry. Recently, the U.S. CBP has been focusing on the whole cannabis industry, including investors. Several highly publicized instances of U.S. CBP detaining and even banning Canadian investors from the U.S. have occurred in recent months. The restriction of travel to the U.S. of individuals affiliated with us, as well as our investors, would materially impair our ability to conduct business and could materially impact our results of operations.

Uncertainty in regulatory changes in relation to vaporization devices could result in an impact to our interstate commerce, registration and revenue reporting requirements, and potential excise tax liability.
On December 27, 2020, the U.S. government passed the 2021 Consolidated Appropriations Act. Part of this legislation modified the existing language of the Prevent All Cigarette Trafficking Act (“PACT Act”) and expanded the definition of “cigarette” to include “electronic nicotine delivery systems.” The newly added term “electronic nicotine delivery system” (“ENDS”), defined as a device intended to “deliver nicotine, flavor, or any other substance to the user inhaling from a device,” has extended the requirements of tobacco and tobacco products to electronic vaping devices that contain neither nicotine nor tobacco.
Under the amended PACT Act, ENDS are subject to the same federal and state registration mandates, monthly reporting requirements, and delivery restrictions as traditional cigarettes, including the prohibition on the use of the U.S. Postal Service (“USPS”) to deliver products directly to consumers.
The USPS has historically maintained an exception to this ban for tobacco products “mailed only … for business purposes between legally operating businesses that have all applicable State and Federal Government licenses or permits and are engaged in tobacco product manufacturing, distribution, wholesale, export, import, testing, investigation, or research …” (the “B2B Exception”) See 18 U.S.C. § 1716E(b)(3)(A)(i). In a proposed rule published on February 19, 2021, the USPS stated its intention to maintain this “business purposes exception” for ENDS. In advance of the final rule, on April 19, 2021, the USPS published guidance detailing the information required in an application for exception from the non-mailability provisions of the PACT Act for ENDS products. On October 21, 2021, the USPS released its Final Rule confirming the applicability of the B2B Exception for the mailing of ENDS between eligible businesses.
The effect of this change to the PACT Act could prevent the USPS from handling any package that contains ENDS shipped directly to a consumer. This could lead to a loss of carrier coverage and impact our inventory, the execution of our in-house brands and our overall revenue. While we retain both B2B and B2C relationships in this industry, it is undetermined what impact, if any, we will experience as individual states and merchants implement the registration, reporting, and shipping restrictions to comply with the PACT Act. Furthermore, although we continue to determine state-level applicability of the PACT Act, the jurisdictions in which we may be subject to excise tax in remains undetermined at this time.
We may be required to disclose personal information of investors to government or regulatory entities or face the possibility of a license being revoked or cancelled.
We may own, manage or provide services to various U.S. state-licensed cannabis operations. Acquiring even a minimal and/or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose investors’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a certain percentage of equity of the applicant. While certain states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations were to extend to us, investors would be required to comply with such regulations, or we could face the possibility that the relevant cannabis license could be revoked or cancelled by the applicable state licensing authority.
We are subject to changes in laws, regulations and guidelines which could adversely affect our future business, financial condition and operations.
Our operations will be subject to various state and federal laws, regulations and guidelines relating to the manufacturing, managing, packaging/labeling, advertising, selling, transporting, storing and disposing of cannabis, including laws and regulations relating to controlled substances, health and safety, the conduct of business operations and the protection of the environment. Achievement of our business objectives will be contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond our control may cause adverse effects to us.

We endeavor to comply with all relevant laws, regulations and guidelines. However, changes to such laws, regulations and guidelines due to matters beyond our control may cause adverse effects to our operations and there is no assurance that we will be able to comply or continue to comply with applicable regulations. To the best of our knowledge, we are in compliance or in the process of being assessed for compliance with all such state laws, regulations and guidelines as described elsewhere in this registration statement.
Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business.
Our business activities in all jurisdictions in which we operate are heavily regulated. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our business activities, including the power to limit or restrict business activities as well as impose additional requirements on our products and services. Our activities are routinely assessed for compliance with applicable regulatory requirements. Any failure of us to comply with applicable regulatory requirements could result in us becoming involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits and other contingencies could harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition, results or operations or prospects.
Adverse legal, regulatory or political changes could have a material adverse effect on our current and planned operations.
Achievement of our business objectives is contingent, in part, upon complying with other regulatory requirements enacted by governmental authorities and obtaining other required regulatory approvals. We will incur ongoing costs and obligations related to regulatory compliance. The regulatory regime which oversees cannabis is undergoing significant proposed changes and we cannot predict the impact of those changes on our business. Similarly, we cannot predict a timeline for securing the appropriate regulatory approvals and licenses for our products, or the extent of testing and documentation that may be required by government authorities. Any delays or failures in obtaining required regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business operations and finances. Failure to adapt and comply with regulations may result in additional costs for us through corrective measures, penalties and increased restrictions on our operations. In addition, changes to regulations, heightened enforcement thereof and other unanticipated events could have a material adverse effect on our operations and finances by requiring extensive changes to our operations, increasing compliance costs, generating material liabilities and effecting other aspects of our business that are currently unknown.
Products in certain of the segments in which we operate were recently developed and therefore the long-term health effects of their use have not been determined by the scientific community. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could have a material adverse effect on our business, results of operations and financial condition.
We may be subject to constraints on and differences in marketing our products under varying state laws.
There may be restrictions on sales and marketing activities imposed by government regulatory bodies that could hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of our consumer branding communications and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. Expansion of our business into new markets with different rules and regulations or distant from then-existing operations, may not succeed. Any such expansion may expose us to new operational, regulatory and/or legal risks. In addition, expanding into new localities may subject us to unfamiliar or uncertain local rules and regulations that may adversely affect our operations. For example, different localities may impose different rules on how cannabis may be cultivated, manufactured, processed, distributed and/or transported. Newly entered localities may also have competitive conditions, consumer preferences and spending patterns that are more difficult to predict or satisfy than the existing markets. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.
Future research may lead to findings that vaporizers, electronic cigarettes and related products are not safe for their intended use.
Vaporizers, electronic cigarettes and related products were recently developed and therefore the scientific or medical communities have had a limited period of time to study the long-term health effects of their use. Currently, there is limited scientific or medical data on the safety of such products for their intended use and the medical community is still studying the health effects of the use of such products, including the long-term health effects. If the scientific or medical community were to determine conclusively that use of any or all of these products pose long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation, reputational harm and significant regulation. Loss of demand for our product, product liability claims and increased regulation stemming from unfavorable scientific studies on cannabis vaporizer products could have a material adverse effect on our business, results of operations and financial condition.
Risks Related to our Business and Operations
We are a holding company and are dependent on the earnings and distributions by our subsidiaries.
We are a holding company as all of our assets are the capital stock of our subsidiaries in each of the markets that we operate in and/or hold or recently held licenses in the adult-use and/or medicinal cannabis marketplace in Massachusetts, Ohio and Pennsylvania; and have no material assets other than: (i) cash on hand; and (ii) ownership of our subsidiaries and minority interests in certain operating companies. As a result, our investors are subject to the risks attributable to our subsidiaries. As a holding company, we conduct substantially all of our business through our subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. To the extent that we require funds, and our subsidiaries and such other entities are restricted from making such distributions by applicable law, regulation or contract, or are otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition, as well as our ability to make distributions to our shareholders. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us. We have no earnings or dividend record and the ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. Dividends paid by us would be subject to tax and potentially withholdings. We do not anticipate paying any dividends in the foreseeable future.
Our business is dependent on suppliers and skilled labor.
Our ability to compete and grow will be dependent on our access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our management and may be greater than funds available to us, in which circumstance we may curtail or extend the timeframes for completing our capital expenditure plans. This could have an adverse effect on our business, financial condition, results of operations or prospects.

Our reliance on third-party suppliers and loss of these suppliers, manufacturers and contractors may have a material adverse effect on our business and operational results.
We will be reliant on third-party suppliers and vendors sourced from the open market to support our business and develop and manufacture our products. Due to the uncertain regulatory landscape for regulating cannabis in the U.S., these third-party suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for our operations due to the perceived risk of a business relationship with an entity whose regulatory status under federal or state law is subject to change. Loss of these suppliers, manufacturers and contractors may have a material adverse effect on our business and operational results, including due to increased costs resulting from a lower supply of available third-party suppliers, manufacturers and contractors on the open market.
Our actual financial position and results of operations may differ materially from the expectations of our management.
Our finances and operations may differ materially from management’s expectations. The process for estimating our revenue, net income and cash flow requires subjective judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. However, these assumptions may not prove to be accurate and other factors may affect our financial condition and operations.
We have incurred substantial indebtedness and may not be able to refinance, extend or repay this indebtedness on a timely basis or at all.
We have a substantial amount of existing indebtedness. As of June 15, 2022, we had a total indebtedness of $87,014. If we are unable to raise sufficient capital to repay these obligations at maturity and are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations, that any obligations that are convertible will be converted into equity or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, the lenders under such debt would have the right to exercise their rights and remedies to collect, which would include the ability to foreclose on our assets. Accordingly, a default by us would have a material adverse effect on our business, capital, financial condition and prospects and we would likely be forced to seek bankruptcy protection.
We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.
We expect to incur significant ongoing costs and obligations related to our investment in growth and regulatory compliance, which could have a material adverse effect on our operations, financial condition and cash flow. In addition, changes in regulations, heightened enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or generate material liabilities. Any of these occurrences could have a material adverse effect on our operations and financial condition. Our efforts to grow may prove to be more costly than expected, and we may not be able to increase our revenue sufficiently to offset higher operating expenses. We may incur significant losses in the future for a number of reasons, including other risks described herein, unforeseen expenses, compliance or operating difficulties, complications and delays, and other events presently unknown to us.
We are dependent on regulatory approvals and licenses to conduct our business, and there is no assurance that our licenses will be issued, extended or renewed by each applicable regulatory authority.
Our ability to grow, store and sell cannabis in the U.S. is dependent on our ability to obtain licenses in the relevant state and local jurisdictions to do so. We will be required to obtain or renew further government permits and licenses for our contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain, amend and renew permits and licenses will be contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. We may not be able to obtain, amend or renew permits or licenses that are necessary to our operations. Any unexpected delays or costs associated with the permitting and licensing process could impede our ongoing or proposed operations. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, we may be curtailed or prohibited from proceeding with our ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on our business, financial condition, results of operations or prospects.
There is no assurance that our licenses will be issued, extended or renewed by each applicable regulatory authority, or, if issued, extended or renewed on terms that are favorable to us. There is also no assurance that our licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by us could impede our ongoing or planned operations and have a material adverse effect on our business, financial condition, results of operations or prospects.
There is no assurance that we will be able to develop our products, which could prevent us from ever becoming profitable.
If we cannot successfully develop, manufacture and distribute our products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, we may not be able to develop market ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by us to achieve a low cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.
There is no assurance that we will turn a profit or generate immediate revenues.
There is no assurance that we will be profitable, earn revenues or pay dividends. We have incurred and anticipate that we will continue to incur substantial expenses relating to the development and operations of our business.
The payment and amount of any future dividends will depend upon, among other things, the results of our operations, cash flow, financial condition and variable and capital requirements. There is no assurance that future dividends will be paid and if dividends are paid, there is no assurance as to the amount of any such dividends.
Our growth and development may be hindered by applicable limitations on ownership of licenses.
In certain states, the cannabis laws and regulations limit not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person may own. For example, in Massachusetts, no person or entity having “direct or indirect control,” which includes a direct or indirect ownership interest of 10% or greater, may hold more than three licenses in a particular class, except as specified in the regulations. We believe that, where such types of restrictions apply, it may still capture significant share of revenue in the market through wholesale sales, exclusive marketing relations, provision of support services or other manners of arrangement with other industry participants. Nevertheless, such limitations on the acquisition or ownership of additional licenses within certain states or enforcement by regulators in certain states against such services arrangements may limit our ability to grow organically or to increase our market share in such states.
The results of future clinical research may be unfavorable to cannabis which may have a material adverse effect on the demand for our products.
Research regarding the medical and/or therapeutic benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that various articles, reports and studies support our beliefs regarding the medical and/or therapeutic benefits, viability, safety, efficacy and dosing of cannabis, future research and clinical trials may prove such statements to be incorrect or could raise concerns regarding cannabis. Further, the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception can be significantly influenced by scientific research or findings regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings will be favorable to the cannabis market or any particular product, or consistent with earlier research or findings. Future research studies and clinical trials may draw opposing conclusions to those stated in current research or reach negative conclusions regarding the medical and/or therapeutic benefits, viability, safety, efficacy, dosing or other facts related to cannabis, which could have a material adverse effect on the demand for our products, and therefore on our business, prospects, revenue, results of operation and financial condition.
We may incur significant tax liabilities due to limitations on tax deductions and credits under the applicable sections of the Internal Revenue Code.
Section 280E of the Internal Revenue Code, as amended (the “Code”), prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). Section 280E drastically increases federal taxes for cannabis businesses operating under state-sanctioned regulatory programs because they are generally not permitted to deduct their operating expenses and are barred from taking standard deductions available to most other businesses. As a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses. The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. We will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and may incur significant tax liabilities due to the application of Section 280E of the Code. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses. Consequently, there is no certainty that we will not be subject to Section 280E in the future, and accordingly, there is no certainty that the impact that Section 280E has on our margins will ever be reduced.
We, as a Canadian corporation existing under the laws of the Province of British Columbia, generally would be classified as a non-U.S. Corporation under general rules of U.S. federal income taxation. Section 7874 of the Code, however, contains rules that can cause a non-U.S. Corporation to be taxed as a U.S. corporation (“U.S. Corporation”) for U.S. federal income tax purposes. Under section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a non-U.S. Corporation) will nevertheless be treated as a U.S. Corporation for U.S. federal income tax purposes (such treatment is referred to as an “Inversion”) if each of the following three conditions are met: (i) the non-U.S. Corporation acquires, directly or indirectly, or is treated as acquiring under applicable U.S. Treasury Regulations, substantially all of the assets held, directly or indirectly, by a U.S. Corporation, (ii) after the acquisition, the former stockholders of the acquired U.S. Corporation hold at least 80% (by vote or value) of the shares of the non-U.S. Corporation by reason of holding shares of the acquired U.S. Corporation (taking into account the receipt of the non-U.S. Corporation’s shares in exchange for the U.S. Corporation’s shares), and (iii) after the acquisition, the non-U.S. Corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. Corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities. For this purpose, “expanded affiliated group” means a group of corporations where (i) the non-U.S. corporation owns stock representing more than 50% of the vote and value of at least one member of the expanded affiliated group, and (ii) stock representing more than 50% of the vote and value of each member is owned by other members of the group. The definition of an “expanded affiliated group” includes partnerships where one or more members of the expanded affiliated group own more than 50% (by vote and value) of the interests of the partnership. We intend to be treated as a U.S. Corporation for U.S. federal income tax purposes under section 7874 of the Code and expect to be subject to U.S. federal income tax on our worldwide income. However, for Canadian tax purposes, we are expected, regardless of any application of section 7874 of the Code, to be treated as a Canadian resident company (as defined in the Income Tax Act) for Canadian income tax purposes. As a result, we will be subject to taxation both in Canada and the U.S., which could have a material adverse effect on our financial condition and results of operations.
FDA regulation of medical cannabis may cause novel regulatory compliance and registration requirements.
FDA regulation of medical cannabis and the possible registration of facilities where medical cannabis is grown could negatively affect the medical cannabis industry, which would directly affect our financial condition. Should the federal government legalize cannabis for medical use, it is possible that FDA would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, FDA may issue rules and regulations including certified good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that FDA would require that facilities where medical cannabis is grown register with FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, it is unknown what the impact would be on the medical cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations or registration as prescribed by FDA it may have an adverse effect on our business, operating results and financial condition.
If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to our U.S. operations, which would materially adversely affect our prospects and on the rights of our lenders and securityholders.
Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to our U.S. operations, which would have a material adverse effect on us, our lenders and other stakeholders.
Additionally, there is no guarantee that we will be able to effectively enforce any interests that we may have in our other subsidiaries and investments. A bankruptcy or other similar event related to an entity in which we hold an interest that precludes such entity from performing its obligations under an agreement may have a material adverse effect on our business, financial condition or results of operations. Further, should an entity in which we hold an interest have insufficient assets to pay its liabilities, it is possible that other liabilities will be satisfied prior to the liabilities or equity owed to us. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on our business, financial condition or results of operations.
We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity.
We and our affiliates will be exposed to the risk that any of our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities that violate, (i) government regulations, (ii) manufacturing standards, (iii) federal and provincial healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for us to identify and deter misconduct by our and our affiliates’ employees and other third parties and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. We cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our or our affiliates’ employees, agents or business partners in violation of U.S. federal or state or local laws. If any such actions are instituted against us and we are not successful in defending or asserting our rights, those actions could have a material impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition or results of operations.
There remains doubt and uncertainty that we will be able to legally enforce contracts we enter into.
Due to the nature of our intended business and the fact that our contracts will involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, we may face difficulties in enforcing our contracts in federal and certain state courts. The inability to enforce any of our contracts could have a material adverse effect on our business, operating results, financial condition or prospects.

We have been or may become subject to litigation, including for possible product liability claims, which may have a material adverse effect on our reputation, business, results from operations and financial condition.
We may be named as a defendant in a lawsuit or regulatory action and may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability, business loss claims, and litigation, including class action lawsuits, such as those regarding the Telephone Consumer Protection Act. Any such losses could have a material adverse effect on our business, operations, sales, cash flow and financial condition.
Additionally, as a manufacturer, processor and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. Although we will have quality control procedures in place, we may be subject to various product liability claims, including, among others, that the products produced by us, or the products that will be purchased by us from third-party licensed producers, caused injury, illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our customers and consumers generally and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.
Monitoring and defending against legal actions, whether or not meritorious, can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Adverse outcomes in some or all of these actions may result in significant monetary damages or injunctive relief that could result in material liability or adversely affect our ability to conduct our business. Litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. Litigation, complaints, and actions involving either us and/or our subsidiaries, regardless of the outcome, could consume considerable amounts of financial and other corporate resources, adversely impact our reputation and have a material adverse effect on the market price of our Common Shares and our future cash flows, earnings, results of operations and financial condition.
Failure to comply with applicable environmental laws, regulations and permit requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.
We are subject to environmental regulations that mandate, among other things, the maintenance of air and water quality standards and land reclamation. The regulations also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.
Government environmental approvals and permits are currently, and may in the future be required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our proposed business activities or from proceeding with the development of our operations as currently proposed.
Failure to comply with applicable environmental laws, regulations and permit requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. We may be required to compensate those suffering loss or damage due to our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.
We may encounter unknown environmental risks.
There can be no assurance that we will not encounter hazardous conditions, such as asbestos or lead, at the sites of the real estate used to operate our businesses, which may delay the development of our businesses. Upon encountering a hazardous condition, work at our facilities may be suspended. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. If additional hazardous conditions were present, it would likely delay construction and may require significant expenditure of our resources to correct the conditions. Such conditions could have a material impact on our investment returns.
We are highly dependent on certain key personnel and if we are unable to attract and retain key personnel, we may not be able to compete effectively in the cannabis market.
Our success has depended and continues to depend upon our ability to attract and retain key management, including the chief executive officer (“CEO”), technical experts and sales personnel. We will attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in targeted areas. Our inability to attract and retain employees or engineering and technical support resources could have a material adverse effect on our business, operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect our financial condition, operations of the business and could limit our ability to develop and market our cannabis-related products. The loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. We do not maintain key person life insurance policies on any of our employees.
The market price of our securities may be volatile and subject to wide fluctuations.
The market price for our Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) actual or anticipated fluctuations in our quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of companies in the industry in which we operate; (iv) addition or departure of our executive officers and other key personnel; (v) release or expiration of lock-up or other transfer restrictions on outstanding Common Shares; (vi) sales or perceived sales of additional Common Shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; (viii) fluctuations to the costs of vital production materials and services; (ix) changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility; (x) operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; (xi) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets; and (xii) regulatory changes in the industry.
Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our Common Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which might result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely affected and the trading price of our Common Shares might be materially adversely affected.
Since our securities are currently listed on the OTCQX, our shareholders may face significant restrictions on the re-sale of our securities due to state “Blue Sky” laws.
Each state has its own securities laws, often called “Blue Sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. We do not know whether our Common Shares will be exempt from registration under the laws of any state. Since our Common Shares are currently quoted on the OTCQX, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for the Common Shares. There may be significant state Blue Sky law restrictions on the ability of investors to sell, and on purchasers to buy, the Common Shares. Investors should therefore consider the resale market for our Common Shares to be limited.
We may not be able to accurately forecast our operating results and plan our operations due to uncertainties in the cannabis industry.
We have a limited operating history and a history of net losses that make it difficult to make accurate predictions and forecasts about our business, operations and financial conditions. This difficulty is only compounded by the fact that the cannabis industry is continuously evolving. As a result of recent and ongoing regulatory and policy changes in the medical and adult-use marijuana industry, the market data available is limited and unreliable. Federal and state laws prevent widespread participation and hinder market research. Therefore, we must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. Market research and our projections of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of our management team. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations, financial condition or prospects.
Our probable lack of business diversification could have a material adverse effect on our business.
Because we are initially focused solely on developing our cannabis business, the prospects for our success will depend upon the future performance and market acceptance of our intended facilities, products, processes and services. Unlike certain entities that have the resources to develop and explore numerous product lines, operating in multiple industries or multiple areas of a single industry, we do not anticipate the ability to immediately diversify or benefit from the possible spreading of risks or offsetting of losses.
Our industry is experiencing rapid growth and consolidation that may cause us to lose key relationships and intensify competition.
The cannabis industry is undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm us in several ways, including the loss of strategic partners if they are acquired by or enter into relationships with a competitor, the loss of customers, revenue and market share, or us being forced to expend greater resources to meet new or additional competitive threats, all of which could harm our operations. As competitors enter the market and become increasingly sophisticated, competition in our industry may intensify and place downward pressure on prices for our products, which could negatively impact our profitability.
We may not be able to secure adequate or reliable sources of funding required to operate our business and meet consumer demand for our products.
There is no guarantee that we will be able to achieve our business objectives. Our continued development may require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of our current business objectives. There can be no assurance that additional capital or other types of financing will be available or that, if available, the terms of such financing will be favorable to us. In addition, from time to time, we may enter into transactions to acquire assets or shares of other corporations. These transactions may be financed wholly or partially with debt, which may increase our debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and pursue business opportunities, including potential acquisitions. Debt financings may also contain provisions which, if breached, may entitle lenders or their agents to accelerate repayment of loans and/or realize security over our assets. There is no assurance that we would be able to repay such loans in such an event or prevent the enforcement of security granted pursuant to such debt financing.
Product recalls could result in a material and adverse impact on our business, financial condition and results of operations.
Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise thereto. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Additionally, if one of our significant brands were subject to recall, the image of that brand and we could be harmed. Moreover, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses. A recall for any reason could lead to decreased demand for our products and could have a material adverse effect on our operations and financial condition.
We are reliant on key inputs, and any interruption of these services could have a material adverse effect on our finances and operational results.
Our business is dependent on several key inputs related to our growing operations as a vertically integrated U.S. based consumer packaged goods and pharmaceutical manufacturer in the cannabis industry including raw materials and supplies. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our business, financial condition and operations. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on our business, financial condition and operations.
Our ability to compete and grow will also be dependent on having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of equipment, parts and components. This could have an adverse effect on our financial results.
Our officers and directors may be engaged in a range of business activities which could result in a conflict of interest.
We may be subject to various potential conflicts of interest because some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.
In addition, we may also become involved in other transactions which conflict with the interests of our directors and the officers who may from time to time deal with persons, firms, institutions or companies with which we may be dealing, or which may be seeking investments like those desired by us. The interests of these persons could conflict with our interests. In addition, from time to time, these persons may be competing with us for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, our directors are required to act honestly, in good faith and in our best interests.
Management may not be able to successfully implement adequate internal controls over financial reporting.
We are or will be subject to various reporting and other regulatory requirements in Canada and the U.S. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act and requirements in Canada regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing we conduct in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of the Common Shares.
We face costs of maintaining a public listing and being a reporting company in Canada and the U.S. which could adversely affect our business, financial condition and results of operations.
As a public company with securities listed on the NEO Exchange, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the NEO Exchange require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. We may also elect to devote greater resources than we otherwise would have on communication and other activities typically considered important by publicly traded companies.
In addition, we are subject or will become subject to the reporting requirements, rules and regulations under applicable Canadian and U.S. securities laws. The requirements of existing and potential future rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly and may place undue strain on our personnel, systems and resources, which could adversely affect our business, financial condition and results of operations.
Our emerging growth company status and our smaller reporting company status allows us certain exemptions from various reporting requirements.
We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. We have elected to use this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies.
For as long as we continue to be an emerging growth company, we intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest of (i) the last day of the year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the first sale of the common equity securities pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”); (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and we have (a) a public float of less than $250 million or (b) annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available and (i) no public float or (ii) a public float of less than $700 million.
In the event that we are still considered a smaller reporting company at such time as we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but it will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.
We cannot predict if investors will find our Common Shares less attractive because we will rely on the exemptions available to emerging growth companies and smaller reporting companies. If some investors find our Common Shares less attractive as a result, then there may be a less active trading market for our Common Shares and our stock price may be more volatile.
Our business may be impacted by consumer perception of the cannabis industry, which we cannot control or predict.
We believe the cannabis industry is highly dependent upon consumer perception regarding the benefits, safety, efficacy and quality of the cannabis distributed for medical purposes to such consumers. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, political statements, media attention and other publicity (if accurate or with merit) regarding the consumption of cannabis products for medical purposes, including unexpected safety or efficacy concerns arising with respect to our products or the products of our competitors. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any product or consistent with earlier publicity.
Future research, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products, operations and financial condition. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity (if accurate or with merit), could have an adverse effect on any demand for our products which could have a material adverse effect on our business, financial condition and operations. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis for medical purposes in general or our products specifically or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed.
We may not be able to develop and maintain lasting relationships with consumers.
Our success depends on our ability to attract and retain customers. There are many factors which could impact our ability to attract and retain customers, including but not limited to brand awareness, our ability to continually produce desirable and effective cannabis products, the successful implementation of the our consumer-acquisition plan and the continued growth in the aggregate number of consumers purchasing cannabis products. Our failure to acquire and retain consumers could have a material adverse effect on our business, financial condition and operations.
We face risks related to our insurance coverage and uninsurable risks.
Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes, destruction from civil unrest and changes in the regulatory environment.

Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.
Although we intend to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which we may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.
Our web presence’s visibility is not limited by geography.
Internet websites are visible by people everywhere, not just in jurisdictions where the activities described therein are considered legal. As a result, to the extent we sell services or products via web-based links targeting only jurisdictions in which such sales or services are compliant with state law, we may face legal action in other jurisdictions which are not the intended object of any of our marketing efforts for engaging in any web-based activity that results in sales into such jurisdictions deemed illegal under applicable laws.
We may have increased labor costs based on union activity.
Labor unions are working to organize workforces in the cannabis industry in general. Currently, there is no labor organization that has been recognized as a representative of our employees. However, it is possible that certain retail and/or manufacturing locations will be organized in the future, which could lead to work stoppages or increased labor costs and adversely affect our business, profitability and our ability to reinvest into the growth of our business. We cannot predict how stable our relationships with U.S. labor organizations would be or whether we would be able to meet any unions’ requirements without impacting our financial condition. Labor unions may also limit our flexibility in dealing with our workforce. Work stoppages and instability in our union relationships could delay the production and sale of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.
Risks Related to COVID-19 Pandemic and Macro-Economic Conditions
The impact of the COVID-19 pandemic on us and our operations is uncertain and may adversely affect our business and financial condition.
We may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to the COVID-19 pandemic. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the ongoing COVID-19 pandemic, or a fear of any of the foregoing, could adversely impact our operations by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel and shipping disruptions and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how we may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which we are subject. Although we have been deemed essential and/or have been permitted to continue operating our facilities in the states in which we cultivate, process, manufacture and sell cannabis during the pendency of the COVID-19 pandemic, there is no assurance that our operations will continue to be deemed essential and/or will continue to be permitted to operate. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results, financial condition and the trading price of the Common Shares.
To date, there have been a large number of temporary business closures, quarantines and a general reduction in consumer activity in Canada, the U.S., Europe and China. The reduction in people’s ability and willingness to go into public to purchase cannabis at brick-and-mortar retail stores, travel to and work for us and our subsidiaries and provide other necessary services for the operation of our business as a result of the COVID-19 pandemic may have a material adverse effect on our business, results of operations and financial condition. The COVID-19 pandemic has caused companies and various international jurisdictions to impose travel, gathering and other public health restrictions. While these effects are expected to be temporary, the duration of the various disruptions to businesses locally and internationally and the related financial impact cannot be reasonably estimated at this time. Similarly, we cannot estimate whether or to what extent this COVID-19 pandemic and the potential financial impact may extend to countries outside of those currently impacted. We are actively assessing and responding where possible to the potential impact of the COVID-19 pandemic. Such public health crises can result in volatility and disruptions in global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, all of which could affect commodity prices, interest rates, credit ratings, credit risk and inflation. The risks to us of such public health crises also include risks to employee health and safety, a slowdown or temporary suspension of operations impacted by an outbreak, increased labor and fuel costs, regulatory changes or backlog, political or economic instabilities or civil unrest. At this point, the extent to which the COVID-19 pandemic will or may impact us is uncertain and these factors are beyond our control; however, it is possible that COVID-19 pandemic may have a material adverse effect on our business, results of operations and financial condition.
Our operations and financial condition could be adversely impacted by a material downturn in global financial conditions.
Global financial conditions have historically experienced extreme volatility. Economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favorable to us. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. Further, in such an event, our operations and financial condition could be adversely impacted.
Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and our operating costs and profit margins and the price of our securities. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.
Increased prices and inflation could negatively impact our margin performance and our financial results.
Increased inflation, including rising prices for raw materials and components, labor and energy increases the costs to manufacture and distribute our products and we may be unable to pass these costs on to our customers. Additionally, we are exposed to, but have not yet materially experienced, fluctuations in other costs such as labor and energy prices. If, in the future, inflation in these costs increases beyond our ability to control for them through measures such as implementing operating efficiencies, we may not be able to increase prices to sufficiently offset the effect of various cost increases without negatively impacting customer demand, thereby negatively impacting our margin performance and results of operations.
We may be adversely affected by boycotts, civil unrest and other geo-political disruptions.
We may be adversely affected by boycotts, civil unrest and other geo-political disruptions. These events may damage our properties, deny us access to an adequate workforce, increase the cost of energy and other raw materials, temporarily or permanently close our facilities, disrupt the production, supply and distribution of our products and potentially disrupt information systems.
If significant tariffs or other restrictions are placed on goods imported into the U.S. from China or any related counter-measures are taken by China, our revenue and results of operations may be materially harmed. Currently, the average tariffs on the majority of goods imported from China is 19.3%, which is significantly higher than before additional duties were imposed in 2018. These tariffs apply primarily to our vaporizer and vaporizer accessory products, and as a result, the cost of our products may increase. In addition, any such additional tariffs may also make our products more expensive for consumers, which may reduce consumer demand. We may need to offset the financial impact by, among other things, moving our product manufacturing to other locations where feasible, modifying other business practices or raising prices. If we are not successful in offsetting the impact of any such tariffs, our revenue, gross margins and operating results may be adversely affected.
In addition to tariffs, the COVID-19 pandemic has impacted, and may continue to impact, negatively the ability of suppliers in China to produce cannabis accessory products, including vaporizer and vaporizer accessories, and transport such products to our production facilities in a timely and cost-effective manner. Additionally, shipping disruptions have impacted, and may continue to impact, negatively our ability to deliver cannabis accessory products from our production facilities to our customers in a timely and cost-effective manner. Alternative sources of supply and transport have not been and may not continue to be available or financially feasible, which could impact product availability, increase the cost of our products, make products more expensive for consumers, and result in reduced consumer demand.
In late February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and trade actions against Russia, and the U.S. and certain other countries could impose further sanctions, trade restrictions and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof, as well as any counter measures or retaliatory actions by Russia in response, have caused and are likely to continue to cause regional instability and geopolitical shifts. Further, such conflict has materially adversely affected and is likely to continue to materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In particular, while it is difficult to anticipate the impact of any of the foregoing on us, the conflict and actions taken in response to the conflict could increase our costs, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.
Risks Related to our Intellectual Property and Information Technology
We may be subject to risks related to the protection and enforcement of our intellectual property rights and may become subject to allegations that we are in violation of intellectual property rights of third parties.
As long as cannabis remains illegal under U.S. federal law, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that we will ever obtain any protection of our intellectual property, whether on a federal, state or local level.
Ownership and protection of intellectual property rights is a significant aspect of our future success. Currently we rely on trade secrets, technical know-how and proprietary information that are not protected by patents to maintain our competitive position. We try to protect such intellectual property by entering into confidentiality agreements with parties that have access to it, such as business partners, collaborators, employees and consultants. If any of these parties breach these agreements, we may not have adequate remedies available. Additionally, our trade secrets and technical know-how, which are not protected by patents, may otherwise become known to or be independently developed by competitors, in which case our business, financial condition and operations could be materially adversely affected.
Unauthorized parties may attempt to replicate or otherwise obtain and use our products, trade secrets, technical know-how and proprietary information. Policing the unauthorized use of our current or future intellectual property rights and enforcing those rights could be difficult, expensive, time-consuming and unpredictable. Identifying unauthorized use of intellectual property rights is difficult and we may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, some or all of our current or future trademarks, patents, proprietary know-how, arrangements, agreements or other intellectual property rights seeking to protect us, may be found invalid, not infringed, unenforceable or anti-competitive in an infringement proceeding. An adverse result in any litigation or defense proceedings could put one or more of our current or future trademarks, patents or other intellectual property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could materially and adversely affect our business, financial condition and results of operations.
Other parties may claim that our products infringe on their proprietary and other protected rights. Such claims, if meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. We may also need to obtain licenses from third parties who allege that we have infringed on their lawful rights. As such, we may not be able to obtain or utilize such rights or licenses at all or on terms that are favorable to us.
We may be forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights.
We may be forced into litigation to enforce or defend our intellectual property rights, protect our trade secrets or determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operations. The existence and/or outcome of any such litigation could harm our business. Because the content of much of our intellectual property concerns cannabis and other activities that are not legal in some jurisdictions, we may face additional difficulties in defending our intellectual property rights. For instance, the USPTO does not allow trademarks directly related to cannabis and cannabis products to be registered due to the illegal nature of the business and products under federal law.
We will be reliant on information technology systems and may be subject to damaging cyber-attacks or security breaches.
We have and will continue to enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services regarding our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from many threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.
We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.
Given the nature of our products and our lack of legal availability outside of channels approved by applicable governmental and regulatory authorities, as well as the concentration of inventory in our facilities, there remains a risk of security as well as theft. If there was a breach in security systems and we become a victim of robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment, or if there was a failure of information systems or a component of information systems, could, depending on the nature of any such breach or failure, adversely impact our reputation, business continuity and results of operations. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increased expenses relating to the resolution and future prevention of such breaches and may deter potential consumers from choosing our products.
We are subject to laws, rules and regulations in the U.S. (such as the California Consumer Privacy Act (“CCPA”)) and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the CCPA and the privacy laws, rules and regulations of other jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition and operating results.
Risks Related to our Acquisitions and Growth Strategy
We may not be able to successfully identify and execute future acquisitions or dispositions, or to successfully manage the impacts of such transactions on our operations.
Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruptions of our ongoing business; (ii) distractions of management; (iii) we may become more financially leveraged; (iv) the anticipated benefits and cost savings may not be realized fully, or at all, and may take longer than expected; (v) an increase in the scope and complexity of our operations; and (vi) a loss or reduction of control over certain of our assets.
The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on our results of operations, business prospects and financial condition. A strategic transaction may result in a significant change to our business, operations and strategy. In addition, we may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.
We may complete additional acquisitions, enter into new lines of business and expand into new geographic markets and businesses, each of which may result in upfront costs and additional risks and uncertainties in our businesses.
We intend, if market conditions warrant, to grow our businesses by acquiring additional businesses, expanding existing products lines, entering into new product lines and entering new geographic markets. Attempts to expand our businesses involve a number of special risks, including some or all of the following:
•
the required investment of capital and other resources;

•
the diversion of management’s attention from our existing businesses;

•
the assumption of liabilities in any acquired business;

•
the disruption of our ongoing businesses;

•
entry into markets or lines of business in which we may have limited or no experience;

•
compliance with or applicability to our businesses of regulations and laws, including, in particular, regulations and laws in new states and localities, and a lack of experience in interacting with the regulatory authorities responsible for enforcing these regulations and laws; and

•
increasing demands on our operational and management systems and controls.

Because we have not yet identified these potential new acquisitions, product line expansions, and expansions into new geographic markets or lines of business, we cannot identify all of the specific risks we may face and the potential adverse consequences on us and any investments that may result from any attempted acquisition or expansion.
Our ability to complete strategic alliances or partnerships will be dependent on and may be limited by the availability of suitable candidates and capital.
We currently have, and may in the future enter, into partnerships or strategic alliances with third parties that we believe will complement or augment our existing business. Such partnerships or strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances or partnerships could result in the incurrence of additional debt, costs and contingent liabilities and there can be no assurance that future strategic alliances or partnerships will achieve, or that our existing strategic alliances or partnerships will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.
We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.
If we implement our business plan as intended, we may in the future experience rapid growth and development in a relatively short period of time. The management of this growth will require, among other things, continued development of our financial and management controls and information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. We intend to outsource resources and hire additional personnel to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our equity.

ITEM 2.
FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This management’s discussion and analysis (“MD&A”) of the financial condition and results of operations is for the three months ended March 31, 2022 and 2021 and the years ended December 31, 2021 and 2020.
It is supplemental to and should be read in conjunction with, the consolidated financial statements of the Company for the three months ended March 31, 2022 and 2021 and the years ended December 31, 2021 and 2020 and the accompanying notes for each respective period. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in thousands of U.S. dollars (“USD”, “$” or “US$”), except per share amounts, unless otherwise indicated.
This MD&A contains certain “forward-looking statements” and certain “forward-looking information” as defined under applicable securities laws. Please refer to the discussion of forward-looking statements and information set out under the heading “Disclosure Regarding Forward-Looking Statements” identified in this registration statement. As a result of many factors, the Company’s actual results may differ materially from those anticipated in these forward-looking statements and information.
Overview of the Company
TILT Holdings Inc. was incorporated under the laws of Nevada pursuant to NRS Chapter 78 on June 22, 2018. The Company was continued under the BCBCA pursuant to a Certificate of Continuance dated November 14, 2018. The Company’s head office is located in Phoenix, Arizona and its registered office is located in Vancouver, British Columbia.
The Company operates through two business divisions: Inhalation Technology and Cannabis. Inhalation Technology encompasses the Jupiter business, through which the Company sells vape and accessory products and services across thirty-seven states in the U.S., as well as Canada, Israel, South America and the European Union. The Cannabis division includes operations in Massachusetts at CAC, in Pennsylvania at Standard Farms PA and in Ohio at Standard Farms OH.
Through the Company’s CAC operations, the Company operates a vertically integrated marijuana facility in Taunton, Massachusetts, dually licensed for both medical and adult-use cultivation, manufacturing and retail sales and a dispensary, also dually licensed for both medical and adult-use retail sales, in Brockton, Massachusetts. CAC has another dispensary built out, but not yet operating, in Cambridge, Massachusetts. Through these facilities the Company produces, packages, and sells a variety of cannabis flower, vape cartridge, concentrate, edible and topical products via wholesale and retail to Massachusetts customers.
Through the Company’s Standard Farms PA operations in White Haven, Pennsylvania, the Company produces medical cannabis products including vape cartridges, flower, capsules, oil syringes and tinctures, which are sold via wholesale to Pennsylvania customers.
Through the Company’s Standard Farms OH facility outside Cleveland, Ohio, the Company produces high-quality medical cannabis products from cannabis biomass including tinctures, vape cartridges, syringes, topicals, concentrates and edibles, which are then sold and distributed throughout Ohio via wholesale to other licensed cannabis businesses.
Results of Operations
The Company reports the results of operations of its affiliates and subsidiaries from the date that control commences, either through the purchase of the business or control through a management agreement. The following selected financial information includes only the results of operations after the Company established control of affiliates and subsidiaries. Accordingly, the information included below may not be representative of the results of operations of such affiliates or subsidiaries had their results of operations included for the entire reporting period.

Selected Financial Information
	Three Months Ended		Years Ended
($ in thousands)	Mar 31, 2022	Mar 31, 2021	Dec 31, 2021	Dec 31, 2020
Revenue	42,352	46,817	202,705	158,409
Cost of goods sold	(32,999)	(33,272)	(152,502)	(112,270)
Gross profit	9,353	13,545	50,203	46,139
Loss from operations	(7,482)	(324)	(39,793)	(36,294)
Total other income (expense)	(5,484)	(16,755)	(9,236)	(21,938)
Net loss from continuing operations before income taxes	(12,966)	(17,079)	(49,029)	(58,232)
Net loss from discontinued operations, net of taxes	—	—	—	(56,490)
Net loss	(11,634)	(17,057)	(35,126)	(116,418)
Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021
Revenue
Revenue represents the amount the Company expects to receive for goods and services in its contracts with customers, net of discounts and sales taxes. The Company’s revenue is derived from the following:
Sale of Goods — Vaporization and Inhalation Devices:
Revenue from the wholesale sales of accessories is recognized when the Company transfers control and satisfies its performance obligations on wholesale sales of accessories. Revenue is recognized from product sales at a point in time following the transfer of control of such products to the customer, which typically occurs upon shipment or delivery, depending on the terms of sale with the customer.
Sale of Goods — Cannabis:
Revenue from the direct sale of goods to customers for a fixed price is recognized when the Company transfers control of the good to the customer. The Company transfers control and satisfies its performance obligations on retail sales upon delivery and acceptance from the customer. For dispensary sales, this occurs at the point of sale at the dispensary. The Company satisfies its performance obligation on wholesale sales when goods are delivered to the customer.
Revenue for the three months ended March 31, 2022 was $42,352, down from $46,817 for the three months ended March 31, 2021, reflecting a year-over-year decrease of $4,465 or 10%. The decrease was primarily attributable to decreased year-over-year sales volume at Jupiter which decreased revenue by $3,990 or 11%, primarily due to the timing of purchases by certain larger customers. Additionally, revenue in cannabis operations for the three months ended March 31, 2022 decreased by $475 or 4% year-over-year, primarily in the Company’s Pennsylvania operations driven by a decrease in sales volume as a result of increased competition in the wholesale market. However, the Company continues its strategy of introducing partner brands to the Pennsylvania market which has partially attenuated the impact of the increased competition on revenue at Standard Farms PA.
Cost of Goods Sold, Gross Profit and Gross Margin
Gross profit reflects revenue less production costs primarily consisting of labor, materials, rent and facilities, supplies, overhead, amortization on production equipment, shipping, packaging and other expenses required to grow and manufacture cannabis products. Gross margin represents gross profit as a percentage of revenue.
Cost of goods sold for the three months ended March 31, 2022 was $32,999, down from $33,272 for the three months ended March 31, 2021 reflecting a year-over-year decrease of $273 or 1%, driven by decreased year-over-year sales volume.

The Company’s gross profit for the three months ended March 31, 2022 was $9,353, down from $13,545 for the three months ended March 31, 2021, which reflects a year-over-year decrease of $4,192 or 31%. Gross margin was 22%and 29% in the three months ended March 31, 2022 and 2021, respectively. The decrease in gross profit was due to decreased sales volume year-over-year while the contraction in gross margin was primarily due to a difference in customer mix at Jupiter as well as pricing changes at Standard Farms PA to adjust to increased competition in the wholesale Pennsylvania market.
Total Operating Expenses
Total operating expenses primarily consists of costs incurred at the Company’s corporate offices, share- based compensation, personnel costs including wages and employee benefits, professional service costs including accounting and legal expenses, rental costs associated with certain of the Company’s offices and facilities, insurance expenses, costs associated with advertising and marketing TILT products and other general and administrative expenses which support TILT’s business.
The following is a summary of the Company’s operating expenses derived from the consolidated financial statements of the Company for the three months ended March 31, 2022 and 2021:
	Three Months Ended
($ in thousands)	Mar 31, 2022	Mar 31, 2021
Wages and benefits	$5,168	$4,083
General and administrative	4,779	4,317
Sales and marketing	407	155
Share-based compensation expense	1,226	882
Depreciation and amortization	4,558	4,432
Impairment loss	697	0
Total Operating Expenses	$16,835	$13,869
Total operating expenses for the three months ended March 31, 2022 was $16,835, an increase of $2,966 or 21% year-over-year from $13,869. The increase was primarily due to a $1,085 increase in wages and benefits driven by increased headcount, mainly related to the expansion of retail operations in Massachusetts. Additionally, impairment loss had increased by $697 related to property, plant and equipment assets at CAC, and sales and marketing expense increased by $252 mainly due to increased marketing expenses in Massachusetts related to the Company’s activation of two adult-use dispensary licenses and one medical dispensary license in the fourth quarter of 2021.
Total Other Income (Expense)
Other expense for the three months ended March 31, 2022 was ($5,484), a decrease of $11,271 from the prior year primarily driven by the $11,753 decrease in non-cash expense due to the change in fair value of warrant liabilities. The decrease is driven by the revaluation at each reporting date of the fair value of the Company’s warrant liabilities, which is primarily based on changes to the share price input to the Black-Scholes option pricing model. Additionally, unrealized loss on investment decreased by $660 mainly related to the loss on the Company’s Big Toe Ventures, LLC investment in the first quarter of 2021. These decreases in other expense were partially offset by the $585 decrease in interest income, driven by the settlement of the Blackbird note receivable in the second quarter of 2021, and the $517 year-over-year increase in loan losses driven by the Company’s current expected credit losses (“CECL”) analysis of loans receivable.
Net Income (Loss)
The Company recorded net loss of ($11,634) for the three months ended March 31, 2022 compared to a net loss of ($17,057) for the prior year, for a reduction in net loss of $5,423 or 32% as a result of the factors noted above.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Revenue for the year ended December 31, 2021 was $202,705 up from $158,409 for the year ended December 31, 2020, reflecting a year-over-year increase of $44,296 or 28%. The increase was primarily attributable to year-over-year sales volume growth at Jupiter which increased revenue by $40,329 or 33%. Additionally, revenue in cannabis operations for 2021 increased $4,022 or 11% year-over-year, primarily in the Company’s wholesale and retail cannabis operations in Massachusetts related to increased cultivation capacity, a broader product portfolio including partner brands and improved market conditions compared to the year ended December 31, 2020, in which sales volume was materially affected by the COVID-19 pandemic. Partially offsetting this growth in cannabis operations, cannabis revenue in the Pennsylvania market declined year-over-year related to decreased wholesale sales volume driven by increased marketplace competition in 2021.
Cost of Goods Sold, Gross Profit and Gross Margin
Cost of goods sold for the year ended December 31, 2021 was $152,502, up from $112,270 for the year ended December 31, 2020 reflecting a year-over-year increase of $40,232 or 36%, driven by increased year-over-year sales volume.
The Company’s gross profit for year ended December 31, 2021, was $50,203, up from $46,139 for the year ended December 31, 2020, which reflects a year-over-year increase of $4,064 or 9%. Gross margin was 25% and 29% in the years ended December 31, 2021 and 2020, respectively. The improvement in gross profit was due to increased sales volume year-over-year while the contraction in gross margin was primarily due to a difference in customer and product mix.
Total Operating Expenses
Total operating expenses for the year ended December 31, 2021 was $89,996, an increase of $7,563 or 9% from $82,433 for the prior year. The increase was primarily due to an increase in non-cash impairment loss, an increase in wages and benefits driven by the 2021 rollout of a company-wide bonus program and increased headcount related to the expansion of retail operations. Partially offsetting these increases to total operating expenses, general and administrative expense decreased year-over-year primarily related to decreased bad debt.
The following is a summary of the Company’s operating expenses derived from the consolidated financial statements of the Company for the years ended December 31, 2021 and 2020:
	Years Ended
($ in thousands)	Dec 31, 2021	Dec 31, 2020
Wages and benefits	$17,407	$12,927
General and administrative	19,073	22,170
Sales and marketing	1,457	839
Share-based compensation expense	3,804	4,200
Depreciation and amortization	17,857	18,356
Impairment loss	30,398	23,941
Total Operating Expense	$89,996	$82,433
Impairment Losses
The Company incurred impairment losses in the years ended December 31, 2021 and 2020 of $30,398 and $23,941, respectively. For the year ended December 31, 2020, impairment losses consisted of $10,099 of the property, plant, and equipment (“PP&E”) impairment; $9,151 of goodwill impairment; and $4,691 of intangible assets impairment. The PP&E impairment expense is mainly due to management’s expectations of limited economic benefits from the continuing use of the following assets: SVT’s PP&E within the construction-in-progress category ($4,981); and unoccupied modular units at its Massachusetts facility within the greenhouse-agricultural structure category of the PP&E assets ($4,302, see Note 6 to the audited consolidated financial statements).

The goodwill impairment is related to annual impairment test results and the triggering event of the sale of Blackbird. Based on the test results for Jupiter, the carrying amount of the reporting unit exceeded its estimated recoverable amount by $5,399. Consequently, an impairment loss was recorded against goodwill at Jupiter.
Additionally, in connection with the sale of Blackbird, the Company re-evaluated Baker’s non-core assets. Accordingly, the Company performed an assessment based on the recoverability of the assets. Based on the test results, the carrying amount of Baker’s intangible assets exceeded the fair value of zero at December 31, 2020. Therefore, the Company recorded an impairment of $2,231 of intangible assets, and an impairment loss of $3,752 for the Baker reporting unit related to goodwill. The Company also incurred an impairment loss of $2,460 for management agreements in the year ended December 31, 2020 in connection with the assignment of the Ermont loan receivable (see Note 8 and Note 9 to the audited consolidated financial statements).
In the course of annual impairment testing for goodwill for the year ended December 31, 2021, Standard Farms PA’s carrying amount exceeded the recoverable amount by $4,488; consequently, an impairment loss was recorded as goodwill at Standard Farms PA. Additionally, based on Jupiter’s test results, the reporting unit’s carrying amount exceeded its estimated recoverable amount by $25,040, as a consequence, impairment loss was recorded against goodwill at Jupiter. For further detail regarding impairment of intangible assets and goodwill, see Note 8 and Note 9 of the audited consolidated financial statements.
Total Other Income (Expense)
Other expense for the year ended December 31, 2021 was ($9,236), a decrease of $12,702 from the prior year primarily due to a year-over-year decrease in loan losses as well as the change in fair value of warrant liabilities related to the change in the functional currency of the Company from the Canadian dollar to the U.S. dollar, effective January 1, 2021.
For the years ended December 31, 2021 and 2020, the Company recorded loan losses of $4,562 and $16,416, respectively, as a result of the analysis of current expected credit loss (“CECL”). CECL are measured by the Company on a probability-weighted basis based on historical experience, current conditions and reasonable and supportable forecasts. In the year ended December 31, 2020, the loan losses was primarily driven by the assignment of the Ermont loan receivable to Teneo Funds SPVi LLC (see Note 10 to the audited consolidated financial statements).
Net Income (Loss)
The Company recorded a net loss from continuing operations of ($35,126) for the year ended December 31, 2021 compared to a net loss from continuing operations of ($59,928) for the prior year, for a reduction in net loss from continuing operations of $24,802 or 41% as a result of the factors noted above.

TILT HOLDINGS INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
Three Months Ended March 31, 2022 and 2021; and Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Gram, Unit, Share and Per Share Amounts)
	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
Revenues, net	$42,352	$46,817	$202,705	$158,409
Cost of goods sold	(32,999)	(33,272)	(152,502)	(112,270)
Gross profit	9,353	13,545	50,203	46,139
Operating expenses:
Wages and benefits	5,168	4,083	17,407	12,927
General and administrative	4,779	4,317	19,073	22,170
Sales and marketing	407	155	1,457	839
Share-based compensation	1,226	882	3,804	4,200
Depreciation and amortization	4,558	4,432	17,857	18,356
Impairment loss	697	—	30,398	23,941
Total operating expenses	16,835	13,869	89,996	82,433
Loss from operations	(7,482)	(324)	(39,793)	(36,294)
Other income (expense):
Interest income	18	603	593	3,835
Other income	3	44	74	1,053
Change in fair value of warrant liability	(2,163)	(13,916)	6,001	—
Gain (loss) on sale of assets	1	(67)	163	(70)
Unrealized loss on investment	(45)	(705)	(891)	(337)
Loan receivable losses	(517)	—	(4,562)	(16,416)
Loss on termination of lease	—	(259)	(261)	(613)
Interest expense, net	(2,781)	(2,455)	(10,367)	(9,390)
Gain on foreign currency exchange	—	—	14	—
Other income (expense)	(5,484)	(16,755)	(9,236)	(21,938)
Loss from continuing operations before income tax and non-controlling interest	(12,966)	(17,079)	(49,029)	(58,232)
Income taxes
Income tax benefit (expense)	1,332	22	13,903	(1,696)
Net loss from continuing operations, net of tax and before non-controlling interest	(11,634)	(17,057)	(35,126)	(59,928)
Loss from discontinued operations before income taxes	—	—	—	(58,257)
Income tax benefit from discontinued operations	—	—	—	1,767
Net loss from discontinued operations, net of tax and before non-controlling interest	—	—	—	(56,490)
Net loss before non-controlling interest	(11,634)	(17,057)	(35,126)	(116,418)
Less: Net loss attributable to non-controlling interest	5	—	—	—

	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
Net loss attributable to TILT Holdings, Inc.	$(11,629)	$(17,057)	$(35,126)	$(116,418)
Other comprehensive (loss) income
Net loss	$(11,634)	$(17,057)	$(35,126)	$(116,418)
Foreign currency translation differences	1	(2)	(15)	496
Comprehensive loss before non-controlling interest	$(11,633)	$(17,059)	$(35,141)	$(115,922)
Less: Net loss attributable to non-controlling interest	5	—	—	—
Comprehensive loss attributable to TILT Holdings, Inc.	$(11,628)	$(17,059)	$(35,141)	$(115,922)
Weighted average number of shares outstanding:
Basic and diluted	371,738,863	365,809,870	370,002,378	364,562,929
Net Loss per common share
Basic and diluted	$(0.03)	$(0.05)	$(0.09)	$(0.32)
Basic and diluted, from continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.16)
Basic and diluted, from discontinued operations	$—	$—	$—	$(0.15)
Liquidity and Capital Resources
The Company closely monitors and manages its capital resources to assess the liquidity required to fund fixed asset capital expenditures and operations.
As of March 31, 2022 and December 31, 2021, the Company had total current assets of $93,622 and $100,886, respectively, which represents a decrease of $7,264. The decrease in total current assets is primarily due to a decrease in inventory and in trade receivables and others, partially offset by an increase in cash and cash equivalents.
Additionally, as of March 31, 2022 and December 31, 2021, the Company had total current liabilities of $98,573 and $99,497, respectively, which represents a decrease of $924. The decrease in total current liabilities is primarily related to the decrease in in accounts payable and accrued liabilities as well as the decrease in deferred revenue. This was partially offset by increases in warrant liability and the current portion of notes payable.
Liquidity
The Company has experienced operating losses since its inception and expects to continue to incur losses in the development of its business. The Company incurred a comprehensive loss of $11,628 during the three months ended March 31, 2022 and has an accumulated deficit as of March 31, 2022, of $867,877. As of March 31, 2022, the Company had negative working capital of $4,951 (compared to positive working capital of $1,389 as of December 31, 2021). The Company’s liquidity will depend, in large part, on its ability to raise adequate financing or refinance the debt maturities occurring in November 2022; generate expected positive cash flow; and minimize the anticipated net loss during the 12 months from the date of this filing, all of which are uncertain and outside the control of the Company.
Based on the Company’s operating plans for the next 12 months which include (i) revenue growth from the sale of existing products and the introduction of new products across all operating segments, (ii) reduced production costs as a result of maturing efficiencies in cannabis operations, (iii) reduced supply chain costs, (iv) increased cash inflows from the fourth quarter 2021 activation of two adult-use retail dispensary licenses and the 2022 activation of a further medical dispensary license, (v) cash inflows from the monetization of certain assets, (vi) line of credit and other financings with major banks and (vii) the refinancing of debt obligations and extension of maturities with banking partners and note holders, the Company believes that it has adequate resources to fund the operations during the next 12 months from the date of filing of this registration statement. Refer to Note 22 — Subsequent Events for further detail regarding recent financing developments. If the Company is unable to complete these actions, it may be unable to meet its operating cash flow needs and its obligations beyond the next 12 months.
Cash Flows
The following table presents the Company’s net cash inflows and outflows from the consolidated financial statements of the Company for the three months ended March 31, 2022 and 2021and for the year ended December 31, 2021 and 2020:
	Three Months Ended		Years Ended
($ in thousands)	Mar 31, 2022	Mar 31, 2021	Dec 31, 2021	Dec 31, 2020
Net cash provided by (used in) operating activities	$4,203	$2,742	$(8,599)	$10,660
Net cash provided by (used in) investing activities	(775)	(329)	186	(2,520)
Net cash provided by (used in) financing activities	(1,149)	(882)	6,514	(3,909)
Effect of foreign exchange on cash and cash equivalents	1	(3)	(8)	616
Net changes in cash and cash equivalents	$2,280	$1,528	$(1,907)	$4,847
For the three months ended March 31, 2022, cash was provided by (used in):
•
Operating activities: $4,203. The cash provided by operating activities for the three months ended March 31, 2022, includes a cash loss from operations of ($787), which excludes non-cash items from net loss such as share-based compensation expense, depreciation and amortization expense, loan losses and impairment loss. This loss was offset by a $4,990 change in cash provided by working capital items during the period, primarily driven by conversion of Jupiter inventory and timing of accounts receivable collections.

•
Investing activities: ($775). The cash used in investing activities for the three months ended March 31, 2022, primarily consisted of cash used in the purchase of property, plant and equipment, mainly in the Company’s cannabis operations as CAC and Standard Farms OH continue to scale retail operations and production, respectively.

•
Financing activities: ($1,149). The cash used in financing activities for the three months ended March 31, 2022 primarily consisted of principal payments on notes payable, partially offset by proceeds from notes payable related to Jupiter’s asset-based revolving credit facility entered into in July 2021.

For the three months ended March 31, 2022, the net increase (decrease) in cash was $2,280.
For the year ended December 31, 2021, cash was provided by (used in):
•
Operating activities: ($8,599). The cash used in operating activities for the year ended December 31, 2021, includes a cash gain from operations of $14,572, which excludes non-cash items from net loss such as share-based compensation expense, depreciation and amortization expense, loan losses and impairment loss. This gain was offset by a ($23,171) change in cash used in working capital items during the period, primarily driven by an increase in inventory purchases in the Inhalation Technology division which was undertaken to ensure adequate supply for our customers and mitigate bottlenecks in our supply chain.

•
Investing activities: $186. The cash provided by investing activities for the year ended December 31, 2021, primarily consisted of the repayment of loan receivable and proceeds from the sale of property, partially offset by cash used in the purchase of PP&E, mainly at the Company’s Massachusetts cannabis operations as CAC continues to scale production and retail.

•
Financing activities: $6,514. The cash provided by financing activities for the year ended December 31, 2021 primarily consisted of proceeds from loans, partially offset by cash used in the repayment of loans and cash used in payments on lease liabilities.

For the year ended December 31, 2021, the net increase (decrease) in cash was ($1,907).
Working Capital
As of March 31, 2022, the Company had working capital of ($4,951) compared to working capital of $1,389 as of December 31, 2021.
($ in thousands)	Mar 31, 2022	Dec 31, 2021	$ Change	% Change
Working capital	$(4,951)	$1,389	$(6,340)	-456%
Operating Segments
As of 2021, the Company operates in four reportable segments: (1) cannabis segment (Sea Hunter, SVH, Standard Farms PA, Standard Farms OH and Baker), (2) accessories (Jupiter), (3) corporate and (4) other (White Haven, SFNY and CGSF). The cannabis segment includes production, cultivation, extraction and sale of cannabis products and accessories includes the manufacturing and distribution of electronic, non-nicotine (i.e., cannabis) devices and systems.
The following tables presents the results of the Company’s operating segments for the three months ended March 31, 2022 and 2021:
For the three months ended March 31, 2022
($ in thousands)	Technology/ Distribution	Cannabis	Accessories	Corporate	Other	Total
Revenue	$—	$11,259	$31,624	$—	$—	$42,883
Inter-segment revenue	—	—	(531)	—	—	(531)
Net revenue	$—	$11,259	$31,093	$—	$—	$42,352
For the three months ended March 31, 2021
($ in thousands)	Technology/ Distribution	Cannabis	Accessories	Corporate	Other	Total
Revenue	$—	$11,734	$35,301	$—	$—	$47,035
Inter-segment revenue	—	—	(218)	—	—	(218)
Net revenue	$—	$11,734	$35,083	$—	$—	$46,817
The following tables presents the results of the Company’s operating segments for the years ended December 31, 2021 and 2020:
For the year ended December 31, 2021
($ in thousands)	Technology/ Distribution	Cannabis	Accessories	Corporate	Other	Total
Revenue	$—	$41,923	$161,662	$—	$—	$203,585
Inter-segment revenue	—	—	(880)	—	—	(880)
Net revenue	$—	$41,923	$160,782	$—	$—	$202,705
For the year ended December 31, 2020
($ in thousands)	Technology/ Distribution	Cannabis	Accessories	Corporate	Other	Total
Revenue	$54	$37,901	$122,042	$—	$—	$159,997
Inter-segment revenue	—	—	(1,588)	—	—	(1,588)
Net revenue	$54	$37,901	$120,454	$—	$—	$158,409

Financial Instruments and Risk Management
The Company examines the various financial instruments and risks to which it is exposed and assesses the impact and likelihood of those risks. These risks include market risk, interest rate risk, liquidity risk, currency risk and credit risk. Where significant, these risks are reviewed and monitored by the Board.
The Board has overall responsibility for the determination of the Company’s risk management objectives and policies. The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due (refer to Liquidity and Capital Resources section for risk mitigation plan).
The following are the remaining contractual maturities of financial liabilities for the three monthsended March 31, 2022 and year ended December 31, 2021:
		Contractual cash flows
March 31, 2022	Carrying amount	Total	< 6 months	6 – 12 months	1 – 5 years
Accounts payable and accrued liabilities	$45,980	$(45,980)	$(36,711)	$(184)	$(9,085)
Notes payable	87,970	(86,373)	(11,604)	(37,927)	(36,842)
Total	$133,950	$(132,353)	$(48,315)	$(38,111)	$(45,927)
		Contractual cash flows
December 31, 2021	Carrying amount	Total	< 6 months	6 – 12 months	1 – 5 years
Accounts payable and accrued liabilities	$49,482	$(49,482)	$(40,208)	$(189)	$(9,085)
Notes payable	86,613	(87,105)	(10,704)	(38,629)	(37,772)
Total	$136,095	$(136,587)	$(50,912)	$(38,818)	$(46,857)
Interest Rate Risk
Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. As interest on the cash held with financial institutions is negligible and the Company does not have any variable interest rate instruments, the Company considers interest rate risk to be immaterial.
Currency Risk
The operating results and financial position of the Company are reported in U.S. dollars. Some of the Company’s financial transactions are denominated in currencies other than the U.S. dollar. The results of the Company’s operations are subject to currency transaction and translation risks. The Company’s exposure to currency risk is minimal.
For the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020, the Company had no hedging agreements in place with respect to foreign exchange rates. The Company has not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.
Credit Risk
Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s trade receivables, advances for acquisition targets and loans receivable. The carrying amounts for these financial assets represent their maximum credit exposure to the Company.

•
Trade Receivables

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. Accounts receivable related to online sales are held in reputable merchant accounts and are typically received within a short period of time between 45-60 days. Additionally, the Company assesses the risk that accounts may not be collectible and has an allowance for doubtful accounts that reflects our assessment of the current expected credit loss as of the reporting date.
As of the three months ended March 31, 2022 and 2021 and the years ended December 31, 2021 and 2020, the Company was not materially exposed to any significant credit risk related to counterparty performance of outstanding trade receivables.
•
Loans Receivable

The Company manages its exposure to credit risk arising from loans receivable by obtaining collateral in the form of guarantees and security interest in the underlying assets of the counterparty, including intangible assets such as cannabis licenses, which would allow the Company to foreclose on the loans or force a sale of the assets in the event of default by the counterparty.
At each reporting date, the Company assesses whether loans receivables are credit impaired by applying the guidance in ASC 326. A financial asset is ‘credit impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred. Credit impairment is based on observable data such as significant financial difficulty of the debtor and a breach of contract such as a default or being past due.
Current expected credit losses (CECLs) are measured by the Company on a probability-weighted basis based on historical experience with losses and forward-looking information, which includes considerations of ongoing legal and regulatory developments in the industry. Loss given default parameters utilized by the Company in estimating CECL generally reflect the assumed recovery rate from underlying collateral, with adjustments for time value of money and estimated costs for obtaining and selling the collateral. Given the repayment profile and underlying terms of such loans, CECLs are generally estimated over the contractual term of the loan.
Cash and Cash Equivalents
Cash is maintained with financial institutions of reputable credit and may be redeemed upon demand. The Company maintains its cash accounts at various financial institutions in the United States and Canada. Federal Deposit Insurance Corporation provides insurance of up to $250 for cash accounts held in the banks in the United States. Canadian Deposit Insurance Corporation provides insurance of up to C$100 for cash accounts held in the banks in Canada. From time to time, the Company’s balances may exceed this limit. The Company has not experienced any losses on its cash deposits. Credit risk exposure is limited through maintaining cash with high-credit quality financial institutions and management considers this risk to be minimal for all cash assets based on changes that are reasonably possible at each reporting period.
Capital Management
The Company’s objectives when managing capital are to ensure that there are adequate capital resources to safeguard the Company’s ability to continue as a going concern and maintain adequate levels of funding to support its ongoing operations and development such that it can continue to provide returns to shareholders and benefits for other shareholders.
The capital structure of the Company consists of items included in shareholders’ equity and debt. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the Company’s underlying assets. The Company plans to use existing funds, as well as funds from the future sale of products, to fund operations and expansion activities. As of March 31, 2022 and December 31, 2021, the Company is not subject to externally imposed capital requirements.

Financial Instruments
A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument to another entity. Financial assets and financial liabilities are recognized in the consolidated statements of financial position at the time the Company becomes a party to the contractual provisions of the financial instrument.
As of March 31, 2022 and December 31, 2021, our financial instruments consist of cash, trade receivables, loans receivable, equity investments, accounts payable and accrued liabilities, warrant liability and notes payable. The Company has no speculative financial instruments, derivatives, forward contracts or hedges.
Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used to make the measurements. The hierarchy is summarized as follows:
•
Level 1 — Quoted prices (unadjusted) that are in active markets for identical assets or liabilities;

•
Level 2 — Inputs that are observable for the asset or liability, either directly (prices) for similar assets or liabilities in active markets or indirectly (derived from prices) for identical assets or liabilities in markets with insufficient volume or infrequent transactions;

•
Level 3 — Inputs for assets or liabilities that are not based upon observable market data.

	As of March 31, 2022
	Fair value hierarchy
Fair value of assets	Level 1	Level 2	Level 3
Cash and cash equivalents	$9,232	$—	$—
Trade receivables and others	28,854	—	—
Other loans receivable	3,899	—	—
Investments	57	—	6,596
Accounts payable and accrued liabilities	45,980	—	—
Warrant liability	—	—	4,557
Notes payable	87,970	—	—
Total	$175,992	$—	$11,153
	As of December 31, 2021
	Fair value hierarchy
Fair value of assets	Level 1	Level 2	Level 3
Cash and cash equivalents	$6,952	$—	$—
Trade receivables and others	32,393	—	—
Other loans receivable	4,125	—	—
Investments	102	—	6,596
Accounts payable and accrued liabilities	49,482	—	—
Warrant liability	—	—	2,394
Notes payable	86,613	—	—
Total	$179,667	$—	$8,990
Significant Accounting Judgements and Estimates
The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments and estimates that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.
Classification and Measurement of Jimmy Jang, L.P. Units
Significant judgment is applied in connection with the classification and measurement of LP Units, as discussed within the significant accounting policy for equity.
Estimated Useful Lives and Depreciation of Property, Plant and Equipment
Depreciation of property, plant and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.
Business Combinations
In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows.
The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.
Certain fair values of the acquired assets and assumed liabilities may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods within the measurement period when it reflects new information obtained about facts and circumstances that were in existence at the acquisition date. The measurement period cannot exceed one year from the acquisition date.
Measurement of Share-Based Payments
The Company uses the Black-Scholes option-pricing model to determine the fair value of equity-settled share-based payments. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.
Impairment of Goodwill
In accordance with the provisions of FASB ASC Topic 350, Goodwill and Other, goodwill is tested for impairment annually and whenever events and circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine the value of goodwill that may have been impaired, the Company performs a qualitative assessment to determine that it was more likely than not if the reporting unit’s carrying value is less than the fair value, indicating the potential for goodwill impairment. Several factors, including historical results, business plan, forecasts and market data are used to determine the fair value of the reporting unit. Changes in the conditions for these judgements and estimates can significantly affect the assessed value of goodwill.
Impairment of Other Long-Lived Assets
The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.
When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value.
Deferred Tax Assets
Deferred tax assets, including those arising from tax loss carry-forwards, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows.
In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the deferred tax assets recorded at the reporting date could be impacted.
Leases
The Company applies ASU 2016-02, Leases (“Topic 842”). Topic 842 requires lessees to recognize Right of Use (“ROU”) Assets and lease liabilities on the balance sheet. The Company evaluates whether arrangements entered into contain leases for accounting purposes. See Note 12 — Leases for additional information.
Financial Instruments and Fair Value Measurement
A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.
When measuring the fair value of an asset or a liability, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:
•
Level 1:   quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2:   inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

•
Level 3:   inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Off-Balance Sheet Arrangements
As of March 31, 2022, and December 31, 2021 the Company does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.

ITEM 3.
PROPERTIES

The following table sets forth the Company’s principal properties as of June 15, 2022:
Location	Square Feet	Purpose	Segment(s)	Leased/Owned
Phoenix, AZ	13,115	Administrative	Corporate, Accessories	Leased
Cambridge, MA	9,882	Distribution	Cannabis	Leased
Taunton, MA	539,273	Cultivation and Distribution	Cannabis	Leased
Taunton, MA	N/M	Administrative	Cannabis	Leased
Taunton, MA	20,000	Distribution	Cannabis	Leased
Brockton, MA	6,000	Distribution	Cannabis	Leased
Cleveland, OH	20,725	Distribution and manufacturing	Cannabis	Leased
Elyria, OH	6,180	Distribution	Cannabis	Owned
White Haven Borough, PA	478,724	Cultivation and manufacturing	Cannabis	Owned
Total Square Footage	1,093,899

N/M = not meaningful.
All properties are subject to liens by creditors as described in Note 12 to the audited consolidated financial statements for the fiscal year ended December 31, 2021.

ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Shares as of June 15, 2022 for (i) each member of the Board, (ii) each named executive officer, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Company’s voting securities and (iv) the members of the Board and the Company’s executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as indicated, all Common Shares will be owned directly, and the person or entity listed as the beneficial owner has sole voting and investment power. The percentage ownership in the below table is based on 331,954,896 Common Shares outstanding as of June 15, 2022.
To the Company’s knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the Common Shares. The address for each director and executive officer is c/o TILT Holdings Inc., 2801 E. Camelback Road #180, Phoenix, Arizona 85016.
Common Shares
Name and Position of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mark Scatterday, Director and Former Chief Executive Officer	33,062,957(1)	9.1%
Tim Conder, Director	1,393,900(2)	*
Jane Batzofin, Director	1,452,829(3)	*
Mark J. Coleman, Director	702,829(4)	*
John Barravecchia, Director	587,767(5)	*
D’Angela Simms, Director	541,494(6)	*
Gary F. Santo, Jr., Chief Executive Officer	807,982(7)	*
Brad Hoch, Chief Financial Officer	441,509(8)	*
Dana Arvidson, Chief Operating Officer	50,000(9)	*
Marshall Horowitz, Former General Counsel	1,000,000(10)	*
All current directors and executive officers as a group (9 persons)	39,041,267	10.7%

Notes:
*
Less than one percent.

(1)
Mr. Scatterday, through Mak One LLLP, holds 27,182,540 LP Units and 27,182,540 Rights with each one LP Unit and one Right being convertible together, at the request of the holder, into one Common Share. The LP Units do not hold any voting power at meetings of shareholders of the Company. Mr, Scatterday also holds 1,300,000 Common Shares, 1,666,667 vested Options and 2,913,750 warrants.

(2)
Mr. Conder holds 1,393,900 Common Shares.

(3)
Ms. Batzofin holds 702,829 Common Shares and 750,000 warrants that are exercisable within 60 days of June 15, 2022.

(4)
Mr. Coleman holds 702,829 Common Shares.

(5)
Mr. Barravecchia holds 587,767 Common Shares.

(6)
Ms. Simms holds 541,494 Common Shares.

(7)
Mr. Santo holds 207,982 Common Shares and 600,000 vested Options.

(8)
Mr. Hoch holds 41,509 Common Shares and 383,336 vested Options. Mr. Hoch also holds 16,664 Options that will vest within 60 days of June 15, 2022.

(9)
Mr. Arvidson holds 50,000 Common Shares.

(10)
Mr. Horowitz holds 1,000,000 vested Options.

ITEM 5.
DIRECTORS AND EXECUTIVE OFFICERS

The articles of the Company (the “Articles”) provide that the Board, subject to certain circumstances, is set at the greater of three and the number of directors set by ordinary resolutions. Each director shall hold office until the close of the next annual general meeting, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The Board currently consists of six directors.
The following table sets forth the directors and executive officers and their respective positions:
Name	Age	Position
Mark Scatterday	53	Chairman of the Board
Tim Conder	39	Director
Jane Batzofin	47	Director
Mark J. Coleman	63	Director
John Barravecchia	67	Director
D’Angela Simms	46	Director
Gary F. Santo, Jr.	55	Chief Executive Officer
Dana Arvidson	47	Chief Operating Officer
Brad Hoch	52	Chief Financial Officer
Director and Executive Officer Biographies
Directors
Mark Scatterday.   Mr. Scatterday has served as the Chairman of the Board since June 2019. From May 2019 through May 2021, Mr. Scatterday served as the CEO of the Company. Since 2015, Mr. Scatterday has served as the President and Chief Executive Officer of Jupiter, a vapor cartridge and power supplies provider.
The Company believes that Mr. Scatterday’s industry experience as well as extensive knowledge and experience at the Company qualifies him to serve on the Board.
Tim Conder.   Mr. Conder has served as a member of the Board since October 2019. Mr. Conder served as the Chief Operating Officer (“COO”) of the Company from July 2019 to November 2020, the Senior Vice President of Software and Services for the Company from January 2019 to July 2019 and the President of the Company from February 2020 to October 2020. Since January 2015, Mr. Conder has served as Founder and Chief Executive Officer of Blackbird Logistics Company, a technology and logistics provider in the cannabis space. Since December 2021, Mr. Conder has served as the Chief Technology Officer of HERBL, Inc., a distributor and supply chain provider for cannabis. Mr. Conder previously co-founded Bootleg Courier Company, a bike messenger business in Reno, Nevada.
The Company believes that Mr. Conder’s industry experience as well as extensive knowledge and experience at the Company qualifies him to serve on the Board.
Jane Batzofin.   Ms. Batzofin has served as a member of the Board since November 2019. Ms. Batzofin has served as President of Corner Growth Acquisition Corporation, a special purpose acquisition company, since December 2020 and President of Corner Growth Acquisition Corporation 2, a special purpose acquisition company, since June 2021. Ms. Batzofin is currently a Partner and President of Corner Capital Management, LLC, a multi-strategy technology investment firm she helped build over the last decade that includes a venture arm, digital platform and ESG strategy. Prior to launching Corner, Ms. Batzofin was a structured finance attorney in New York at DLA Piper representing various parties in the securitization market.
The Company believes that Ms. Batzofin’s background in a variety of types of business qualifies her to serve on the Board.

Mark J. Coleman.   Mr. Coleman has served as a member of the Board since November 2019. Since October 2021, Mr. Coleman has served as Executive Vice President and General Counsel of Trine II Acquisition Corp., a special purpose acquisition company. Before that, from February 2019 until December 2020, Mr. Coleman served as Executive Vice President and General Counsel of Trine Acquisition Corp., the first-in-the-series SPACs. Since December, 2005, Mr. Coleman has also served as Executive Vice President and General Counsel of InterMedia Advisors, LLC, an investment advisor to the seventh InterMedia private equity fund, specializing in disruptive media and communications investing. Mr. Coleman also serves as General Counsel to JPK Capital Management, Inc., a private family office. Mr. Coleman served as Executive Vice President and General Counsel of The YES Network, the regional sports network home of the New York Yankees, which he co-founded in June 2001. Prior to YES, Mr. Coleman was Executive Vice President and General Counsel at GlobalCenter Inc., a Silicon Valley-based internet services and webhosting company, from January 2000 to October 2000. From June 1998 to December 1999, Mr. Coleman was a Partner at Orrick, Herrington & Sutcliffe LLP, prior to which he was a Partner at Pillsbury Madison & Sutro LLP, which he joined in 1984. From September 2015 until July 2021, Mr. Coleman served as Trustee and then the Chair of the Board of Trustees of the Queens Museum, an art museum and educational center located in Flushing Meadows — Corona Park in the Borough of Queens in New York City. Mr. Coleman earned his B.A. from Pomona College and his J.D. from the University of California, Berkeley. Mr. Coleman clerked for the Hon. Samuel P. King. Chief U.S. District Court Judge for the District of Hawaii from September 1983 to September 1984.
The Company believes that Mr. Coleman’s extensive business experience in a variety of industries and his familiarity in working with management of a variety of companies qualifies him to serve on the Board.
John Barravecchia.   Mr. Barravecchia has served as a member of the Board since April 2020. Since February 2022, Mr. Barravecchia has served as the Chief Financial Officer of TruLite Health Inc., an Arizona based healthcare company. Mr. Barravecchia was retired from 2016 to February 2022. Mr. Barravecchia served as the Chief Financial Officer of Stat Health Services Inc., an e-health service provider, from 2011 through the sale of the company in 2016. Mr. Barravecchia served as Chief Financial Officer, Treasurer and Chief Investment Officer for General Electric — Franchise Finance, a General Electric financing subsidiary, from 2001 to 2008. Prior to General Electric, Mr. Barravecchia served as the Chief Financial Officer and Treasurer of Franchise Finance Corporation of America, a REIT that specifically focused on restaurant franchise sale-leasebacks, from 1984 to 2001. From 1980 to 1984, Mr. Barravecchia was associated with the public accounting firm Arthur Andersen & Co.
The Company believes that Mr. Barravecchia’s financial experience and his familiarity in working with management of a variety of companies qualifies him to serve on the Board.
D’Angela Simms.   Ms. Simms has served as a member of the Board since July 2020. Since August 2020, Ms. Simms has served as the Chief Executive Officer of Lobos 1707, an independent spirits producer. From May 2017 to June 2019, Ms. Simms served as the President of Combs Enterprises, a privately owned spirits and wines producer.
The Company believes that Ms. Simms’ experience serving in a management capacity at various companies qualifies her to serve as a member of the Board.
Executive Officers
Gary F. Santo, Jr.   Mr. Santo has served as the CEO of the Company since June 2021. Mr. Santo served as the President of the Company from October 2020 to May 2021 and as Senior Vice President and Head of Capital Markets and Investor Relations from July 2020 to October 2020. Mr. Santo has more than 25 years of experience leading lean, high-performance teams in Consumer Credit, Financial Services, Gaming and Technology, Higher Education and Specialty Pharma. Mr. Santo has held a variety of senior-level positions, including as Vice President of Investor Relations at Columbia Care Inc., a leading multi-state operator in the cannabis industry from 2019 to 2020, as Head of Capital Markets & Investor Relations at The First Marblehead Corporation, a company that provides outsourcing services for private education lending in the U.S., from 1996 to 2013. Mr. Santo also served as a Managing Director of Structured Finance at Fitch Ratings, an American credit rating agency, from 2007 to 2008, as Senior Director and Head of Corporate Finance & Debt Investor Relations at International Game Technology (NYSE: IGT), a multinational gambling company, from 2014 to 2016, and as Head of Capital Markets, Investor
Relations & Corporate Communications at Lantheus Medical Imaging (Nasdaq: LNTH), a company that develops, manufactures and commercializes essential diagnostic imaging agents and products, from 2016 to 2018. Mr. Santo holds an Investor Relations Charter® certification from the National Investor Relations Institute as well as a degree in Political Science from Boston University.
Dana Arvidson.   Mr. Arvidson has served as the COO of the Company since July 2021. Prior to serving as COO of the Company, Mr. Arvidson served as Vice President of Corporate Development at PhyNet Dermatology LLC, a physician network of dermatologists and dermatopathologists, from March 2019 to July 2021. Prior to PhyNet, Mr. Arvidson served as Director of Corporate Development at American Dental Partners Inc., a dental practice management company, from March 2017 to March 2019. Mr. Arvidson has over 20 years of experience in a broad array of roles focused on achieving growth objectives and enhancing operating results within Healthcare and Financial Services.
Brad Hoch.   Mr. Hoch has served as a Chief Financial Officer (“CFO”) of the Company since October 2020 and served as the interim CFO from June 2020 to October 2020. Mr. Hoch served as the Division Controller of Verra Mobility, a technology company focused on fleet management, from October 2011 to February 2019. Mr. Hoch has over 20 years of experience in senior finance and accounting positions in a number of high growth technology and business solutions enterprises including having served as Director of Finance at TPI Composites Inc. from September 2009 to October 2011 and having held numerous positions at Gateway Inc. from January 1996 to September 2009.
Board Committees
The Company currently has an Audit Committee, Compensation Committee and a Nominating and Governance Committee. A brief description of each committee is set out below.
Audit Committee
Mandate of the Audit Committee
The audit committee of the Board (the “Audit Committee”) established for the purpose of overseeing the accounting and financial reporting processes of the Company and annual external audits of the consolidated financial statements. The Audit Committee has formally set out its responsibilities and composition requirements in fulfilling its oversight in relation to the Company’s internal accounting standards and practices, financial information, accounting systems and procedures in the Company’s Audit Committee Charter.
Composition of the Audit Committee
The Audit Committee currently consists of John Barravecchia, Mark J. Coleman and Jane Batzofin. Mr. Barravecchia is the Chair of the Audit Committee. Mr. Barravecchia, Mr. Coleman and Ms. Batzofin have been determined to be independent, as such term is defined in section 1.4 of National Instrument (NI) 52-110. All members are considered to be financially literate as such term is defined in section 1.6 of NI 52-110. Mr. Barravecchia, Mr. Coleman and Ms. Batzofin also have been determined to be independent pursuant to Rule 5605(c)(2)(A) of the Nasdaq Rules applicable to Audit Committee members.
Pre-Approval Policies and Procedures
The Audit Committee will review and pre-approve any engagements for non-audit services to be provided by the external auditor, together with estimated fees.
Compensation Committee
Mandate of the Compensation Committee
The compensation committee of the Board (the “Compensation Committee”) assists the Board in fulfilling its responsibilities with respect to evaluating human resources policies, performing annual performance reviews and evaluating executive compensation arrangements. The Compensation Committee makes recommendations to the Board with respect to proposals regarding designing and administering the Company’s executive compensation program. The Compensation Committee’s responsibilities are set forth in the Mandate of the Compensation Committee.
Composition of the Compensation Committee
The current members of the Compensation Committee include the following directors: John Barravecchia, Mark Coleman and D’Angela Simms. Ms. Simms is the chair of the Compensation Committee. Mr. Barravecchia, Mr. Coleman and Ms. Simms have been determined to be independent pursuant to Rule 5605(d)(2) of the Nasdaq Rules applicable to Compensation Committee members and each is a “non-employee director” under Rule 16b-3 under the Exchange Act.
For additional details on the Compensation Committee, see Item 6 Executive Compensation — “Compensation Committee.”
Nominating and Corporate Governance Committee
Mandate of the Nominating and Corporate Governance Committee
The nominating and corporate governance committe of the Board (the “Nominating and Corporate Governance Committee”) was established for the purpose of assisting the Board in fulfilling its corporate governance responsibilities under applicable law and is responsible for reviewing and assessing the effectiveness of the Board, evaluating the Board and its directors and making policy recommendations aimed at enhancing Board effectiveness.
Composition of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of Jane Batzofin, Mark Scatterday and John Barravecchia. Mr. Scatterday is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is a committee established for the purpose of developing the Company’s approach to corporate governance matters and reviewing and recommending the size and composition of the Board. The Nominating and Corporate Governance Committee’s responsibilities are set forth in the Mandate of the Nominating and Corporate Governance Committee.

ITEM 6.
EXECUTIVE COMPENSATION

In accordance with reduced disclosure rules applicable to emerging growth companies and smaller reporting companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for the named executive officers, as defined below.
The below section is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, as well as the analysis that the Board or the Compensation Committee, as the case may be, performs in setting executive compensation. In doing so, it describes the material elements of compensation that is awarded to named executive officers of the Company, as defined below.
Compensation Committee
The Board as a whole determines the level of compensation in respect of the senior executives. The Compensation Committee is appointed by and reports to the Board. The Compensation Committee, on behalf of the Board, establishes policies with respect to the compensation of the CEO and CFO and other senior executive officers. The Compensation Committee assists the Board in discharging the Board’s oversight responsibilities relating to the attraction, compensation, evaluation and retention of key senior management employees, and in particular the CEO, with the skills and expertise needed to enable the Company to achieve the Company’s goals and strategies at fair and competitive compensation and appropriate performance incentives.
The Compensation Committee is responsible to review and approve corporate goals and objectives relevant to the CEO and other senior executive officers’ compensation, evaluate the performance of the CEO and each senior executive officer’s performance in light of those goals and objectives, and recommend to the Board for approval the compensation level each senior executive officer based on this evaluation. The Compensation Committee is also responsible for the review of the compensation systems in order to ensure the fairness and appropriateness of the compensation of senior executive officers that may participate, including incentive compensation plans and equity-based plans.
Named Executive Officers
A named executive officer (“NEO”) of the Company means each of the following individuals:
•
the principal executive officer of the Company;

•
the Company’s next two most highly compensated executive officers as of the end of the most recently completed fiscal year, based on total compensation; and

•
up to two additional individuals for whom disclosure would have been provided under the above but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

For the fiscal year ended December 31, 2021, the Company’s NEOs included: (i) Gary F. Santo, Jr., CEO; (ii) Dana Arvidson, COO; (iii) Brad Hoch, CFO; (iv) Mark Scatterday, Former CEO, who served as CEO until May 31, 2021 and continues to serve as Chairman of the Board and (v) Marshall Horowitz, Former General Counsel, whose final date of employment was October 1, 2021.
Elements of NEO Compensation
As part of the executive compensation, NEOs receive both fixed base compensation and performance-based variable compensation comprising of short-term and long-term incentives. The Compensation Committee makes recommendations to the Board with respect to proposals regarding designing and administering the Company’s executive compensation program. The Compensation Committee will not allocate compensation value to the different compensation elements on the basis of a formula, but rather on the basis of market practices and realities and a discretionary assessment of an NEO’s past contribution and ability to contribute to future short and long-term business results of the Company.

Analysis of NEO Compensation Elements
Base Compensation
Base compensation is designed to provide income certainty and attract and retain executives. Base compensation for NEOs is reviewed annually by the Compensation Committee. Base compensation is based on individual performance, the scope of the NEO’s role within the Company and retention considerations.
Short-Term Incentives (Annual Incentive Bonuses)
Annual incentive bonuses are a short-term incentive that are intended to reward NEOs for their yearly individual contribution and performance of personal objectives in the context of overall annual corporate performance. The amount is not pre-established and is at the discretion of the Compensation Committee. The Compensation Committee may still recommend bonus payments absent attainment of the relevant performance goal. Assessment of NEO performance objectives is based on a number of qualitative and quantitative factors including execution of on-going activities, individual and corporate operational and financial performance and progress on key initiatives connected to the Company’s strategy with respect to that particular fiscal year, using targeted guidance of 0-100% of annualized salary. Employment of the NEOs by the Company at the time of payment of incentive bonuses with respect to a particular fiscal year is required in order to earn and be eligible to receive an incentive bonus for that year.
Long-term Incentives (Awards)
Long-term incentive compensation include the grant of Awards (as defined below) pursuant to the Company’s 2018 Equity Incentive Plan, as amended and restated on June 24, 2020 and June 9, 2022 (the “Plan”). The incentive arrangement is designed to motivate NEOs to achieve longer-term sustainable business results, align their interests with those of the shareholders and attract and retain executives without requiring the Company to use cash from its treasury. The Plan permits the grant of: (i) stock options (“Options”); (ii) restricted stock awards; (iii) restricted stock units (“RSUs”); (iv) stock appreciation rights; (v) performance-based compensation awards (“PSUs”); (vi) dividend equivalents (“Dividend Equivalents”); and (vii) other stock based awards (collectively, the “Awards”). Any of the Company’s employees, officers, directors, consultants or any affiliate or person to whom an offer of employment or engagement with the Company or an affiliate of the Company is extended, is eligible to participate in the Plan if selected by the Compensation Committee, the Board or such other committee designated by the Board to administer the Plan.
The basis of participation of an individual under the Plan, and the type and amount of any Award that an individual (a “Participant”) is entitled to receive under the Plan is determined by the Compensation Committee, the Board or such other committee designated by the Board to administer the Plan and is based on their judgment of the best interests of the Company and the shareholders at the time of grant. When considering new grants of any Award, previous grants will be taken into account. The Compensation Committee, the Board or such other committee as may be designated by the Board, may at their discretion, amend, suspend, discontinue or terminate the Plan or amend or alter any outstanding Award.
The number of securities that may be issued under the Plan is 60 million. The total number of Common Shares which may be issued or issuable to any one person under the Plan and all other security based compensation arrangements within any one-year period shall not exceed 5% of the Common Shares and of the total number of Common Shares and any convertible securities that are convertible into Common Shares at no additional expense to the holder (“Common Share Equivalents”), from time to time, outstanding. Any Common Shares subject to an Award under the Plan that are not purchased, forfeited, reacquired by the Company (including any withheld to satisfy tax withholding obligations on Awards or securities that are settled in cash), or cancelled, will again be available to be awarded under the Plan.
The Plan was originally approved by shareholders on November 15, 2018. Amendments were made to the Plan to, among other things, ensure that Options granted under the Plan complied with the requirements of the Internal Revenue Code of 1986. The amendment and restatement of the Plan was approved by shareholders on June 24, 2020. The Plan was subsequently amended and restated by the shareholders on June 9, 2022 to set the number of securities that may be issued under the Plan at 60 million; in addition, the Board approved and ratified certain administrative changes. There are no requirements under applicable securities laws or the policies of the NEO Exchange to have the Plan approved by shareholders on a periodic basis. Pursuant to section 7(a) of the Plan, prior approval of the shareholders is required for any material amendment to the Plan.
Other Compensation
NEOs may occasionally receive other benefits that are reasonable and consistent with the Company’s overall executive compensation program. These benefits, which are based on competitive market practices, support the attraction and retention of executive officers. The NEOs are also entitled to participate in all employee pension and welfare benefit plans and programs, and fringe benefit plans and programs, made available by the Company to the Company’s employees generally, in accordance with the eligibility and participation provisions of such plans and as such plans or programs may be in effect from time to time.
Summary Compensation Table
The following table is a summary of annual compensation paid to the NEOs for our two most recently completed fiscal years. All amounts are expressed in USD:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other Compensation ($)(4)	Total Compensation ($)
Gary F. Santo, Jr. Chief Executive Officer and Former President (5)	2021	381,884	—	2,786,127	—	385,200	—	3,553,211
	2020	131,707	—	—	182,460	129,082	—	443,249
Dana Arvidson Chief Operating Officer(6)	2021	158,750	—	243,090	—	155,500	—	557,340
Brad Hoch Chief Financial Officer(7)	2021	305,769	—	—	—	300,000	—	605,769
	2020	135,192	—	24,780	121,640	145,068	—	426,680
Mark Scatterday, Former Chief Executive Officer(8)	2021	164,615	—	303,000(10)	—	—	707,000(11)	1,174,615
	2020	415,962	—	—	—	400,000	—	815,962
Marshall Horowitz Former General Counsel (9)	2021	307,692	—	—	—	—	542,474	850,166
	2020	412,000	—	—	233,440	200,000	—	845,440

Notes:
(1)
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 — Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2021, which are included elsewhere in this registration statement. The 2021 Stock Awards reported for Mr. Santo relate to awards of 831,928 RSUs and 7,487,351 PSUs granted to Mr. Santo on June 18, 2021. The 2021 Stock Awards reported for Mr. Arvidson relate to awards for 200,000 RSUs and 800,000 PSUs granted to Mr. Arvidson on September 30, 2021. The RSU awards awarded to Mr. Santo and Mr. Arvidson vest ratably over four years beginning with the first vesting date of December 31, 2021. The PSUs awarded to Mr. Santo and Mr. Arvidson vest depending on the satisfaction of both an employment service condition and the achievement of stock price hurdles during the performance period of July 1, 2021 to December 31, 2024. The 2020 Stock Awards reported for Mr. Hoch relate to an award of 62,751 Common Shares granted to Mr. Hoch on June 26, 2020. Details surrounding these awards and assumptions are included within Notes 2 and 15 to our audited consolidated financial statements for the year ended December 31, 2021, which are included elsewhere in this registration statement. The values provided in this column are calculated based on the closing price of our Common Shares on the NEO Exchange on the date of grant. For the grants on June 18, 2021, a share price of CAD$0.6821 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437. For the grants on September 30, 2021, a share price of CAD$0.4957 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2664. For the grant on June 26, 2020, a share price of CAD$0.5400 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.3676.
(2)
The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 — Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2021, which are included elsewhere in this registration statement. The Option Awards reported for Mr. Santo relate to 600,000 Options granted to Mr. Santo on June 26, 2020. The Option Awards reported for Mr. Hoch relate to 400,000 Options granted to Mr. Hoch on June 26, 2020. The Option Awards reported for Mr. Horowitz relate to 800,000 Options granted to Mr. Horowitz on August 27, 2020. Details surrounding these awards and assumptions are included within Notes 2 and 15 to our audited consolidated financial statements for the year ended December 31, 2021, which are included elsewhere in this registration statement. The values provided in this column are calculated based on the closing price of our Common Shares on the NEO Exchange on the date of grant. For the grants on June 26, 2020, a share price of CAD$0.4159 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.3676. For the grant on August 27, 2020, a share price of CAD$0.3831 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.3129.

(3)
In accordance with the SEC’s rules, the amount disclosed in this column reflect bonus compensation under an employee’s compensation agreement awarded with respect to such fiscal year and paid in the subsequent fiscal year.

(4)
Included in the All Other Compensation column are amounts of any other compensation paid to an executive employee outside of salaried wages and benefits, bonus, and equity-based compensation. The All Other Compensation paid to Mr. Horowitz reflect payments made to Mr. Horowitz in connection with his severance which included two lump sum payments of $250,000 and accrued wages and paid time off amounting to approximately $42,000.

(5)
From July 2020 to October 28, 2020, Mr. Santo served as the Vice President and Head of Capital Markets and Investor Relations. Effective October 28, 2020, Mr. Santo was appointed to the position of President of the Company. The row related to compensation paid in 2020 discloses the compensation paid to Mr. Santo in his capacity as the Head of Capital Markets and Investor Relations and as President of the Company. Effective June 1, 2021, Mr. Santo ceased to be the President of the Company and transitioned to the CEO position. As such, the row related to compensation paid in 2021 includes compensation paid to Mr. Santo in his capacity as President and CEO.

(6)
Mr. Arvidson was appointed to the position of COO effective July 21, 2021.

(7)
Mr. Hoch assumed the position of interim CFO and Corporate Controller on June 12, 2020.

(8)
Mr. Scatterday resigned as CEO of the Company effective May 31, 2021. He continues to serve as Chairman of the Board, a position held since June 2019.

(9)
Mr. Horowitz resigned from the position of General Counsel effective October 1, 2021.

(10)
Mr. Scatterday was granted 600,000 RSUs for his duties as the Chairman of the Board on June 18, 2021. The amounts reported for Mr. Scatterday in this column reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC Topic 718 — Stock Compensation. The value provided in this column is calculated based on the closing price of our Common Shares on the NEO Exchange on the date of grant. On the date of grant of June 18, 2021, a share price of CAD$0.6281 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437.

(11)
Mr. Scatterday was granted 1,400,000 PSUs for his consulting services to the Company. The PSUs vest based on two performance-based milestones related to the development of IP and a successful commercialization of the related patent. The amounts reported for Mr. Scatterday in this column reflect the aggregate grant date fair value of the PSUs computed in accordance with ASC Topic 718 — Stock Compensation. The value provided in this column is calculated based on the closing price of our Common

Shares on the NEO Exchange on the date of grant. On the date of grant of June 18, 2021, a share price of CAD$0.6281 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437.
Narrative Discussion
For a summary of the significant terms of each NEO’s employment agreement or arrangement, please see below under the heading “Agreements with NEOs”.
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth outstanding equity awards for the NEOs at December 31, 2021. All amounts are expressed in USD:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary F. Santo Jr., Chief Executive Officer	450,000	150,000	—	0.48	6/25/2030	623,946	315,093	7,487,351	1,684,654
Dana Arvidson, Chief Operating Officer	—	—	—	—	—	150,000	58,718	800,000	180,000
Brad Hoch, Chief Financial Officer	300,002	99,998	—	0.48	6/25/2030	—	—	—	—
Mark Scatterday, Former Chief Executive Officer	1,666,667	—	—	0.4135	11/21/2029	250,000(5)	126,250	1,400,000	315,000
Marshall Horowitz, Former General Counsel	600,000	—	—	0.3732(4)	12/31/2022	—	—	—	—
	400,000	—	—	0.4135(4)	12/31/2022	—	—	—	—

Notes:
(1)
Mr. Santo’s outstanding 623,946 RSUs and Mr. Arvidson’s outstanding 150,000 RSUs vest ratably over the next three years on December 31, 2022, December 31, 2023 and December 31, 2024.

(2)
The values provided in this column are calculated based on the closing price of our Common Shares on the NEO Exchange on the date of grant. On the date of grant of June 18, 2021, a share price of CAD$0.6281 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437. For the grants on September 30, 2021, a share price of CAD$0.4957 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2664.

(3)
This column includes PSU awards awarded to Mr. Santo and Mr. Arvidson that vest depending on the satisfaction of both an employment service condition and the achievement of stock price hurdles during the performance period of July 1, 2021 to December 31, 2024. The 1,400,000 PSUs awarded to

Mr. Scatterday for his consulting services vest based on two performance-based milestones related to the development of IP and a successful acquisition of a related patent. The market values of these awards are based upon the closing price on the date of grant. The fair value of the awards containing market conditions was determined using a Monte Carlo simulation model based upon the terms of the conditions, the expected volatility of the underlying security and other relevant factors. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2021, which are included elsewhere in this registration statement. On the date of grant of September 30, 2021, a share price of CAD$0.4957 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2664. On the date of grant of June 18, 2021, a share price of CAD$0.6281 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437.
(4)
The option exercise prices for Mr. Scatterday and Mr. Horowitz’s options are calculated based on the closing price of our Common Shares on the CSE on the date of grant. For Mr. Scatterday’s 1,666,667 options and Mr. Horowitz’s 400,000 options which were granted on November 22, 2019, a share price of CAD$0.55 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.3302. For Mr. Horowitz’s 600,000 options which were granted on August 27, 2020, a share price of CAD$0.49 converted to USD using the exchange rate provided by Thomson Reuters of USD $1.00 = CAD$1.3129.

(5)
Mr. Scatterday was granted 600,000 RSUs for his duties as the Chairman of the Board on June 18, 2021. The market values of these awards are based grant date fair value of CAD$0.6281 on June 18, 2021. On the date of grant of June 18, 2021, a share price of CAD$0.6281 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2437. Mr. Scatterday’s outstanding 250,000 RSUs vested ratably over the first five months of 2022.

Agreements with NEOs
Summary of Employment and Transition Agreements
The Company has entered into employment agreements with each of the NEOs setting forth the agreement or arrangement under which compensation was provided to each NEO. The material terms of these employment agreements are set forth below.
Gary F. Santo, Jr.
On October 28, 2020, the Company entered into an employment agreement with Gary F. Santo, Jr. pursuant to which Mr. Santo served as the Company’s President (the “President Agreement”). The President Agreement set forth the principal terms and conditions of his employment, including an employment term until July 12, 2022 and an annualized base salary of $360,000. The President Agreement provides that he is entitled to receive an incentive bonus for each fiscal year that he is employed by the Company, the amount of which is to be determined by the Board, in its sole discretion.
On May 13, 2021, the Company entered into a new employment agreement with Gary F. Santo, Jr., to be effective June 1, 2021, pursuant to which Mr. Santo serves as the CEO of the Company (the “CEO Agreement”), superseding the President Agreement. The CEO Agreement sets forth the principal terms and conditions of his employment, including an employment term of 43 months commencing on June 1, 2021 and an annualized base salary of $385,259. Mr. Santo’s CEO Agreement provides that he is entitled to receive an incentive bonus for each fiscal year that he is employed by the Company, the amount of which is to be determined by the Board, in its sole discretion. Mr. Santo’s CEO Agreement also provides that he is entitled to receive a long term incentive compensation, the details of which include 8,319,279 units, composed of 10% RSUs which are “time based” and vest over 43 months, subject to certain vesting provisions, up to a maximum of 831,928 Common Shares, and 90% PSUs which are “performance based” and vest over 43 months, up to a maximum award of 7,487,351 Common Shares, as described below. During the term of his employment, Mr. Santo is entitled to participate in all group welfare benefit and retirement plans and programs and other fringe benefit plans and programs.
The vesting of the PSUs will depend on whether the Company’s six-month average closing price (“6-month ACP”) of Common Shares on the NEO Exchange or such other recognized exchange in Canada on which the Common Shares are listed and trading achieves certain “target common share prices” (the “PSU ACP Targets”). Ten percent of the PSUs shall vest upon the 6-month ACP achieving each of the following “target common share prices”:
The Common Share price targets outlined above in each tier level are in USD.
The 6-month ACP shall be calculated after the completion of the first half of the fiscal year (1/1 – 6/30) and the second half of the fiscal year (7/1 – 12/31) annually for each of the four years, representing seven distinct opportunities to achieve some or all of the common share price targets (first test in second half of 2021).
The vesting of PSUs (if any) shall occur on December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024 (each, a “Vesting Date”). Notwithstanding the foregoing, the maximum number of PSUs that can be vested as of each Vesting Date is as follows:
Vesting Date	Number of PSUs
December 31, 2021	1,871,837
December 31, 2022	3,743,674
December 31, 2023	5,615,511
December 31, 2024	7,487,351
In the event where the number of PSUs to be vested on a Vesting Date exceeds the maximum number of PSUs permitted to be vested (the “Spill-over PSUs”), the Spill-over PSUs shall vest on the next Vesting Date, subject again to the limits established above.
Pursuant to the terms of the employment agreement, in the event that Mr. Santo is terminated for cause by the Company or resigns without good reason, Mr. Santo would be entitled to receive any accrued but unpaid base salary, reimbursement of unreimbursed business expenses, and executive benefits including any unpaid incentive bonus earned as well as equity compensation, if vested. Under the terms of the employment agreement, in the event that Mr. Santo is terminated without cause by the Company or were to resign for good reason, Mr. Santo would be entitled to receive any accrued amounts (including any accrued unpaid base salary, reimbursement for unreimbursed business expenses, and executive benefits, including any unpaid incentive bonus earned or equity compensation, if vested), subject to the execution by Mr. Santo of a release of claims in favor of the Company. In addition, Mr. Santo would be entitled to receive a severance payment equal to a flat twelve months of Mr. Santo’s annual base salary. For all outstanding equity awards granted to Mr. Santo for long term incentives the following will occur: the time vesting schedule for PSUs, for which the stock price conditions have been met, will be accelerated to the date of termination, and for RSUs Mr. Santo shall receive 12 months service credit for every year of service for all outstanding unvested restricted stock units granted. Additionally, if Mr. Santo timely and properly elected continuing health coverage under Consolidated Omnibus Budget Reconciliation Act (“COBRA”), he would receive partial reimbursement for the monthly health care insurance premiums increase paid by Mr. Santo for himself and his dependents.
Pursuant to the terms of his employment agreement, upon the occurrence of a change of control event, Mr. Santo would receive any accrued amounts, and a lump sum severance payment equal to a flat eighteen months (or 1.5x) Mr. Santo’s annual base salary, plus his full incentive bonus for that fiscal year, subject to Mr. Santo’s execution of a general release in favor of the Company. In addition, all target Common Share prices from Mr. Santo’s equity award would be deemed to have been met. If Mr. Santo’s equity award is equitably assumed by the ongoing corporation based on its value at the change in control, vesting will occur in accordance with the original time vesting schedule. If Mr. Santo’s employment is terminated without cause after the change of control event, any unvested portion of Mr. Santo’s equity award will vest upon the termination date. Notwithstanding the forgoing, if the ongoing corporation were not to equitably assume Mr. Santo’s equity award, vesting would accelerate to the change of control date. Additionally, if Mr. Santo timely and properly elected continuing health coverage under COBRA, Mr. Santo would receive partial reimbursement for the monthly health care insurance premiums increase paid by Mr. Santo for himself and his dependents.
Dana R. Arvidson
On June 23, 2021, the Company entered into an employment agreement with Dana R. Arvidson, which was effective July 12, 2021, pursuant to which Mr. Arvidson serves as the COO of the Company. Mr. Arvidson’s employment agreement sets forth the principal terms and conditions of his employment including an employment term of 41 months commencing on July 12, 2021, and including an annualized base salary of $325,000. Mr. Arvidson’s employment agreement provides that he is eligible to receive an incentive bonus during fiscal years of his employment, in an amount to be determined by the Board, in its sole discretion. This incentive bonus must be paid to Mr. Arvidson by the end of April of the following fiscal year and shall be based on performance objectives and targets set at the start of the fiscal year. Mr. Arvidson’s anticipated incentive bonus shall have a 60% payout target and consist of two components: 80% of the incentive bonus shall be based upon Company financial performance and 20% of the incentive bonus shall be comprised on individual performance goals. Pursuant to the terms of his employment agreement, Mr. Arvidson also received an equity grant, as determined by the Board, pursuant to the Plan in the amount of 1,000,000 units, composed of 20% RSUs which are “time based” and vest over 43 months, subject to certain vesting provisions, up to a maximum of 200,000 Common Shares, and 80% PSUs which are “performance based” and vest over 43 months, up to a maximum award of 800,000 Common Shares. The terms of the PSUs, are identical to the terms of the PSUs issued to Mr. Santo, including with respect to the PSU Target ACPs, the vesting schedule and the vesting percentage limitations. This equity grant is time-based and is to be awarded if Mr. Arvidson meets his tenure requirement. Throughout the course of his employment, Mr. Arvidson is entitled to participate in in all group welfare benefit and retirement plans and programs and other fringe benefit plans and program.
Pursuant to the employment agreement, in the event of termination for cause by the Company or resignation without good reason by Mr. Arvidson, Mr. Arvidson is entitled to receive accrued amounts (including accrued but unpaid base salary and any accrued but unused time off, reimbursement for unreimbursed expenses and any such executive benefits including any unpaid incentive bonus earned as well as equity compensation). In the event of termination without cause or resignation with good reason, Mr. Arvidson is entitled to receive accrued amounts and a severance payment equal to a flat twelve months of Mr. Arvidson’s annual base salary, subject to Mr. Arvidson’s execution of a release of claims in favor of the Company. For all outstanding equity awards granted to Mr. Arvidson, the time vesting schedule for PSUs, for which the stock price vesting conditions have been met, will be accelerated to the date of termination and for RSUs Mr. Arvidson shall receive 12 months service credit for each year of service. In addition, if Mr. Arvidson timely and properly elects health continuation coverage under COBRA, the Company shall provide a partial reimbursement for monthly health care insurance premiums increase paid by Mr. Arvidson for himself and his dependents.
Upon the occurrence of a change of control event, Mr. Arvidson would receive any accrued amounts and a lump sum severance payment equal to a flat eighteen months (or 1.5x) of Mr. Arvidson’s annual base salary, plus his full incentive bonus for that fiscal year, subject to Mr. Arvidson’s execution of a general release in favor of the Company. In addition, all target common share prices from Mr. Arvidson’s equity award will be deemed to have been met. If Mr. Arvidson’s equity award is equitably assumed by the ongoing corporation based on its value at the change in control event, vesting will occur in accordance with the original time vesting schedule. If Mr. Arvidson’s employment is terminated without cause after the change of control event, any unvested portion of Mr. Arvidson’s equity award will vest upon the termination date. Notwithstanding the forgoing, if the ongoing corporation does not equitably assume Mr. Arvidson’s equity award, vesting will accelerate to the change of control date. Additionally, if Mr. Arvidson timely and properly elected continuing health coverage under COBRA, Mr. Arvidson will receive partial reimbursement for the monthly health care insurance premiums increase paid by Mr. Arvidson for himself and his dependents.

Brad Hoch
On October 27, 2020, the Company entered into an employment agreement with Brad Hoch pursuant to which Mr. Hoch serves as the CFO of the Company. Mr. Hoch’s employment agreement sets forth the principal terms and conditions of his employment including a period of employment ending on June 14, 2022 and including an annualized base salary of $300,000. Mr. Hoch’s employment agreement provides that he is entitled to an incentive bonus, in an amount to be determined by the Board in its sole discretion, for each fiscal year that occurs during the term of his employment. Under the terms of his employment agreement, Mr. Hoch received a grant 400,000 Options. Further, pursuant to the terms of his employment agreement, Mr. Hoch is entitled to participate in all employee pension programs and welfare programs and fringe benefit plans and programs. Pursuant to the terms of the employment agreement, in the event that Mr. Hoch is terminated for any reason, Mr. Hoch is entitled to receive any accrued obligations (including any base salary that has accrued and any reimbursement due to Mr. Hoch for reasonable expenses). In the event that Mr. Hoch is terminated by the Company without cause or resigns for good reason, Mr. Hoch is entitled to payment or reimbursement by the Company for all the Mr. Hoch-paid portion of the premiums charged to continue medical coverage as well as accrued obligations. Additionally, on the 60th day following separation, Mr. Hoch would also be entitled to a payment by the Company in the amount of base salary equal to one week at the rate of pay upon separation per every one month that Mr. Hoch was active and continuously employed by the Company for up to twelve months, subject to the execution of a general release in favor of the Company. Upon termination of his employment, any stock option or other equity-based award granted by the Company to Mr. Hoch that is then outstanding and unvested on the severance date is to be terminated.
Mark Scatterday
In August 2019, we entered into an employment agreement (the “Scatterday Employment Agreement”) with Mark Scatterday pursuant to which Mr. Scatterday was to serve as the CEO of the Company on an interim basis. The Scatterday Employment Agreement set forth the principal terms and conditions of his employment, including a period of employment for two years commencing on May 10, 2019 (the “Commencement Date”) and including an annualized base salary of $400,000. Pursuant to the Scatterday Employment Agreement, Mr. Scatterday was entitled to receive an incentive bonus for each fiscal year of employment, subject to the Board’s discretion. Further, the Scatterday Employment Agreement provided that he was entitled to receive, subject to the approval of the Board, a grant of 1,666,667 Options. The Options were granted under and subject to the Plan, subject to certain vesting provisions. Pursuant to the Scatterday Employment Agreement, Mr. Scatterday was entitled to participate in any employee pension and welfare plans and programs and fringe benefit plans and programs.
Pursuant to the Scatterday Employment Agreement, in the event that Mr. Scatterday was terminated for any reason, Mr. Scatterday was entitled to receive any accrued obligations, including any base salary that accrued, any reimbursement due to Mr. Scatterday for reasonable expenses, and any accrued, vested and unpaid employee benefits. Further, pursuant to the Scatterday Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. Scatterday would be entitled to receive severance benefits in an amount equal to the sum of Mr. Scatterday’s base salary at the annualized rate in effect on the severance date, plus a pro-rated portion of Mr. Scatterday’s target incentive bonus with respect to the fiscal year in which the severance date occur. These severance benefits would be paid to Mr. Scatterday in equal monthly installments over a period of twelve consecutive month. Additionally, Mr. Scatterday would be entitled to receive to the extent unpaid any incentive bonus that would have otherwise been paid and to vest any outstanding Options and other equity based award grant based solely on Mr. Scatterday’s continued service that is outstanding and unvested immediately prior to the severance date. In addition, the Company would pay or reimburse Mr. Scatterday for his premiums charged to continue medical coverage pursuant to COBRA as in effect immediately prior to the severance date which will commence for the month following the month in which Mr. Scatterday’s separation occurs and cease for the twelfth month following Mr. Scatterday’s separation or if earlier the date Mr. Scatterday becomes eligible for coverage under a future employer or the date the Company ceases to offer group medical coverage or is otherwise under no obligation to offer COBRA continuation coverage.
Mr. Scatterday served as the CEO from May 10, 2019 to May 31, 2021. On May 13, 2021, the Company entered into a certain compensation agreement (the “Compensation Agreement”) between the Company and

Mr. Scatterday, in connection with Mr. Scatterday’s transition from the position of CEO to a non-employee. This Compensation Agreement superseded the Scatterday Employment Agreement. Pursuant to the Compensation Agreement, Mr. Scatterday’s resigned from the position of CEO on May 31, 2021 but remains a member of the Board and retains the title of Chairman of the Board.
Pursuant to the Compensation Agreement, Mr. Scatterday may, at the discretion of the Board, be eligible for a prorated incentive bonus for the period of time during which Mr. Scatterday served as CEO. Pursuant to the Compensation Agreement, as compensation for his services as Chairman, Mr. Scatterday was granted 600,000 RSUs, which were granted (the “Initial Grant”) pursuant to the Plan, subject to Mr. Scatterday’s continued service as a member of the Board. The Initial Grant became fully vested on May 31, 2022. Additionally, if during the term of the Compensation Agreement, the Company or any affiliate of the Company files a non-provisional patent application that is based on Work Product that Mr. Scatterday discovered, invented or originated on his own or with multiple inventors or originators, and which work product is not based upon any intellectual property owned by the Company or the Company’s affiliates as of May 31, 2021, other than the work product set forth in Exhibit B of the Compensation Agreement, then, within 60-days the Company will issue to Mr. Scatterday 700,000 fully vested common shares. If, during the Term, or during the 36 month period following the Termination Date of the Compensation Agreement (the “Termination Date”), the Company or any affiliate complete a commercial sale using the intellectual property described in the Non-Provisional Patent Application (as defined in the Compensation Agreement) or any other non-provisional patent application that is based on work product that Mr. Scatterday discovered, invented or originated on his own or with multiple inventors or originators, and which work product is not based upon any intellectual property owned by the Company or the Company’s affiliates as of May 31, 2021, other than the work product set forth in Exhibit B of the Compensation Agreement, then the Company will, within 60 days, issue to Mr. Scatterday an additional 700,000 fully vested common shares.
Further, the Compensation Agreement acknowledges that, notwithstanding anything to the contrary in the Compensation Agreement or the Plan or the Notice of Stock Option Grant and Stock Option Agreement between the Company and Mr. Scatterday, which evidences the grant on November 22, 2019 of 1,666,667 Options (the “Outstanding Options”) to purchase common shares (the “2019 Award Agreement”), the Company and Mr. Scatterday acknowledge and agree that all shares subject to the Outstanding Options are already fully vested and that the vested Outstanding Options shall remain outstanding and exercisable by Mr. Scatterday after May 31, 2021. The Company and Mr. Scatterday entered into an amended and restated 2019 Award Agreement (the “Amended and Restated Award Agreement”) with respect to the Outstanding Options such that the expiry date of the Outstanding Options shall be the earlier of November 21, 2029 and the date three months after the termination of Mr. Scatterday’s services to the Company under the Compensation Agreement for any reason.
In connection with the Compensation Agreement, the Company pays or reimburses Mr. Scatterday for his premiums charged to continue medical coverage pursuant to the COBRA, at the same or reasonably equivalent medical coverage for Mr. Scatterday (and, if applicable, Mr. Scatterday’s eligible dependents) as in effect immediately prior to May 31, 2021. COBRA coverage shall commence with Mr. Scatterday’s separation from service and shall cease on the twelfth month following Mr. Scatterday’s separation from service. This Compensation Agreement terminates on May 31, 2022 unless otherwise mutually agreed in writing.
The Compensation Agreement also includes protective covenants obligating Mr. Scatterday to an obligation of confidentiality, such that he shall not disclose or use at any time, either during the Term or thereafter, any confidential Information (as defined therein) of which Mr. Scatterday is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Mr. Scatterday’s performance in good faith of duties for the Company. Further, pursuant to the Compensation Agreement, Mr. Scatterday may not directly or indirectly engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any competing business, which includes Person (as defined therein) anywhere in the continental U.S., anywhere in Canada, and elsewhere in the world where the Company and its affiliates engage in business, or reasonably anticipate in engaging in business, on the Termination Date and that at any time during the Term has competed, or any time during the twelve (12) month period following the Termination Date competes, with any business engaged in by the Company or any of its affiliates. Further, the Compensation Agreement obligates Mr. Scatterday to certain non-disparagement obligations following the Termination Date.

Marshall Horowitz
On August 5, 2020, the Company entered into an employment agreement with Marshall Horowitz, to be effective July 29, 2020, pursuant to which Mr. Horowitz served as the General Counsel of the Company. Mr. Horowitz’s employment agreement set forth the terms of Mr. Horowitz’s employment, including a period of employment for two years and including an annualized base salary of $400,000. Mr. Horowitz’s employment agreement provided that he was entitled to receive an incentive bonus between 50-100% of his base salary for the applicable fiscal year, with the actual incentive bonus to be determined by the Board, in its sole discretion. Mr. Horowitz employment agreement also provided that he was eligible to receive, subject to approval of the Board, a grant of 800,000 Options, which was granted to him and was subject to certain vesting provisions. Pursuant to the terms of his employment agreement, Mr. Horowitz was entitled to participate in employment pension and welfare plans and programs and fringe benefit plans and programs.
Pursuant to a certain transition agreement dated April 19, 2021, as last amended by that certain Amendment No. 5 dated September 10, 2021 (together, the “Transition Agreement”), between the Company and Mr. Horowitz, Mr. Horowitz’s final date of employment with us was October 1, 2021. Pursuant to the terms of this Transition Agreement, Mr. Horowitz was provided a lump sum payment of $250,000, which amount was paid on May 28, 2021, a second lump sum payment of $250,000, which payment was made on July 30, 2021 in exchange for his ongoing assistance to the Company for a period of three months following the end of his employment. The Transition Agreement further provided for accelerated vesting of 400,000 unvested Options, and further set forth that the Company will provide Mr. Horowitz with technical assistance in the exercise of any Options. Under the terms of the Transition Agreement, Mr. Horowitz has until December 31, 2022 to exercise any and all of his vested Options.
On January 1, 2022, Mr. Horowitz entered into a consulting services agreement with the Company pursuant to which Mr. Horowitz would provide support to the legal department of the Company. Mr. Horowitz’s consulting services agreement set forth the terms of Mr. Horowitz’s consulting services, including an initial consulting term of six months and a standard monthly service fee of $15,000.
Other Terms and Benefits
Non-Complete, Non-Solicitation, Confidentiality
The NEO employment agreements contain standard non-compete, non-solicitation and confidentiality provisions which remain binding for a period of twelve months following the termination of the employment agreements with the Company. If a NEO breaches his obligations under the non-compete, non-solicitation or confidentiality provisions of his employment agreement, the Company will no longer be obligated to pay any remaining unpaid portion of any severance benefits that the NEO is entitled to, nor is the Company obligated to pay any remaining unpaid amount from the NEO’s incentive bonus or to any continued Company-paid or reimbursed coverage.
Pension Plan Benefits
Unless otherwise determined by ordinary resolution, the Compensation Committee, in consultation with the Board and on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any NEO who has held any salaried office or place of profit with the Company or to his or her spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Director Compensation
All independent directors receive compensation in the form of an annual retainer and stock awards. Each independent director is paid an annual retainer of $40,000. Each independent director who serves on a second committee of the Board is paid an additional $5,000 annual retainer. The chairs of each committee is paid an additional $10,000 annual retainer. All independent directors receive annual stock awards valued at $63,943. Directors are reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the shareholders.
The following table sets forth all compensation paid to or earned by each director during the fiscal year ended December 31, 2021. All amounts are expressed in USD.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mark Scatterday	See Footnote 2	See Footnote 2	See Footnote 2	See Footnote 2	See Footnote 2	See Footnote 2
Tim Conder	—	—	—	—	—	—
Jane Batzofin	45,000	63,943(3)	—	—	—	108,943
Mark J. Coleman	45,000	63,943(4)	—	—	—	108,943
John Barravecchia	60,000	63,943(5)	—	—	—	123,943
D’Angela Simms	50,000	63,943(6)	—	—	—	113,943

Notes:
(1)
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 — Stock Compensation. The values provided in this column are calculated based on the closing price of our Common Shares on the NEO Exchange on the date of grant. On the grant date of December 17, 2021, a share price of CAD$0.2947 converted to USD using the exchange rate provided by Thomson Reuters on the grant date of USD$1.00 = CAD$1.2889.

(2)
Please see tables entitled “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End Table” for information regarding the cash and equity compensation paid to Mark Scatterday in 2021.

(3)
Jane Batzofin was granted 214,101 RSUs for her duties on the Board on December 17, 2021, with the following vesting dates: December 31, 2021, March 31, 2022 and the business day immediately preceding the date of the next annual general meeting of shareholders. As of December 31, 2021, Ms. Batzofin had an aggregate of 142,744 RSUs outstanding.

(4)
Mark Coleman was granted 214,101 RSUs for his duties on the Board on December 17, 2021, with the following vesting dates: December 31, 2021, March 31, 2022 and the business day immediately preceding the date of the next annual general meeting of shareholders. As of December 31, 2021, Mr. Coleman had an aggregate of 142,744 RSUs outstanding.

(5)
John Barravecchia was granted 214,101 RSUs for his duties on the Board on December 17, 2021, with the following vesting dates: December 31, 2021, March 31, 2022 and the business day immediately preceding the date of the next annual general meeting of shareholders. As of December 31, 2021, Mr. Barravecchia had an aggregate of 142,744 RSUs outstanding.

(6)
D’Angela Simms was granted 214,101 RSUs for her duties on the Board on December 17, 2021, with the following vesting dates: December 31, 2021, March 31, 2022 and the business day immediately preceding the date of the next annual general meeting of shareholders. As of December 31, 2021, Ms. Simms had an aggregate of 142,744 RSUs outstanding.

ITEM 7.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR
INDEPENDENCE

Transactions with Related Persons
The following includes a summary of transactions since January 1, 2020 to which the Company has been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of the total assets at year-end for the last two completed fiscal years and in which any of the directors, executive officers or, to the Company’s knowledge, beneficial owners of more than 5% of the Company’s capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement. The Company is not otherwise a party to a current related party transaction and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of the total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.
The Company has a payable of $25,158,553 and $23,377,799 as of December 31, 2021 and 2020, respectively, to the Company’s former CEO and current Board member, Mark Scatterday, for his portion of the amounts payable in connection with the Jupiter Acquisition. As of December 31, 2021 and 2020, $23,964,718 and $22,321,065 respectively, of the total amount was included within notes payable (see Note 12 to the audited consolidated financial statements) and the remaining within accounts payable and accrued liabilities, on the consolidated balance sheets.
The Company has payable of $1,669,848 and $1,654,787 to the Company’s former CEO and current Board member, Mr. Scatterday, as of December 31, 2021 and 2020, respectively. Additionally, as of December 31, 2021 and 2020, the Company had $1,031,726 and $1,022,420 respectively, payable to Corner Health, LLC, an entity partially owned and managed by a current Board member, Jane Batzofin, related to their portion of the amounts payable in connection with the senior notes (see Note 12 to the audited consolidated financial statements).
The Company had a note receivable of $7,127,980 from Slam Dunk, LLC, and a Nevada limited liability corporation controlled by a Board member, Tim Conder, related to the Company’s sale of all membership interests of Blackbird. Subsequent to Slam Dunk’s sale of the assets and liabilities pertaining to Blackbird, the Company’s Blackbird Note was settled on June 11, 2021. (see Note 10 to the audited consolidated financial statements).
Related Person Transaction Policy
The Company has adopted a written related person transactions policy that provides that executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of the Company’s voting securities, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of the Company’s Audit Committee.
Director Independence
NEO Exchange Independence
Under the NEO Exchange listing manual, an “independent director” means a director who is independent in accordance with section 1.4 of NI 52-110 Audit Committees or its successor provision. A listed issuer on the NEO Exchange must have a board of directors that consists of (i) at least two independent directors or, (ii) where the board consists of six or more members, at least one-third independent directors. The Board is composed of four “independent directors” as defined under the NEO Exchange Listing Manual.
Under such definition, Mark J. Coleman, Jane Batzofin, John Barravecchia and D’Angela Simms are each an independent director.

Nasdaq Independence
Although the Common Shares are not listed on any U.S. national securities exchange, the Company also determines independence using the definition of “independent director” under the rules of the Nasdaq Stock Market (“Nasdaq Rules”). The Board is composed of four “independent directors” as defined under the Nasdaq Rules. In particular, Nasdaq Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules provide that a director cannot be considered independent if:
•
the director is, or at any time during the past three (3) years was, an employee of the company;

•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•
the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definition, Mark J. Coleman, Jane Batzofin, John Barravecchia and D’Angela Simms are each an independent director.

ITEM 8.
LEGAL PROCEEDINGS

Other than as described below, the Company is not aware of any material legal proceedings or regulatory actions that the Company is a party to, or that any of its property is the subject of, and no such proceedings are known by the Company to be contemplated.
The Company has been named as a defendant in several legal actions and is subject to various risks and contingencies arising in the normal course of business. Management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position.
In July 2019, Richard Komaiko and Marcie Cooperman filed a suit on behalf of themselves and others similarly situated against the Company and Baker, alleging the Company violated federal law by spamming them and other customers with unsolicited text message marketing. The lawsuit, which was filed in the U.S. District Court for the Northern District of California, alleged that the Company and Baker violated the federal Telephone Consumer Protection Act and California’s Unfair Competition Law. The Court dismissed without prejudice the claims against the Company for lack of personal jurisdiction and denied the Plaintiffs’ request for jurisdictional discovery against the Company. The Court subsequently granted Baker’s motion to stay the case pending a forthcoming Supreme Court ruling and while the case was stayed, Baker and the Plaintiffs participated in a settlement conference and agreed to settle the Plaintiffs’ individual claims against Baker. The lawsuit was subsequently dismissed with prejudice and the terms of the confidential settlement were finalized in January 2021. The settlement amount was accrued for as of December 31, 2020 and paid for in January 2021.
On December 16, 2019, Alexander Coleman, the former CEO, Co-Chairman and Director of the Company, instituted an arbitration against the Company with the JAMS office in Denver, Colorado, claiming that the Company breached Mr. Coleman’s employment agreement by failing to reimburse certain expenses of Mr. Coleman and failing to pay Mr. Coleman’s severance. In January 2020, the Company served counterclaims against Mr. Coleman. On April 12, 2021, the parties to the arbitration stipulated and agreed to voluntarily dismiss, with prejudice, all pending claims and counterclaims in the action.
On July 14, 2020, the Company was served with a claim filed in the Ontario Superior Court of Justice against it and certain of its former directors and officers. The plaintiff claimed and sought to claim on behalf of a proposed class, an unspecified amount of damages for alleged misrepresentations made by the Company and former directors and officers about the Company’s business in its public disclosure during the proposed class period of October 12, 2018 to May 1, 2019. Prior to any hearings in the matter, the parties reached a settlement of the proposed class action. The settlement was approved by the Ontario Court, on behalf of a defined certified class of investors, by Order dated November 29, 2021. The plan for the distribution of the settlement funds is ongoing.
In September 2020, the Company entered into a settlement agreement and release with O’Melveny & Myers LLP (“OMM”) in respect of a previously disclosed arbitration instituted by OMM. Pursuant to initial arbitration documents, OMM claimed that the Company had failed to pay approximately $3,100,000 in fees, of which an amount in excess of $100,000 was specifically attributable to Baker. Pursuant to the settlement agreement & release, the Company agreed to pay $100,000 in full and final settlement of the invoices outstanding for services rendered and costs incurred in the legal representation by OMM of Baker, but not of the invoices concerning OMM’s other representation of the Company. Consequently, OMM filed suit against the Company concerning its claims against the Company in British Columbia, and the Company filed suit against OMM in San Francisco concerning OMM’s claims, while also asserting its own claims against OMM and certain of its partners. OMM’s British Columbia suit has been stayed as having been brought in an inconvenient forum. The Company’s complaint has proceeded in San Francisco, with a trial date having been set for August 2022.
On February 2, 2021, the Haze Corp. (the “Plaintiff”) filed a complaint in Clark County, Nevada against Brand Canna Growth Partners, Inc. (“BCGP”), Michael Orr, SVH and SVT. SVH and SVT are wholly owned subsidiaries of the Company. The Plaintiff alleged that it entered into a Finders’ Fee Agreement with BCGP in 2017 and under that agreement is owed payments for acquisitions that it facilitated. The Plaintiff also alleged that BCGP is influenced and governed by SVH and SVT because they had the same principal,

Defendant Michael Orr, and SVH and SVT are liable for BCGP’s or Orr’s obligations under the Finders’ Fee Agreement. SVH and SVT moved for dismissal. On May 13, 2021, the court granted the motion without prejudice.
The Plaintiff recently moved for leave to amend its complaint, again naming SVH and SVT as defendants. That motion to amend was granted. SVH and SVT have again moved to dismiss. The motions to dismiss were denied without prejudice and the court has set a hearing to consider the scope of limited jurisdictional discovery before entertaining renewed motions to dismiss. The parties are in the process of outlining a stipulated discovery plan for limited jurisdictional discovery.
On June 18, 2021, the Company announced it had reached an agreement with the CCC resolving concerns of the CCC and clearing the path for provisional licensure for the retail sale of adult-use and medical cannabis in Massachusetts. With the decision, the Company has fully resolved the dispute regarding certain agreements entered into by the original management team of the Company with other license applicants. At the June 17, 2021 meeting of the CCC, the commissioners ratified a stipulated agreement resolving the related investigation pursuant to which the Company agreed to make a $275,000 payment to the CCC Marijuana Regulation Fund (the “Settlement”). The Settlement was paid in full and allowed the Company to move forward with its licensing process and expansion plans in Massachusetts. The concerns of regulatory violations related to commercial arrangements with third-party licensed marijuana businesses in Massachusetts that the CCC determined could constitute unapproved control over such licensed businesses, and which resulted in the possible control of more than the permissible number of licensed businesses that a person or entity may control at any given time. The applicable business relationships have been terminated.
VPR Brands, LP (“VPR”) filed a lawsuit against Jupiter in the U.S. District Court in the District of Arizona. VPR claims infringement of several claims in U.S. Patent Number 8,205,622. This lawsuit is presently in the discovery phase. Jupiter, through its counsel, has analyzed the claims and is vigorously defending the lawsuit. Jupiter has also filed an Inter Partes Review (“IPR”) as AIA Review No.:IPR2022-00299 alleging that the patent claims involved in the suit are invalid. The lawsuit has been stayed while the IPR is being considered as it may invalidate the relevant patent claims and preclude any need to continue the suit.
On October 14, 2021, the Company announced that it was supporting Shenzhen Smoore Technology Limited (“Smoore Technology”) in a complaint filed with the U.S. International Trade Commission (“ITC”) to defend against certain intellectual property infringements of CCELL® branded vape products. The Company is one of two authorized distributors of CCELL branded vape hardware and associated products in the U.S., and has been important to the formation of the domestic industry for oil vaping cartridges in the U.S. In recent years, several vape brands, importers and retailers have distributed products that infringe upon CCELL’s patent and trademark rights. Through the complaint filed with the ITC, Smoore Technology requested that the ITC institute an investigation into those intellectual property infringements. The ITC granted the institution request on November 4, 2021, commencing an investigation. Smoore Technology has requested that the ITC issue an exclusion order to block infringing products from importation into the U.S. If granted, the requested remedy will help protect the market and customers from lower quality infringing products that do not meet the CCELL brand’s exacting standards.

ITEM 9.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
The Common Shares were previously listed on the CSE until August 16, 2021. The Common Shares are now listed on the NEO Exchange under the symbol “TILT” and on the OTCQX under the symbol “TLLTF”.
The following table indicates the high and low values with respect to trading activity for the Common Shares on the CSE and the NEO Exchange for the periods indicated below (Source: Thomson Eikon) in CAD$.
Period Ended	Low Trading Price (CAD$)	High Trading Price (CAD$)
First Quarter Ended March 31, 2022	0.160	0.420
Fourth Quarter Ended December 31, 2021	0.250	0.600
Third Quarter Ended September 30, 2021	0.465	0.680
Second Quarter Ended June 30, 2021	0.500	0.720
First Quarter Ended March 31, 2021	0.370	0.920
Fourth Quarter Ended December 31, 2020	0.290	0.550
Third Quarter Ended September 30, 2020	0.335	0.690
Second Quarter Ended June 30, 2020	0.215	0.800
First Quarter Ended March 31, 2020	0.155	0.395
The price of the Common Shares as quoted by the NEO Exchange at the close of business on June 15, 2022, was CAD$0.24.
The following table indicates the high and low values with respect to trading activity for the Common Shares on the OTCQX for the periods indicated below (Source: Thomson Eikon). Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.
Period Ended	Low Trading Price (US$)	High Trading Price (US$)
First Quarter Ended March 31, 2022	0.17	0.35
Fourth Quarter Ended December 31, 2021	0.19	0.47
Third Quarter Ended September 30, 2021	0.37	0.54
Second Quarter Ended June 30, 2021	0.40	0.59
First Quarter Ended March 31, 2021	0.27	0.75
Fourth Quarter Ended December 31, 2020	0.22	0.44
Third Quarter Ended September 30, 2020	0.25	0.53
Second Quarter Ended June 30, 2020	0.14	0.61
First Quarter Ended March 31, 2020	0.09	0.32
Shareholders
As of June 15, 2022, there are 775 holders of record of Common Shares and no holders of record of the Compressed Shares.
Dividends
The payment of dividends on the Common Shares and the Compressed Shares will be at the discretion of the Board and will depend on the Company’s financial condition and the need to finance the Company’s business activities. The Company has not paid any dividends on any class of its securities since incorporation;

however, there are no restrictions in the Articles of the Company that could prevent the Company from paying dividends if the financial condition of the Company warranted such payment. Any future determination to pay dividends will be at the discretion of the Board and will depend, among other things, on the Company’s financial condition, earnings, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends and any other factors that the Board considers relevant.
Equity Compensation Plans
The following table provides information regarding compensation plans, previously approved by shareholders, under which securities of the Company are authorized for issuance in effect as of December 31, 2021:
Plan Category	Number of securities to be issued upon the vesting of RSUs, PSUs and the exercise of outstanding options	Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected herein)(1)
Equity compensation plans approved by securityholders	32,004,959	US$	0.6341	18,445,536
Equity compensation plans not approved by securityholders	N/A		N/A	N/A
Total:	32,004,959	US$	0.6341	18,445,536

(1)
The aggregate number of Common Shares issuable upon the vesting or the exercise of Awards granted under the Plan shall not exceed 60,000,000.

ITEM 10.
RECENT SALES OF UNREGISTERED SECURITIES

The following information represents securities sold by the Company within the past three years through June 15, 2022 which were not registered under the Securities Act. Included are new issuances of securities and issuances of securities convertible into or exchangeable, redeemable or exercisable for Common Shares. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D, Regulation S or Rule 701 promulgated thereunder.
During the year ended December 31, 2021, the Company had the following issuances of unregistered securities:
•
On June 18, 2021, 250,000 Options with an exercise price of C$0.61 were granted to a consultant of the Company.

•
On June 18, 2021, 1,431,928 RSUs and 8,887,351 PSUs were granted to various employees of the Company.

•
On August 24, 2021, 6,423,220 RSUs were granted to various employees of the Company.

•
On September 30, 2021, 2,764,277 RSUs and 2,406,430 PSUs were granted to various employees of the Company.

•
On December 17, 2021, 1,496,636 RSUs and 549,375 PSUs were granted to various employees of the Company.

During the year ended December 31, 2020, the Company had the following issuances of unregistered securities:
•
On January 28, 2020, 500,000 warrants with an exercise price of C$0.33 were issued to a consultant of the Company.

•
On June 26, 2020, 15,619,514 Options with an exercise price of C$0.65 were issued to various employees of the Company.

•
On June 26, 2020, 1,248,774 Common Shares were granted to various employees of the Company.

•
On August 27, 2020, 1,091,392 Options with an exercise price of C$0.49 were issued to various employees of the Company.

•
On October 28, 2020, 1,024,104 RSUs were granted to the independent directors of the Company.

•
On December 2, 2020, 1,116,200 Options with an exercise price of C$0.39 were issued to various employees of the Company.

•
On December 4, 2020, 481,999 Common Shares were issued to a consultant of the Company.

During the year ended December 31, 2019, the Company had the following issuances of unregistered securities:
•
On January 7, 2019, the Company issued 128,476 Common Shares and 128,476 warrants with an exercise price of C$5.25 in connection with a private placement transaction. The investor paid C$674,499 for 128,476 Common Shares and 128,476 warrants.

•
On January 14, 2019, in connection with the acquisition of Jupiter, the Company issued 54,914,224 LP Units and 54,914,224 Rights, with each one LP Unit and one Right being convertible together, at the request of the holder, into one Common Share. The consideration paid was 100% of the issued and outstanding membership interest in the capital of Jupiter Research, LLC.

•
On January 16, 2019, in connection with the acquisition of Blackbird, the Company issued 161,543 Compressed Shares. The consideration paid was 100% of the issued and outstanding shares of capital stock of Blkbrd Holdings Corp.

•
On January 28, 2019, in connection with the acquisition of Standard Farms, the Company issued 11,090,453 Common Shares. The consideration paid was 100% of the issued and outstanding membership interests of Standard Farms LLC and White Haven RE LLC.

•
On February 15, 2019, an aggregate of 615,000 Options with an exercise price of C$5.25 were granted to various employees.

•
On June 3, 2019, 1,666,250 RSUs were granted to a former founder.

•
On June 17, 2019, 3,759,400 Options with an exercise price of C$1.45 were granted to an employee of the Company.

•
On September 3, 2019, 660,000 Common Shares were granted to a consultant of the Company.

•
On November 1, 2019, 46,089,020 warrants with an exercise price of C$0.33 were issued to various investors in connection with the closing of the first tranche of the Financing. On November 22, 2019, an additional 18,360,000 warrants with an exercise price of C$0.39 were issued to various investors in connection with the closing of the second tranche of the Financing.

•
On November 22, 2019, 9,045,691 warrants with an exercise price of C$1.05 were issued to the former founders of the Company.

•
On November 22, 2019, 4,006,667 Options with an exercise price of $0.55 were issued to various employees.

•
On November 22, 2019, 6,600,000 RSUs were issued to a consultant of the Company.

•
On December 20, 2019, 599,246 RSUs were granted to the independent directors of the Company.

ITEM 11.
DESCRIPTION OF THE REGISTRANT’S SECURITIES TO BE REGISTERED

Description of the Company’s Securities
The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of Compressed Shares. As of June 15, 2022, 331,954,896 Common Shares were issued and outstanding and zero Compressed Shares were issued and outstanding.
Common Shares
The holders of the Common Shares are entitled to receive notice of and to vote at every meeting of the shareholders of the Company and have one vote thereat for each Common Share so held.
The Board may from time-to-time declare a dividend, and the Company shall pay thereon out of the monies of the Company properly applicable to the payment of the dividends to the holders of Common Shares. For the purpose hereof, the holders of Common Shares receive dividends as shall be determined from time-to-time by the Board whose determination shall be conclusive and binding upon the Company and the holders of Common Shares.
Subject to the liquidation rights of the holders of Compressed Shares, in the event of liquidation, dissolution or winding-up of the Company or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of the monies properly applicable to the payment of dividends) the holders of Common Shares are entitled to share equally.
Compressed Shares
The Compressed Shares rank pari passu with the Common Shares as to dividends and upon liquidation, as described above for the Common Shares.
Liquidation
The holders of Compressed Shares are entitled to receive the assets of the Company, or other consideration payable or distributable as a result of the liquidation event, available for distribution to shareholders, distributed among the holders of Compressed Shares and Common Shares based on: (i) the number of Common Shares; and (ii) the number of Compressed Shares (on an as converted basis, assuming conversion of all Compressed Shares into Common Shares at the applicable conversion ratio, disregarding the conversion limitations described below), issued and outstanding on the record date.
Voting
The holders of Compressed Shares have the right to one vote for each Common Share (subject to the terms and conditions set forth in the Company’s Articles) into which such Compressed Shares are convertible (disregarding the conversion limitations as described below), and with respect to such vote, such holder has voting rights and powers of the holders of Common Shares. Any fractional voting rights available on an as converted basis (after aggregating all Common Shares into which Compressed Shares are convertible) shall be rounded up or down to the nearest whole number (with one-half being rounded upward). Except as provided by law, the Compressed Shares vote together with the Common Shares as a single class.

ITEM 12.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the BCBCA, the Company may indemnify an individual who:
a)
is or was a director or officer;

b)
is or was a director or officer (1) at the Company’s request, or (2) of another corporation at the time when such corporation is or was an affiliate of the Company; or

c)
at the Company’s request, is or was, or holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such eligible party is involved because of that association with the Company or other entity.

However, indemnification is prohibited under the BCBCA if:
a)
such eligible party did not act honestly and in good faith with a view to the Company’s best interests (or the other entity, as the case may be);

b)
in the case of a proceeding other than a civil proceeding, such eligible party did not have reasonable grounds for believing that such person’s conduct was lawful;

c)
the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by the Company’s articles; or

d)
the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company was prohibited from giving the indemnity or paying the expenses by the Company’s articles.

The Company may not indemnify or pay the expenses of an eligible party in respect of an action brought against an eligible party by or on behalf of the Company.
The BCBCA allows the Company to pay, as they are incurred in advance of a final disposition of a proceeding, the expenses actually and reasonably incurred by the eligible party, provided that the Company receive from such eligible party an undertaking to repay the amounts advanced if it is ultimately determined that such payment is prohibited. Following the final disposition of an eligible proceeding, the BCBCA requires the Company to pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding, or is substantially successful on the merits in the outcome of the proceeding.
Despite the foregoing, on application by the Company or an eligible party, a court may:
a)
order the Company to indemnify an eligible party in respect of an eligible proceeding;

b)
order the Company to pay some or all of the expenses incurred by an eligible party in an eligible proceeding;

c)
order enforcement of or any payment under an indemnification agreement;

d)
order the Company to pay some or all of the expenses actually and reasonably incurred by a person in obtaining the order of the court; and

e)
make any other order the court considers appropriate.

The Company has entered into indemnity agreements with the Company’s officers and directors, pursuant to which the Company is obligated to indemnify and hold harmless such persons against all costs, charges, and expenses, including any amounts paid to settle actions or satisfy judgments, reasonably incurred by them in respect of any civil, criminal, administrative, investigative, or other proceeding to which they are made a party by reason of being or having been an officer or director. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to the Company’s best interests, and, in the case of criminal or administrative actions or proceedings enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under the indemnity agreements, the Company may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings, but if the director or officer does not meet the conditions to qualify for indemnification, such amounts shall be repaid.
The BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of ours or that of an associated corporation.
As permitted by the BCBCA, the Company has purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.
ITEM 13.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear immediately following the signature page to this registration statement beginning on page F-1.
ITEM 14.
CHANGES IN AND DISAGREEMENTS WITH AUDITORS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.
ITEM 15.
FINANCIAL STATEMENTS AND EXHIBITS

The financial statements required to be included in this registration statement appear immediately following the signature page to this registration statement beginning on page F-1.

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
2.1†#	Business Combination Agreement dated July 9, 2018 between Baker Technologies, Inc., Briteside Holdings, LLC, Sea Hunter Therapeutics, LLC, Santé Veritas Holdings Inc. and 1167411 B.C. Ltd.
2.2*†#
Amended and Restated Agreement and Plan of Merger by and among Jimmy Jang, L.P., Hammbutnocheese Merger Sub, Inc., Jupiter Research, LLC, Sellers and Mark Scatterday, as Sellers’ Representative dated as of January 10, 2019.

2.3†#
Agreement of Purchase and Sale, dated February 8, 2022, between Daniel G. DaRosa, as Trustee of 30 MOZZONE BOULEVARD 2013 REALTY TRUST, u/d/t/ dated July 26, 2017, and Commonwealth Alternative Care, Inc., as last amended by Second Amendment to Agreement of Purchase and Sale dated May 13, 2022.

2.4†#	Purchase and Sale Agreement And Joint Escrow Instructions dated effective April 8, 2022, by and between Commonwealth Alternative Care, Inc. and IIP-MA 2 LLC.
2.5†#
Purchase And Sale Agreement And Joint Escrow Instructions, dated effective April 19, 2022, by and between White Haven Re, LLC and IIP-PA 9 LLC, as amended by First Amendment To Purchase And Sale Agreement And Joint Escrow Instructions dated May 24, 2022.

3.1#	Notice of Articles of TILT Holdings Inc.
3.2#	Articles of TILT Holdings Inc.
4.1†#	Exchange Agreement dated January 7, 2019 between Jimmy Jang, L.P., TILT Holdings Inc. and the holder of units from time to time party thereto.
4.2	Warrant Certificate dated November 22, 2019 by and between TILT Holdings Inc. and Jane Batzofin (filed herewith).
4.3	Warrant Certificate dated November 1, 2019 by and between TILT Holdings Inc. and Mark Scatterday (filed herewith).
10.1†#	Loan Agreement dated August 24, 2021 by and between CGSF Group LLC and SFNY Holdings, Inc.
10.2†#	Agreement dated October 27, 2021 between Sante Veritas Therapeutics Inc., and 1120419 B.C. LTD.
10.3*#	Assignment Agreement dated February 22, 2021 between SH Finance Company, LLC and Teneo Fund SPVi LLC.
10.4*†#	Securities Purchase Agreement dated November 18, 2020 between Baker Technologies, Inc., Slam Dunk LLC, and Timothy Conder.
10.5†#
Senior Secured Note Purchase Agreement dated as of November 1, 2019 between Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jupiter Research, LLC, TILT Holdings Inc., NR 1, LLC and the purchasers named on the Schedule of Purchasers attached thereto.

10.6*†#
Junior Secured Note Purchase Agreement dated November 1, 2019 between Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jupiter Research, LLC, TILT Holdings Inc., [***] and the purchasers named on the Schedule of Purchasers attached thereto.

Exhibit No.	Description of Exhibit
10.7†#
Junior Guaranty dated November 1, 2019 between TILT Holdings Inc., Jimmy Jang Holdings Inc., Sante Veritas Holdings Inc., Sante Veritas Therapeutics Inc., Jupiter Research Europe LTD, Defender Marketing Services, LLC, White Haven RE LLC, Standard Farms LLC, Briteside Holdings LLC, Briteside Modular LLC, Briteside E-Commerce LLC, Briteside Oregon LLC, Yaris Acquisition LLC, Bootleg Courier Company, LLC, Blkbrd Software LLC, Blackbird Logistics Corporation, Blkbrd CA, Blkbrd NV LLC, Sea Hunter Therapeutics, LLC, SH Therapeutics, LLC, SH Realty Holdings, LLC, SH Realty Holdings-Ohio, LLC, SH Ohio, LLC, SH Finance Company, LLC, Cultivo, LLC, Alternative Care Resource Group LLC, Verdant Holdings, LLC, Verdant Management Group, LLC, Herbology Holdings, LLC, Herbology Management Group, LLC, in favor of [***].

10.8†#
Junior Pledge Agreement dated as of November 1, 2019 by and among TILT Holdings, Inc., Jimmy Jang Holdings Inc., Baker Technologies, Inc., Jimmy Jang, L.P., Blackbird Logistics Corporation, Briteside Holdings LLC, Yaris Acquisition LLC, Baker Technologies, Inc., Jupiter Research, LLC, Blackbird Logistics Corporation, Blkbrd Software LLC, Briteside Ecommerce LLC, Briteside Holdings LLC, Briteside Modular LLC, Defender Marketing Services LLC, Standard Farms LLC, White Haven RE LLC, Yaris Acquisition LLC and [***].

10.9†#
Junior Security Agreement dated as of November 1, 2019 by and among Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jimmy Jang, L.P., Jupiter Research, LLC, Blackbird Logistics Corporation, Blkbrd CA, Blkbrd NV LLC, Blkbrd Software LLC, Briteside Ecommerce LLC, Briteside Holdings LLC, Briteside Modular LLC, Briteside Oregon LLC, Defender Marketing Services, LLC, Standard Farms LLC, TILT Holdings Inc., White Haven RE LLC, Yaris Acquisition LLC and in favor of [***].

10.10†#	Junior Canadian Security Agreement dated November 1, 2019 by TILT Holdings Inc. in favor of [***].
10.11†#
Guaranty dated as of November 1, 2019 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Sante Veritas Holdings Inc., Sante Veritas Therapeutics Inc., Jupiter Research Europe LTD, White Haven RE LLC, Standard Farms LLC, Briteside Holdings LLC, Briteside Modular LLC, Briteside E-Commerce LLC, Briteside Oregon LLC, Yaris Acquisition LLC, Bootleg Courier Company, LLC in favor of NR 1, LLC.

10.12†#
Pledge Agreement dated as of November 1, 2019 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Baker Technologies Inc., Jimmy Jang, L.P., Blackbird Logistics Corporation, Briteside Holdings LLC, Yaris Acquisition LLC,  Baker Technologies, Inc., Jupiter Research, LLC, Blackbird Logistics Corporation, Blkbrd Software LLC, Briteside Ecommerce LLC, Briteside Holdings LLC, Briteside Modular LLC, Defender Marketing Services, Standard Farms LLC, White Haven RE LLC, Yaris Acquisition LLC and NR 1 LLC.

10.13†#
Security Agreement dated as of November 1, 2019, by and among Baker Technologies, Inc., Commonwealth Alternative Care Inc., Jimmy Jang, L.P., Jupiter Research, LLC, Blackbird Logistics Corporation, Blkbrd CA, Blkbrd NV LLC, Blkbrd Software LLC, Briteside Ecommerce LLC, Briteside Holdings LLC, Briteside Modular LLC, Briteside Oregon LLC, Defender Marketing Services LLC, Standard Farms LLC, TILT Holdings Inc., White Haven RE LLC, Yaris Acquisition LLC and in favor of NR 1, LLC.

10.14†#	Canadian Security Agreement dated November 1, 2019 of TILT Holdings Inc. in favor of NR 1, LLC.
10.15+#	TILT Executive Employment Agreement dated May 13, 2021 and effective June 1, 2021 between TILT Holdings Inc. and Gary F. Santo, Jr.
10.16+#	Employment Agreement dated October 28, 2020 between TILT Holdings Inc. and Gary F. Santo, Jr.
10.17+#	Employment Agreement, dated June 23, 2021 and effective July 12, 2021 between TILT Holdings Inc. and Dana R. Arvidson.
10.18+#	Employment Agreement, dated October 28, 2020 between TILT Holdings Inc. and Brad Hoch.

Exhibit No.	Description of Exhibit
10.19+#	Compensation Agreement dated May 13, 2021 by and between TILT Holdings Inc. and Mark Scatterday.
10.20+#	Employment Agreement dated August 16, 2019 between TILT Holdings Inc. and Mark Scatterday.
10.21†+#	Consulting Services Agreement dated January 1, 2022 between Marshall Horowitz and TILT Holdings Inc.
10.22+#	Transition Agreement dated April 22, 2021 between Marshall Horowitz and TILT Holdings Inc., as last amended by that certain Amendment No. 5 dated September 10, 2021.
10.23†+#	Employment Agreement dated August 5, 2020 and effective July 29, 2020 between TILT Holdings Inc. and Marshall Horowitz.
10.24+	TILT Holdings Inc. Amended and Restated 2018 Stock and Incentive Plan (filed herewith).
10.25+#	Form of TILT Holdings Inc. Amended and Restated 2018 Stock and Incentive Plan Amended and Restated Stock Option Agreement.
10.26+#	Form of TILT Holdings Inc. Amended and Restated 2018 Stock and Incentive Plan Restricted Stock Unit Agreement.
10.27+#	Form of TILT Holdings Inc. Amended and Restated 2018 Stock and Incentive Plan Performance Stock Unit Award Agreement.
10.28	Second Amendment to Purchase and Sale Agreement and Join Escrow Instructions dated June 17, 2022 by and between White Haven RE, LLC and IIP-PA 9 LLC (filed herewith).
21.1#	List of Subsidiaries of TILT Holdings Inc.

+
Indicates a management contract or compensatory plan, contract or arrangement in which directors or executive officers participate.

*
In accordance with Item 601(b)(2) and/or Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and private or confidential. A copy of the omitted portion will be furnished to the Securities and Exchange Commission upon request.

†
In accordance with Item 601(a)(6) of Regulation S-K, certain information has been excluded from this exhibit.

#
Previously filed with the SEC.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
TILT HOLDINGS INC.
/s/ Gary F. Santo, Jr.

By: Gary F. Santo, Jr.
Title: Chief Executive Officer
Date: June 29, 2022

The accompanying notes are an integral part of these consolidated financial statements.

Report of Independent Registered Public Accounting Firm (PCAOB 324)
To the Shareholders and Board of Directors of
TILT Holdings Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of TILT Holdings Inc. and its subsidiaries (together, the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of TILT Holdings Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Macias Gini & O'Connell LLP
We have served as the Company’s auditor since 2021.
San Francisco, California
April 19, 2022

TILT Holdings Inc.
Consolidated Balance Sheets
As at December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Share and Per Share Amounts)
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$6,952	$8,859
Trade receivables and others, net	32,393	14,568
Inventories	55,583	32,507
Loans receivable, current portion	2,453	2,660
Prepaid expenses and other current assets	3,005	4,556
Assets held for sale	500	—
Advances for acquisition target	—	7,411
Total current assets	100,886	70,561
Non-current assets
Property, plant and equipment, net	62,360	66,795
Right-of-use assets – finance, net	5,379	5,144
Right-of-use assets – operating, net	5,038	6,572
Investments	6,698	1,189
Intangible assets, net	128,770	138,637
Loans receivable	1,672	14,483
Goodwill	70,545	98,693
TOTAL ASSETS	$381,348	$402,074
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$49,482	$31,086
Warrant liability	2,394	—
Income tax payable	—	903
Deferred revenue	5,177	6,311
Finance lease liability, current portion	955	831
Operating lease liability, current portion	731	879
Notes payable, current portion. net of discount	40,758	4,668
Total current liabilities	99,497	44,678
Non-current liabilities
Finance lease liability	5,319	5,305
Operating lease liability	4,927	6,375
Notes payable, net of discount	45,855	67,082
Deferred tax liability	85	13,949
TOTAL LIABILITIES	155,683	137,389
Shareholders’ equity
Common stock, no par value, unlimited shares authorized as of December 31, 2021 and 2020, 374,083 and 367,183 issued and outstanding as of December 31, 2021 and 2020, respectively	854,952	851,851
Additional paid-in capital	224,835	223,499
Warrants	952	6,757
Accumulated other comprehensive income	999	1,014
Accumulated deficit	(856,248)	(818,436)
Non-controlling interest	175	—
TOTAL SHAREHOLDERS’ EQUITY	225,665	264,685
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$381,348	$402,074
The accompanying notes are an integral part of these consolidated financial statements.

TILT Holdings Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Share and Per Share Amounts)
	2021	2020
Revenues, net	$202,705	$158,409
Cost of goods sold	(152,502)	(112,270)
Gross profit	50,203	46,139
Operating expenses:
Wages and benefits	17,407	12,927
General and administrative	19,073	22,170
Sales and marketing	1,457	839
Share-based compensation	3,804	4,200
Depreciation and amortization	17,857	18,356
Impairment loss	30,398	23,941
Total operating expenses	89,996	82,433
Loss from operations	(39,793)	(36,294)
Other income (expense):
Interest income	593	3,835
Other income	74	1,053
Change in fair value of warrant liability	6,001	—
Gain on foreign currency exchange	14	—
Gain (loss) on sale of assets	163	(70)
Unrealized loss on investments	(891)	(337)
Loan receivable losses	(4,562)	(16,416)
Loss on termination of lease	(261)	(613)
Interest expense, net	(10,367)	(9,390)
Other expense	(9,236)	(21,938)
Loss from continuing operations before income taxes	(49,029)	(58,232)
Income taxes
Income tax benefit (expense)	13,903	(1,696)
Net loss from continuing operations, net of tax	(35,126)	(59,928)
Loss from discontinued operations before income taxes	—	(58,257)
Income tax benefit from discontinued operations	—	1,767
Net loss from discontinued operations, net of tax	—	(56,490)
Net loss	(35,126)	(116,418)
Other comprehensive (loss) income
Foreign currency translation adjustments	(15)	496
Comprehensive loss	$(35,141)	$(115,922)
Weighted average number of shares outstanding:
Basic	370,002,378	364,562,929
Net loss per common share
Basic and diluted	$(0.09)	$(0.32)
Basic and diluted, from continuing operations	$(0.09)	$(0.16)
Basic and diluted, from discontinued operations	$—	$(0.15)
The accompanying notes are an integral part of these consolidated financial statements.

TILT Holdings Inc.
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Share and Per Share Amounts)
	Common Stock		Additional Paid in Capital	Warrants	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Non-Controlling Interest	Shareholders’ Equity Total
	Shares	Amount
Balance – January 1, 2020	362,279,572	$849,696	$210,160	$17,809	$518	$(702,018)	$—	$376,165
Options exercised	62,100	1	—	—	—	—	—	1
Share-based compensation	481,999	175	2,221	66	—	—	—	2,462
Warrants exercised	100,857	—	27	(27)	—	—	—	—
Warrants expired	—	—	11,091	(11,091)	—	—	—	—
Shares returned from escrow	(660,044)	—	—	—	—	—	—	—
Issuance and vesting of restricted share units	4,918,189	1,979	—	—	—	—	—	1,979
Comprehensive (loss) for the year	—	—	—	—	496	(116,418)	—	(115,922)
Balance – December 31, 2020	367,182,673	$851,851	$223,499	$6,757	$1,014	$(818,436)	$—	$264,685
Options exercised	221,400	13	—	—	—	—	—	13
Options forfeited	—	—	—	—	—	—	—	—
Share-based compensation	—	—	1,240	—	—	—	—	1,240
Warrants exercised	657,000	173	96	—	—	—	—	269
Warrants expired	—	—	—	—	—	—	—	—
Warrants reclassified to liability	—	—	—	(5,805)		(2,686)	—	(8,491)
Shares returned from escrow	—	—	—	—	—	—	—	—
Issuance and vesting of restricted share units	5,272,310	2,192	—	—	—	—	—	2,192
Shares reserved for contingent consideration	—	372	—	—	—	—	—	372
Formation of SFNY:
Shares issued from formation of SFNY	749,376	351	—	—	—	—	—	351
Non-controlling interest	—	—	—	—	—	—	175	175
Comprehensive (loss) for the year	—	—	—	—	(15)	(35,126)	—	(35,141)
Balance – December 31, 2021	374,082,759	$854,952	$224,835	$952	$999	$(856,248)	$175	$225,665
The accompanying notes are an integral part of these consolidated financial statements.

TILT Holdings Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Share and Per Share Amounts)
	2021	2020
Cash flows from operating activities:
Net loss	$(35,126)	$(116,418)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on sale of discontinued operation, net of tax	—	56,787
Unrealized loss on investments	891	337
Gain (Loss) on disposal of property	—	70
Loss on termination of lease	210	418
Depreciation and amortization	22,438	20,393
Amortization of operating lease right of use assets	1,231	1,602
Change in allowance for doubtful accounts	(188)	757
Non-cash interest income	(500)	(3,740)
Deferred tax benefit	(13,864)	(975)
Share-based compensation	3,804	4,200
Accretion of debt discount	2,667	2,227
Accounts receivable write off	—	2,169
Loan receivable losses	4,562	16,416
Impairment loss	30,398	23,941
Warrants and severance	—	66
Change in fair value of derivatives	(6,001)	—
Non-cash interest expense	4,050	3,669
Net change in working capital items:
Trade receivables and others, net	(17,627)	(405)
Inventories	(22,574)	5,204
Prepaid expenses and other current assets	1,340	797
Accounts payable and accrued liabilities	18,239	(2,695)
Income tax payable	(903)	903
Operating lease liability	(512)	859
Deferred revenue	(1,134)	1,218
Cash (used in) provided by operating activities – continuing operations	(8,599)	17,800
Cash used in operating activities – discontinuing operations	—	(7,140)
Net cash (used in) provided by operating activities	(8,599)	10,660
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,064)	(1,908)
Proceeds from sale of property	1,233	138
Net repayment (advances) on loan receivables	2,417	(808)
Cash paid for acquisitions	(400)	—
Cash provided by (used in) investing activities – continuing operations	186	(2,578)
Cash provided by investing activities – discontinuing operations	—	58
The accompanying notes are an integral part of these consolidated financial statements.

TILT Holdings Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2021 and 2020 (continued)
(Amounts Expressed in Thousands of United States Dollars, Share and Per Share Amounts)
	2021	2020
Net cash provided by (used in) investing activities	186	(2,520)
Cash flows from financing activities:
Payments on lease liability	(2,311)	(2,392)
Principal payments on notes payable	(47,973)	(516)
Debt issuance costs	(469)	—
Proceeds from notes payable	57,081	—
Proceeds from options and warrants exercised	186	1
Cash provided by (used in) financing activities – continuing operations	6,514	(2,907)
Cash used in financing activities – discontinuing operations	—	(1,002)
Net cash provided by (used in) financing activities	6,514	(3,909)
Effect of foreign exchange on cash and cash equivalents	(8)	616
Net change in cash and cash equivalents	(1,907)	4,847
Cash and cash equivalents, beginning of year	8,859	4,012
Cash and cash equivalents, end of year	$6,952	$8,859
Other non-cash investing and financing activities
Conversion of loans receivable to investment	$6,400	$(526)
Shares issued for Standard Farms New York Acquisition	$351	$—
Extinguishment of debt for Standard Farms Ohio, LLC acquisition	$7,550	$—
Extinguishment of existing liabilities from Sante Veritas Therapeutics sale	$825	$—
Property and equipment acquired via finance lease	$832	$—
Property and equipment acquired via operating lease	$139	$88

The accompanying notes are an integral part of these consolidated financial statements.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
1   Nature of Operations
TILT is a business solutions provider to the global cannabis industry offering a diverse range of value-added products and services to industry participants. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 36 states in the U.S., as well as Canada, Israel, South America and the European Union (“EU”).
TILT Holdings Inc. (“TILT” or the “Company”) was incorporated on June 22, 2018. The common shares, in the capital of Tilt (the “Common Shares”), began trading on the Canadian Securities Exchange (“CSE”) under the symbol “TILT” on December 6, 2018. The Company’s office address is 745 Thurlow Street, #2400 Vancouver, BC V6C 0C5 Canada and its head office in the United States of America (“U.S.”) is in Phoenix, Arizona.
On January 11, 2019, through its subsidiaries Jimmy Jang Holdings Inc. and Jimmy Jang, L.P. (“JJ LP”), TILT acquired all assets and assumed all liabilities of Jupiter Research, LLC (“Jupiter”), an inhalation and vaporization technology company (the “Jupiter Acquisition”). The Jupiter Acquisition broadened the Company’s product offerings and increased Jupiter’s reach by integrating it into the Company’s proprietary supply chain. The terms of the Jupiter Acquisition provided for gross consideration of $70,000 cash and 54,914,224 limited partnership units of JJ LP (each, an “LP Unit”) and 54,914,224 rights of TILT (each, a “Right”), with one LP Unit and one Right being convertible together, at the request of the holder, into one common share. The $70,000 cash was not paid in full in accordance with the agreement and a seller’s note of $35,000 was issued in 2019 as discussed in Note 12 “Notes Payable”. During the years ended December 31, 2021 and 2020, 100,000 and 10,992,845 LP Units were converted to Common Shares, respectively (Note 14).
On January 15, 2019, through its wholly owned subsidiary Yaris Acquisition LLC (“Yaris”), TILT acquired all assets and assumed all liabilities of Blackbird Holdings Corp. (“Blackbird”), a distribution company providing logistics operations and software solutions for each touchpoint in the cannabis supply chain (the “Blackbird Acquisition”). The Blackbird Acquisition further supported the Company’s expansion of offerings for both cannabis business owners and consumers. Consideration paid for the Blackbird Acquisition consisted of $4,700 of cash and 161,543 compressed shares in the capital of TILT (“Compressed Shares”). Each Compressed Share was convertible into 100 Common Shares subject to certain adjustments of the conversion ratio.
On January 25, 2019, TILT acquired all assets and assumed all liabilities of Standard Farms, LLC (“Standard Farms”) and White Haven RE, LLC (“White Haven”), a medical cannabis operator focused on greenhouse cultivation and CO2 extraction (the “Standard Farms Acquisition”). The Standard Farms Acquisition expanded the Company’s infrastructure platform, providing access to additional customers. Consideration paid for the Standard Farms Acquisition consisted of $12,000 cash and 11,090,427 Common Shares.
On November 30, 2020, TILT completed the sale of all membership interests of Yaris Acquisition, LLC d/b/a Blackbird (the “Blackbird Sale”) to Slam Dunk, LLC, a Nevada limited liability corporation controlled by a member of the board of directors of the Company, for a convertible senior secured promissory note with a principal amount of $10,000, and up to an additional $1,000 of additional funding amounts under the same note.
On March 15, 2021, TILT acquired all assets and assumed all liabilities of Standard Farms Ohio, LLC (“Standard Farms OH”), a medical cannabis provider focused on cultivation processing and CO2 extraction for the State of Ohio’s operating dispensaries. The acquisition of Standard Farms OH (the “Standard Farms OH Acquisition”) further expands the Company’s footprint into a new market, thus providing access to additional customers. The Company’s consideration for the Standard Farms OH Acquisition consisted of $7,550 settled indebtedness to the Company, transferred into ownership interest.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
1   Nature of Operations (continued)
On August 24, 2021, TILT acquired 100% of the Class A membership interests in Standard Farms New York, LLC (“SFNY”) through its newly formed wholly owned subsidiary SFNY Holdings, Inc. The acquisition of SFNY allowed for the Company to enter into a joint venture with Conor Green Consulting, LLC (“Conor Green”), under the newly formed entity CGSF Group, LLC (“CGSF”) with SFNY holding 75% interest in CGSF. The acquisition of membership interest in both SFNY and CGSF, through the Company’s subsidiary SFNY Holdings, Inc., expanded the Company’s presence into a new market as the joint venture was formed for the express purpose of creating a partnership with the Shinnecock Indian Nation (“Shinnecock” or the “Nation”) to establish vertical cannabis operations on their tribal territory on Long Island, New York. The Company paid a total of $751, with $400 being paid in cash and $351 in Common Shares, in the acquisition of its interests in SFNY and CGSF. Additionally, upon the achievement of certain milestones, the Company will provide for additional consideration of up to 5,673,844 Common Shares, valued at $2,657 upon closing, in share-based payments to Conor Green.
On October 27, 2021, TILT closed on the sale of substantially all of the assets of Santé Veritas Therapeutics Inc., an inactive wholly owned subsidiary of SVH to Meridian 125W Cultivation Ltd. for C$75 in cash and C$825 in forgiveness and release of existing liabilities, resulting in a gain on sale of $118.
Liquidity
The Company has experienced operating losses since its inception and expects to continue to incur losses in the development of its business. The Company incurred a comprehensive loss of $35,141 during the year ended December 31, 2021 and has an accumulated deficit as at December 31, 2021, of $856,248. As of December 31, 2021, the Company had positive working capital of $1,389 (compared to positive working capital of $25,883 as of December 31, 2020). The Company’s liquidity will depend, in large part, on its ability to raise adequate financing or refinance the debt maturities occurring in November 2022; generate expected positive cash flow; and minimize the anticipated net loss during the 12 months from the date of this filing: all of which are uncertain and outside the control of the Company.
Based on the Company’s operating plans for the next 12 months which includes (i) revenue growth from the sale of existing products and the introduction of new products across all operating segments, (ii) reduced production costs as a result of maturing efficiencies in cannabis operations, (iii) reduced supply chain costs, (iv) increased cash inflows from the Q4 2021 activation of two adult-use retail dispensary licenses and the 2022 activation of a further medical dispensary license, (v) cash inflows from the monetization of certain assets, (vi) line of credit and other financing with major bank and (vii) completion of the refinancing of debt obligations and extension of maturities with banking partners and note holders, the Company believes that it has adequate resources to fund the operations during the next 12 months from the date of filing this registration statement. If the Company is unable to complete these actions, it may be unable to meet its operating cash flow needs and its obligations beyond the next 12 months.
2   Summary of Significant Accounting Policies
Basis of Presentation
These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for all periods presented. These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due, under the

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
historical cost convention except for certain financial instruments that are measured at fair value, as detailed in the Company’s accounting policies.
Failure to arrange adequate financing on acceptable terms and/or achieve profitability may have an adverse effect on the financial position, results of operations, cash flows and prospects of the Company. These consolidated financial statements do not give effect to adjustments to assets or liabilities that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.
Functional Currency
The Company’s functional currency, as determined by management, is based on the primary economic environment in which the Company and its subsidiaries operate.The Company had determined that the functional currency of each entity through December 31, 2020 had been the U.S. dollar, with the exception of TILT, the parent company, and its subsidiary, SVH, having the functional currency of the Canadian dollar.
On December 31, 2020, as a result of a significant change in economic facts and circumstances pertaining to management’s decision to cease operations in Canada and its plan divest of subsidiary SVH, the primary economic environment of TILT, the parent company and its subsidiary, SVH, operations changed from Canada to the United States and thus entities’ functional currency from the Canadian dollar to the U.S. dollar. Therefore, the functional currency of TILT, the parent company, and its subsidiary, SVH, was changed to the U.S. dollar as of January 1, 2021.The functional currency of all of the Company’s other subsidiaries remains unchanged and is stated in the U.S. dollar.
These consolidated financial statements are presented in U.S. dollars.All references to “C$” refer to Canadian dollars.
Foreign Currency Translation
Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains or losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they are attributable to part of the net investment in a foreign operation.
Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the transaction occurred. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss.
The results and financial position of foreign operations (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the Company’s presentation currency are translated into the presentation currency as follows:
•
assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position.

•
income and expenses for each statement of operations and comprehensive loss presented are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

•
all resulting exchange differences are recognized as a component of accumulated other comprehensive loss in shareholders’ equity.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
On consolidation, exchange differences arising from the translation of any net investment in a subsidiary with a different functional currency are recognized as a component of accumulated other comprehensive loss in shareholders’ equity. When a subsidiary with a different functional currency is sold, the associated exchange differences are reclassified to profit or loss, as part of the gain or loss on sale.
Basis of Consolidation
The consolidated financial statements include the financial results of the Company and its subsidiaries. Subsidiaries are entities controlled by the Company. Control exists when the Company has the power over an investee, when the Company is exposed or has rights to variable returns from the investee, and when the Company has the ability to affect those returns through its power over the investee. These consolidated financial statements include the accounts of the Company and its direct subsidiaries over which the Company has direct control.All intercompany balances and transactions are eliminated upon consolidation. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.
Non-controlling (“NCI”) interests are measured initially at their proportionate share of the acquired entity’s identifiable net assets at the date of acquisition. Changes in the Company’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.
When the Company loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related NCI and other components of equity. Any resulting gain or loss is recognized in the profit and loss statement. Any interest retained in the former subsidiary is measured at fair value when control is lost.
The following are the Company’s significant consolidated entities and the ownership interest in each that are included in these consolidated financial statements for the years ended December 31, 2021 and 2020:
Major subsidiaries	Place of Incorporation	Ownership Percentage
Jimmy Jang Holdings Inc.	British Columbia	100%
Jimmy Jang, L.P.(i)	Delaware	100%
Jupiter Research, LLC	Arizona	100%
Baker Technologies Inc.	Delaware	100%
Standard Farms, LLC	Pennsylvania	100%
Standard Farms Ohio, LLC	Ohio	100%
Sea Hunter, Therapeutics, LLC	Delaware	100%
Commonwealth Alternative Care, Inc.	Massachusetts	100%
SFNY Holdings, Inc.	Delaware	100%
CGSF Group, LLC	Delaware	75%

(i)
For a description of rights related to the units of Jimmy Jang, L.P. see Note 14.

A brief description of the major entity groups shown in bold above are as follows:
•
Jupiter is a provider of customized solutions for brand and retail businesses offering products in the inhalation and vape segment in the cannabis industry. Jupiter’s business model leverages in-house technical and product design acumen along with supply chain expertise to deliver unique and reliable

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
products engineered to the high industry safety standards. Jupiter partners with Shenzen-based Smoore Technology to incorporate industry-leading CCELL technology in Jupiter’s product solutions.
•
Baker serves as a holding company for two of the Company’s subsidiaries in the cultivation and extraction wholesale cannabis operations.

•
Blackbird is a distribution company providing logistic operations and software solutions throughout the cannabis supply chain. Blackbird transports, delivers, and has built the software to facilitate transport and delivery while capturing actionable data. Blackbird supports more than 250 wholesale and retail cannabis operators in Nevada and California. In addition to back-end delivery and operations solutions for cannabis dispensaries, Blackbird has a consumer marketplace for cannabis delivery and pick-up called BlackbirdGo via business-to-consumer (“B2C”) model. Blackbird’s results have been included in the consolidated results for the periods to November 30, 2020, the date of disposal (Note 4).

•
Standard Farms PA, a multi-state medical cannabis operator focused on greenhouse cultivation and CO2 extraction, with the majority of its operations in Pennsylvania. Standard Farms provides clean and pure medical cannabis products including vape cartridges, capsules and dry flower which are carried in Pennsylvania’s dispensaries.

•
Sea Hunter is a vertically integrated cannabis cultivator with dispensary and wholesale operations and provides patient-centered alternative care through its medical cannabis products, which include flower, infused products, concentrates, topicals and tinctures.

•
Standard Farms OH is a processor and provider of medical cannabis products including pure topicals and tinctures, vape cartridges and syringes to Ohio dispensaries.Standard Farms OH’s CO2 extraction process provides a high-quality solution to all the state’s operations.

•
SFNY Holdings, Inc. is a holding company created by the Company for its entry into the New York cannabis market. Through SFNY Holding Inc.’s acquired ownership interest in SFNY, the Company operates a joint venture, CGSF, which provides management services to a Registered Tribal Organization of the Shinnecock Indian Nation, Little Beach Harvest, for the construction, development and operation of wholesale and retail cannabis cultivation and distribution.

Acquisitions
When the Company acquires a controlling financial interest in an entity or group of assets that are determined to meet the definition of a business, the acquisition method described in ASC Topic 805, Business Combinations, is applied.
Cash and Cash Equivalents
Cash and cash equivalents include cash deposits in financial institutions and other deposits that are readily convertible into cash.
Trade Receivables
The Company maintains an allowance for credit losses based on its assessment of historical information, including current economic conditions and reasonable and supportable forecasts.
These estimates are used to determine our allowance for doubtful accounts for our trade receivables. The Company’s trade receivables are short-term and similar in nature.As of December 31, 2021 and 2020, the

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
allowance based upon expected credit losses is $661 and $849 and is sufficient to absorb any future losses on our accounts receivable portfolio.
Inventory
Inventories are primarily comprised of raw materials, internally produced work in process, finished goods and packaging materials.
Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes. The Company capitalizes pre-harvest costs.
Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.
Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion, disposal and transportation for inventories in process. The Company periodically reviews its inventory and identifies that which is excess, slow moving and obsolete by considering factors such as inventory levels, expected product life and forecasted sales demand. Any identified excess, slow moving and obsolete inventory is written down to its net realizable value through a charge to cost of goods sold. The Company did not recognize any inventory reserves as of December 31, 2021 and 2020.
Property, Plant and Equipment
Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses as applicable. The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the asset to a working condition for the intended use and borrowing costs on qualifying assets. During their construction, items of property, plant and equipment are classified as construction in progress. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property, plant and equipment and depreciation on the item commences. Certain items of buildings and equipment that are not ready for intended use, given licensing or construction requirements are initially classified as property not in service. Subsequently after deployment to their intended use, these items are reclassified to the appropriate category of property, plant and equipment.
Depreciation is provided on a straight-line basis over the following estimated useful lives:
Machinery and equipment	3 – 10 years
Furniture and fixtures	3 – 7 years
Autos and trucks	5 years
Buildings, leasehold and land improvements	5 – 40 years
Greenhouse-agricultural structure	7 – 15 years
Construction in progress	Not depreciated
Property not in service	Not depreciated
The assets’ residual values, useful lives and methods of depreciation are reviewed annually and adjusted prospectively, if appropriate. Leasehold and land improvements are amortized over the shorter of either useful life or term of the lease. Gains or losses on disposal of an item are determined by comparing the proceeds from disposal with the carrying amount of the item and recognized in the consolidated statements of operations and comprehensive loss.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
Property and equipment, as well as right-of-use assets and definite life intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require these long-lived assets to be tested for possible impairment and the Company’s analysis indicates that a possible impairment exists based on an estimate of undiscounted future cash flows, the Company is required to estimate the fair value of the asset.
An impairment charge is recorded for the excess of the asset’s carrying value over its fair value, if any. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.
All other costs, such as repairs and maintenance, are charged to the consolidated statements of operations and comprehensive loss during the period in which they are incurred.
Investments
The Company considers investments in the form of equity securities to constitute an investing activity. These investments are measured at fair value. See Note 10 — Loans Receivable and Note 20 — Financial Instruments and Capital Risk Management for further information behind these equity investments and their positions within the fair value hierarchy, respectively.
Intangible Assets
Expenditures on research activities undertaken with the prospect of gaining new technical knowledge and understanding is recognized in the consolidated statements of operations and comprehensive loss as an expense when incurred.
Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any, over the following terms:
Customer relationships	10 – 13 years
Trademarks	7 – 10 years
License rights(1)	9 – 15 years
Management agreements	Over the term of agreement
Patents and technologies	10 years
Software	7 – 10 years
Backlog and non-competition agreements	4 years

(1)
License rights not pertaining to licenses for cultivation or processing have useful lives between nine and fifteen years.

Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively.
Licenses to cultivate, process or dispense cannabis are considered to have indefinite lives as they can be renewed in perpetuity.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
Goodwill
Goodwill represents the excess of the purchase price paid for the acquisition of a business over the fair value of the net tangible and intangible assets and liabilities acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on the relative fair value of each reporting unit. Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if there is any indication of impairment.
Impairment of Goodwill
In accordance with the provisions of FASB ASC Topic 350, goodwill is tested for impairment annually and whenever events and circumstances indicate that the carrying amount of goodwill has been impaired. In order to determine the value of goodwill that may have been impaired, the Company performs a qualitative assessment to determine that it was more likely than not if the reporting unit’s carrying value is less than the fair value, indicating the potential for goodwill impairment. Several factors, including historical results, business plan, forecasts and market data are used to determine the fair value of the reporting unit. Changes in the conditions for these judgements and estimates can significantly affect the assessed value of goodwill. For the years ended December 31, 2021 and 2020, the Company recognized $29,528 and $9,151, respectively, in impairment charges related to goodwill.
Impairment of Other Long-Lived Assets
The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.
When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value.
Income Taxes
The Company uses the asset and liability method to account for income taxes. Deferred income tax assets and liabilities are determined based on enacted tax rates and laws for the years in which the deferred income taxes are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to the cost of producing the products or cost of production.
The Company recognizes uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon examination by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Recognition or measurement is

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
reflected in the period in which the likelihood changes. Any interest and penalties related to unrecognized tax liabilities are recognized within income tax expense in the consolidated statement of operations and comprehensive loss.
Revenue Recognition
Revenue is recognized by the Company in accordance with Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
In order to recognize revenue under Topic 606, the Company applies the following five (5) steps:
•
Identify a customer along with a corresponding contract;

•
Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•
Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•
Allocate the transaction price to the performance obligation(s) in the contract; and

•
Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenue represents the amount the Company expects to receive for goods and services in its contracts with customers, net of discounts and sales taxes. The Company’s revenue is derived from the following:
•
Sale of Goods-Vaporization and inhalation devices

Revenue from the wholesale sales of accessories is recognized when the Company transfers control and satisfies its performance obligations on wholesale sales of accessories. Revenue is recognized from product sales based upon the specific terms with the customer, which is the point at which title passes and is typically when the product has been shipped to the customer.
•
Sale of Goods-Cannabis

Revenue from the direct sale of goods to customers for a fixed price is recognized when the Company transfers control of the good to the customer. The Company transfers control and satisfies its performance obligations on retail sales upon delivery and acceptance from the customer. For dispensary sales, this occurs at the point of sale at the dispensary. The Company satisfies its performance obligation on wholesale sales when goods are delivered to the customer.
Shipping and handling costs, if applicable, are included in cost of sales in the accompanying consolidated statements of operations and comprehensive loss.
•
Sale of Logistic Services

Revenue from transportation and distribution services of cannabis products from business to business, retailing to consumers, are recognized at a point in time when control over the goods has been transferred to the customer. The Company transfers control and satisfies its performance obligation upon delivery and acceptance by the customer.
Contract assets are defined in the standard to include amounts that represent the right to receive payment for goods and services that have been transferred to the customer with rights conditional upon something

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
other than the passage of time. Contract liabilities are defined in the standard to include amounts that reflect obligations to provide goods and services for which payment has been received. There are no contract assets on unsatisfied performance obligations as of December 31, 2021 and 2020. The Company recognized deferred revenue of $5,177 and $6,311 in respect of advance consideration received from customers for the sale of vaporization and inhalation devices during the years ended December 31, 2021 and 2020, respectively.
For some of its locations, the Company offers a loyalty reward program to its dispensary customers. A portion of the revenue generated in a sale must be allocated to the loyalty points earned. The amount allocated to the points earned is deferred until the loyalty points are redeemed or expire. As of December 31, 2021 and 2020, the loyalty liability totaled $189 and $0, respectively, that is included in accounts payable and accrued liabilties on the consolidated balance sheets.
Finance Income and Finance Costs
Interest income and expenses are recognized using the effective interest method.
Share-Based Payments
Share-based payments to employees are measured at the fair value of the equity instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received, or if it is determined the fair value of the goods or services cannot be reliably measured, the fair value of the equity instruments issued. Share-based payments are recorded at the date the goods or services are received. The fair value of options is determined using the Black-Scholes option pricing model which incorporates all market vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.
The fair value of share-based awards are estimated on grant date using the Black-Scholes option pricing model. Option pricing models require the use of estimates and assumptions including the expected volatility. Changes in the underlying assumptions can materially affect the fair value estimates.
Leases
The Company applies ASU 2016-02, Leases (“Topic 842”). Topic 842 requires lessees to recognize Right of Use (“ROU”) Assets and lease liabilities on the balance sheet. The Company evaluates whether arrangements entered into contain leases for accounting purposes. See Note 13 — Leases for additional information.
Cost of sales
Cost of sales represents costs directly related to manufacturing and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling, the depreciation of certain property, plant and equipment, and tariffs. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes. Cost of sales also includes inventory valuation adjustments. The Company recognizes the cost of sales as the associated revenues are recognized.
Earnings Per Share
The Company presents basic and diluted earnings per share (“EPS”) data for its Common Shares. Basic EPS is calculated by dividing the net income or loss attributable to common shareholders of the Company by

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
the weighted average number of Common Shares outstanding during the period, adjusted for its own shares held, including Jimmy Jang, L.P. units which are exchangeable for Common Shares on a one-to-one basis. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of Common Shares outstanding, adjusted for its own shares held, including Jimmy Jang, L.P. units which are exchangeable for Common Shares on a one-to-one basis, for the effects of all dilutive potential Common Shares.
Research and Development Costs
Research costs are expensed as incurred. For the years ended December 31, 2021 and 2020, research and development costs were $106 and $58, respectively, and are included in general and administrative expenses.
Development costs are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable and the Company intends to and has sufficient resources to complete the development to use or sell the asset. As of December 31, 2021 and 2020, capitalized development costs were $740 and $507, respectively.
Advertising Costs
Advertising costs which are expensed as incurred and are included in sales and marketing expenses were $922 and $666 for the years ended December 31, 2021 and 2020, respectively.
Warrant Liability
The Company accounts for the issuance of common stock purchase warrants issued in connection with the equity offerings in accordance with the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). The Company accounts for certain common stock warrants outstanding as a liability at fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in its consolidated statements of operations and comprehensive loss.
Financial Instruments and Fair Value Measurement
A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.
When measuring the fair value of an asset or a liability, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:
•
Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

•
Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
Segment Reporting
In accordance with ASC 280 — Segment Reporting, the Company identifies its reportable segments based on the Company’s chief operating decision maker’s review and assessment of the Company’s operating performance for purposes of performance monitoring and resource allocation. The Company determined that its operations, including the decisions to allocate resources and deploy capital, are organized and managed based on the market operations (i.e., cannabis products and accessories) which were primarily determined based on the licenses each market holds. Accordingly, management has identified four operating segments, which is its reportable segment, under this organization and reporting structure, as follows: (1) cannabis segment (SHT, SVH, Standard Farms PA, Standard Farms OH and Baker), (2) accessories (Jupiter), (3) corporate and (4) other (White Haven, SFNY and CGSF). The cannabis segment includes production, cultivation, extraction and sale of cannabis products, and accessories including the manufacturing and distribution of electronic, non-nicotine (i.e., cannabis) devices and systems.
Significant Accounting Judgments and Estimates
The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments and estimates that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.
Accounting for Acquisitions and Business Combinations
The Company has treated the Standard Farms OH acquisition described in Note 3 as a business combination. In a business combination, all identifiable assets, liabilities and contingent liabilities acquired, and consideration paid are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. The Company has treated the acquisition of SFNY described in Note 3 as an asset acquisition. Treatment as a business combination would have resulted in the Company expensing the acquisition costs and recognition of a deferred tax liability related to licenses.
Inventories
The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price, what we expect to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.
Classification and Measurement of Jimmy Jang, L.P. Units
Significant judgment is applied in connection with the classification and measurement of exchangeable units of Jimmy Jang, L.P., as discussed within the significant accounting policy for equity.
Estimated Useful Lives and Depreciation of Property, Plant and Equipment and Intangible assets
Depreciation and amortization of property, plant and equipment and intangible assets is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.
Measurement of Share-Based Payments
The Company uses the Black-Scholes option-pricing model to determine the fair value of equity-settled share-based payments. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.
Impairment of Other Long-lived Assets
The assessment of any impairment of other long-lived assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions, the useful lives of assets and estimates used to measure impairment losses. The recoverable value of these assets is determined using present value techniques, which incorporate assumptions regarding future events, specifically future cash flows, growth rates and discount rates.
Goodwill and Indefinite Life Intangible Asset Impairment
Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill may have been impaired. In order to determine that the value of goodwill may have been impaired, the Company performs a qualitative assessment to determine that it was more-likely-than-not if the reporting unit’s carrying value is less than the fair value, indicating the potential for goodwill impairment. A number of factors, including historical results, business plans, forecasts and market data are used to determine the fair value of the reporting unit. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.
Deferred Tax Assets
Deferred tax assets, including those arising from tax loss carry-forwards, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows.
In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the deferred tax assets recorded at the reporting date could be impacted.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
Leases (Topic 842)
Topic 842 requires lessees to recognize ROU Assets and lease liabilities on the balance sheet. Leases requires lessees to discount lease payments using the rate implicit in the lease if that rate is readily available in accordance with Topic 842. If that rate cannot be readily determined, the lessee is required to use its incremental borrowing rate. The Company determines the incremental borrowing rate as the interest rate the Company would pay to borrow over a similar term the funds necessary to obtain an asset of a similar value to the ROU asset in a similar economic environment.
The standard requires lessees to estimate the lease term. In determining the lease term, management considers the non-cancellable period along with renewal and termination options that create an economic incentive to exercise the options.
Warrant Liability
The fair value of the warrant liability is measured using a Black Scholes pricing model. Assumptions and estimates are made in determining an appropriate risk-free interest rate, volatility, term, dividend yield, discount due to exercise restrictions, and the fair value of common stock. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the warrant liability.
Recently Issued Accounting Pronouncements
Recent accounting pronouncements, other than those below, issued by the FASB, the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at amortized cost as of the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The adoption of ASU 2016-13 will require financial institutions and other organizations to use forward-looking information to better formulate their credit loss estimates. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets (“PCD”) with credit deterioration. This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted ASU 2016-13 on January 1, 2020 and recorded $16,416 of loan losses in the consolidated statement of operations and comprehensive loss.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. The Company adopted ASU 2018-13 on January 1, 2020, and the adoption did not have a material impact on the Company’s consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application.
The Company adopted ASU 2019-12 on January 1, 2021, and the adoption did not have a material impact on the Company’s consolidated financial statements.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
2   Summary of Significant Accounting Policies (continued)
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The guidance provides clarification of the interaction of rules for equity securities, the equity method of accounting and forward contracts and purchase options on certain types of securities. ASU 2020-01 became effective for the Company in the first quarter of 2021. The adoption of this standard did not have any impact on the Company’s condensed consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815‑40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which is intended to simplify the recognition of convertible instruments and contracts in an entity’s own equity. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock, revises the derivatives scope exception, and makes targeted improvements to improve the related earnings per share guidance. ASU 2020-06 is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.
In May 2021, the FASB issued ASU 2021-04, Earnings per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) — Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 clarifies whether an issuer should account for a modification or an exchange of freestanding equity-classified written calls options that remain equity classified after modification or exchange as (1) an adjustment to equity and if so, the related earnings per share effects, if any, or (2) an expense, and if so, the manner and pattern of recognition. ASC 2021-04 is effective for the Company beginning January 1, 2022. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.
In July 2021, the FASB issued ASU 2021-05, Leases (Topic 842) — Lessors — Certain Leases with Variable Lease Payments. ASU 2021-05 requires that a lessor classify and account for a lease with variable leased payments that do not depend on a reference index or rate as an operating lease if both of the following criteria are met: (1) the lease would have been classified as a sales-type lease or a direct financing lease in accordance with the criteria set forth in ASC 842 and (2) the lessor would have otherwise recognized a day one loss. ASU 2021-05 is effective for the Company beginning January 1, 2022. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 requires that an entity (acquirer) recognize and measure contract assets and contract liabilities in accordance with Topic 606 (Revenue from Contracts with Customers) as if the entity had originated the contracts. ASU 2021-07 is effective for the Company beginning January 1, 2023. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.
3   Acquisitions
The purchase accounting for the net assets acquired, including goodwill, and the fair value of contingent consideration for the following acquisitions, is preliminarily recorded based on available information, incorporates management’s best estimates, and is subject to change as additional information is obtained about the facts and circumstances that existed at the valuation date. The Company expects to finalize the fair values of the assets acquired and liabilities assumed during the one-year measurement period. The net assets acquired in each transaction are generally recorded at their estimated acquisition-date fair values, while

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
3   Acquisitions (continued)
transaction costs associated with the acquisition are expensed as incurred. These transactions were accounted for by the acquisition method, and accordingly, the results of operations were included in the Company’s consolidated financial statements from their respective acquisition dates. Pro forma financial information is not presented, as amounts are not material to the Company’s consolidated financial statements.
Standard Farms OH
On March 15, 2021, the Company acquired 100% of the assets of Standard Farms OH. Standard Farms OH’s purpose-built facility utilizes CO2 extraction to produce high-quality medical cannabis products including tinctures, vape cartridges, syringes and topicals. The facility is located just outside of Cleveland, Ohio, providing ready access to the state’s 52 operating dispensaries. The Company expects to expand product offerings at Standard Farms OH to include concentrates and edibles inspired by the Company’s operations in Massachusetts and Pennsylvania. The Company provided and settled an aggregate of $7,550 under the Build-Out Note (as defined herein) and Loan Notes (as defined herein) presented as Advance for acquisition targets on the Company’s condensed interim consolidated statement of financial position leading up to the Company’s acquisition of Standard Farms OH. See Note 10 for additional details.
The acquisition was recorded as a business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, and related operating results are included in the accompanying consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and statements of cash flows for periods subsequent to the acquisition date.
Goodwill arose because the consideration paid for the business acquisition reflected the benefit of expected revenue growth and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets. Goodwill is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to the cost of production, therefore goodwill is not deductible.
The following table summarizes the allocation of consideration exchanged for the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed:
Consideration:
Settlement of pre-existing advance for acquisition target	$7,550
Fair value of consideration exchanged	$7,550
Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$21
Trade receivables	10
Inventory	502
Prepaid expenses and other current assets	29
Property, plant and equipment	1,935
Intangible assets:
License	3,890
Right-of-use assets	120
Goodwill	1,380
Accounts payable and accrued liabilities	(204)
Lease liabilities	(133)
Total net assets acquired	$7,550

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
3   Acquisitions (continued)
SFNY
On August 24, 2021, a subsidiary of the Company acquired 100% of the Class A membership units of SFNY which holds a 75% interest in CGSF, a joint venture formed with Conor Green (Note 1). The purpose of this acquisition is to acquire the management service agreement CGSF has with Little Beach Harvest, a Registered Tribal Organization of the Shinnecock Indian Nation. The Company paid a total of $751, with $400 being paid in cash and $351 in Common Shares, in the acquisition of its interests in SFNY and CGSF. The Company determined that the net assets acquired did not meet the definition of a business in accordance with ASC 805, Business Combinations, and was therefore accounted for as an asset acquisition. Operating results of the acquired entity are included in the accompanying consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for periods subsequent to the acquisition date.
The following table summarizes the allocation of consideration exchanged for the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed:
Consideration:
Cash and cash equivalents	$400
Shares issued upon issuance	351
Fair value of consideration exchanged	$751
Non-controlling interest	$175
Recognized amounts of identifiable assets acquired and liabilities assumed:
Intangible assets:
Management agreement	$926
Total net assets acquired	$926
4   Discontinued Operations
During the fiscal fourth quarter of 2020, the Company evaluated the divestiture of non-core assets, and as a result, management entered a plan to sell Blackbird to improve TILT’s profitability and free up cash flow.
On November 30, 2020, the Company completed the Blackbird Sale, for a convertible senior secured promissory note with a principal amount of $10,000 and recognized a loss of $46,622 from the transactions. See Note 10 for the terms of the convertible senior promissory note received as consideration for the sale.Blackbird was reported within the ‘Technology/ Distribution’ segment of the Company (See Note 21).
The following table summarizes the assets and liabilities of the Blackbird Sale and consideration received:
Carrying value of net assets sold:
Cash and cash equivalents	$31
Trade receivables and others, net	768
Prepaid expenses and other current assets	90
Property, plant and equipment, net	298
Right-of-use assets	1,721
Intangible assets, net	27,410
Loans receivable, long-term	58
Goodwill	30,505

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
4   Discontinued Operations (continued)
Accounts payable and accrued liabilities	(4,879)
Lease liability	(1,796)
Deferred tax liability	(179)
54,027
Sale consideration on disposition of net assets:
Fair value of convertible senior promissory note (Note 10)	6,518
Cost to sell	(485)
6,033
Loss on sale of discontinued operations	47,994
Loss from discontinued operations	10,263
Tax recovery on loss on sale of discontinued operations	(1,767)
Loss from sale of discontinued operations, net of tax	56,490

Revenues, expenses and gains or losses relating to the discontinuance of Blackbird have been eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the consolidated statements of operations. As a result, the Company’s prior period has been restated to present Blackbird as a discontinued operation.
Net loss from the discontinued operations for the period ended November 30, 2020 is summarized as follows:

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
4   Discontinued Operations (continued)
Revenues, net	$6,246
Cost of goods sold	(6,593)
Gross profit	(347)
Operating expenses:
Depreciation and amortization	1,327
Wages and benefits	5,755
Professional fees	57
Rent	218
Insurance	29
Advertising and marketing	54
Travel	21
General and administrative	1,369
Loss on sale of assets	44
Finance expense	129
Total operating expenses	9,003
(Loss) from operations	(9,350)
Other income (expense):
Other expense	(913)
Total other income (expense)	(913)
(Loss) from discontinued operations	(10,263)
Income taxes
Recovery of (provision for) income taxes	1,767
Net (loss) from discontinued operations	(8,496)
(Loss) on sale of discontinued operations	(47,994)
Net (loss) from operating activities, net of tax	$(56,490)
5   Inventory
The Company’s inventory as of December 31, 2021 and 2020, consisted of the following:
	Years ended
Inventory	December 31, 2021	December 31, 2020
Raw material – cannabis plants	$3,206	$2,143
Raw material – other materials	1,116	580
Work in progress	6,327	3,488
Finished goods	43,776	25,680
Supplies and accessories	1,158	616
Total inventory	$55,583	$32,507

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
6   Property, Plant and Equipment
The property, plant and equipment as of December 31, 2021 and 2020 consisted of the following:
	Years ended December 31,
Property, plant and equipment	2021	2020
Land	$169	$169
Land improvements	460	460
Machinery & equipment	12,450	11,368
Furniture & fixtures	788	949
Buildings	6,845	6,591
Greenhouse-agricultural structure	8,195	8,192
Leasehold improvements	46,587	39,662
Construction in progress	3,391	6,936
Autos & trucks	214	192
Property held for sale	—	1,713
Total cost	79,099	76,232
Less: accumulated depreciation	(16,739)	(9,437)
Total property, plant and equipment	$62,360	$66,795
For the years ended December 31, 2021 and 2020, the Company recognized depreciation expense of $6,820 and $4,466, respectively. The depreciation expense for the year ended December 31, 2020 includes $162 of depreciation for Blackbird for the eleven months ended November 30, 2020.
During the year ended December 31, 2021, the Company recorded a gain on disposal of assets of $163.During the year ended December 31, 2020, the Company recorded a loss on disposal of assets of $114 of which $44 related to discontinued operations.
The Company had reclassified property value at $1,170 and $500 from Property not in service and Construction in progress, respectively, to Assets held for sale during 2021. These assets had been reclassified when management committed to a plan to actively market these properties for sale. Subsequent to the reclassifications, the asset comprising $1,170 was sold in September 2021 for $1,230, with the Company recording a $60 gain on the sale.
During 2021, the Company reclassified property valued at $563 from Property not in service to Assets held for sale at amount of $500, reflecting a $63 impairment loss in connection with management’s commitment to the sale and management’s evaluation of the recoverable amount of the property.
In connection with evaluation of the Company’s portfolio of assets classified as Assets held for sale, management determined that an asset valued at $500, previously reclassified from Construction in progress to Assets held for sale during 2021, would be sold for substantially less than its recoverable amount. As a result, the Company wrote down the asset’s carrying value of $500 within Assets held for sale as of December 31, 2021.
During 2020, in connection with management’s plan to align the Company’s cultivation footprint with current demand, due to the limitations the location presented, the Company decided not to pursue the expansion and obtaining of license to cultivate and sell cannabis in its British Colombia location. This is consistent with the Company’s long-term strategy to streamline operations and improve profitability. As a result, the Company impaired $4,981 of SVT’s property, plant and equipment within the construction in

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
6   Property, Plant and Equipment (continued)
progress category for the year ended December 31, 2020, based on management’s expectations of limited economic benefits from the continuing use of these assets.
Also, in connection with management’s plan, for the year ended December 31, 2020, the Company impaired unoccupied modular units at its Massachusetts facility in order to accelerate acceptance for its final occupancy permit with local government. As a result, the Company impaired $4,302 of the Sea Hunter’s property, plant and equipment within the greenhouse-agricultural structure category for the year ended December 31, 2020, based on management’s expectations of limited economic benefits from the continuing use of these assets.
7   Investments
For the years ended December 31, 2021 and 2020, the Company held equity interests in privately held Cannabis Companies as well as investment in publicly traded entity, Akerna, which has readily determinable fair value, which is classified as Level 1 investments.
The Company’s investments valued under the measurement alternative include equity securities in other proprietary investments for which the Company does not have significant influence and fair value is not readily determinable, HERBL and Big Toe Ventures, which are classified as Level 3 Investments. ASU 2016-01 requires equity securities to be recorded at cost and adjusted to fair value at each reporting period. However, the guidance allows for a measurement alternative, which is to record the investments at cost, less impairment, if any, and subsequently adjust for observable price changes of identical or similar investments of the same issuer. See Note 20 — Financial Instruments and Capital Risk Management for further information.
The Company’s investments included the following on December 31, 2021, and 2020:
	Years ended
Investments	December 31, 2021	December 31, 2020
Investment in HERBL, Inc.	$6,400	$—
Investment in Big Toe Ventures LLC	196	1,000
Investment in Akerna	102	189
Total Investments	$6,698	$1,189
Akerna — Level 1 investment
During 2018, the Company entered into a convertible promissory note with Trellis. The convertible promissory note had a maturity date of October 9, 2019 and an annual interest rate of 3.5%. On April 10, 2020, the Company converted $526 in principal and interest and received 177,238 shares of Trellis (the “Conversion”). Immediately following the Conversion, Trellis participated in a share exchange with Akerna Corporation (“Akerna”) in which the shareholders of 100% of the outstanding equity in Trellis exchanged shares in Trellis for shares in Akerna. The Company received 58,293 shares of Akerna as a result of the share exchange. Accordingly, the Company changed its classification and measurement of the amounts due under the Trellis note from a loan receivable at amortized cost to an investment at fair value through profit or loss.
Big Toe and HERBL — Level 3 investments
In November 2018, the Company acquired a 10% interest in Big Toe Ventures LLC Class A membership for $1,000. The investment is classified as Level 3 investment as it does not have readily determinable fair value. The Company recognized an unrealized loss of $804 based on cost minus impairment.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
7   Investments (continued)
On June 11, 2021, HERBL, Inc. (“HERBL”), an unrelated third party acquired Yaris from Slam Dunk, LLC. Included in the assets acquired and liabilities assumed by HERBL from Slam Dunk, LLC was the Blackbird Note liability. Concurrently, the Company agreed to settle the Blackbird Note with HERBL in exchange for 36,937 shares of Class B Common Stock of HERBL and cash consideration of $1,500. Based on the $7,900 fair value of the Blackbird Note, recorded by the Company immediately prior to the settlement, the Company determined the fair value of the Class B Common Stock of HERBL received to be $6,400, which is equal to the difference between the Blackbird Note fair value and $1,500 cash received.
Unrealized losses recognized on equity investments held during the years ended December 31, 2021 and 2020 were $891 and $337, respectively.
8   Intangible Assets
For the years ended December 31, 2021 and 2020, intangible assets consisted of the following:
Intangible assets	Net Balance 12/31/2020	Business acquisitions	Amortization Expense	Impairment	Net Balance 12/31/2021
Customer relationships	$71,905	$—	$(6,698)	$—	$65,207
Trademarks	23,106	—	(2,947)	—	20,159
License rights	14,000	3,890	(19)	(35)	17,836
Management agreements	—	926	(43)	—	883
Patents & technologies	26,320	—	(3,290)	—	23,030
Backlog and non-competition agreements	3,306	—	(1,651)	—	1,655
Total intangible assets	$138,637	$4,816	$(14,648)	$(35)	$128,770
Intangible assets	Net Balance 12/31/2019	Amortization Expense	Impairment	Discontinued operations	Net Balance 12/31/2020
Customer relationships	$85,469	$(7,660)	$(1,458)	$(4,446)	$71,905
Trademarks	27,196	(3,082)	(281)	(727)	23,106
License rights	34,970	(26)	—	(20,944)	14,000
Management agreements	2,460	—	(2,460)	—	—
Patents & technologies	29,610	(3,290)	—	—	26,320
Software	2,028	(243)	(492)	(1,293)	—
Backlog and non-competition agreements	4,957	(1,651)	—	—	3,306
Total intangible assets	$186,690	$(15,952)	$(4,691)	$(27,410)	$138,637
Amortization expense for the years ended December 31, 2021 and 2020, was $14,648 and $15,952, respectively. Included within amortization expense for the year ended December 31, 2020 was $741, related to amortization charges on intangible assets of Blackbird for the eleven months ended November 30, 2020.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
8   Intangible Assets (continued)
The following table outlines the estimated future annual amortization expense related to intangible assets as of December 31, 2021:
Year ended December 31,	Estimated amortization
2022	$14,706
2023	13,056
2024	13,056
2025	13,056
2026	12,899
Thereafter	44,268
Total	$111,041
In connection with the sale of Blackbird in 2020, the Company re-evaluated Baker’s non-core assets. Accordingly, the Company performed an assessment based on the recoverability of the assets and recorded an impairment of $2,231 of intangible assets. Impairments for Blackbird were reported within the ‘Technology/ Distribution’ segment of the Company for the year ended 2020. For the year ended December 31, 2021, the Company incurred an impairment loss of $35 allocated to intangible assets.
9   Goodwill
For the purposes of impairment testing, goodwill is allocated to the Company’s reporting units as follows:
Goodwill	Baker	Blackbird	Jupiter	Standard Farms	Standard Farms OH	Total
Balance, December 31, 2019	$3,752	$30,505	$93,786	$10,306	$—	$138,349
Impairment	(3,752)	—	(5,399)	—	—	(9,151)
Discontinued operations	—	(30,505)	—	—	—	(30,505)
Balance, December 31, 2020	$—	$—	$88,387	$10,306	$—	$98,693
Business acquisitions	—	—	—	—	1,380	1,380
Impairment	—	—	(25,040)	(4,488)	—	(29,528)
Balance, December 31, 2021	$—	$—	$63,347	$5,818	$1,380	$70,545
During the years ended December 31, 2021 and 2020, the Company performed its annual impairment test on goodwill by assessing if the carrying value for Jupiter, Standard Farms and Standard Farms OH reporting units exceeds its fair value.
The recoverable amounts for Jupiter and Standard Farms reporting units were based on fair value, using an income approach. Where applicable, the Company uses its comparative market multiples to corroborate discounted cash flow results. The fair value measurement was categorized as a Level 3 based on inputs in the valuation technique used. The key assumptions used in the calculation of the fair value of each reporting unit include management’s projections of future cash flows for a five-year period, as well as a terminal value, growth rate and discount rate based on the estimated weighted average cost of capital, that incorporates the risks specific to the reporting units.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
9   Goodwill (continued)
The following table details the key assumptions used in determining the recoverable amount as of December 31, 2021 and 2020:
	Jupiter reporting unit	Standard Farms reporting unit
Balance, December 31, 2021
Terminal value growth rate	3.0%	3.0%
Discount rate	24.7%	31.5%
Projected revenue growth rate*	20.2%	33.6%
Fair value less cost to dispose	$177,733	$38,917
	Jupiter reporting unit	Standard Farms reporting unit
Balance, December 31, 2020
Terminal value growth rate	3.0%	3.0%
Discount rate	22.5%	21.2%
Projected revenue growth rate*	24.6%	30.8%
Fair value less cost to dispose	$194,361	$56,412

*
Projected revenue growth rate averaged over the next five years

Based on the test results for Standard Farms, the carrying amount of the reporting unit exceeded the recoverable amount by $4,488 for the year ended December 31, 2021. Consequently, an impairment loss was recorded for goodwill. For the year ended December 31, 2020, Standard Farm’s recoverable amount exceeded the reporting unit’s carrying value, and therefore, there was no impairment loss recognized.
Based on the test results for Standard Farms OH, the recoverable amount exceeded the reporting unit’s carrying value, therefore, no impairment loss was recognized for the year ended December 31, 2021.
Based on the test results for Jupiter, the carrying amount of the reporting unit exceeded its estimated recoverable amount by $25,040 and $5,399 as of December 31, 2021 and 2020, respectively. Consequently, an impairment loss was recorded for goodwill.
As stated in the intangible note, the carrying amount of the Baker’s intangible assets exceeded the fair value of zero at December 31, 2020.The Company also incurred an impairment loss of $3,752 for the Baker reporting unit related to goodwill during the year ended December 31, 2020.
The Company’s accumulated impairment as of December 31, 2021 and 2020 is as follows:
Accumulated impairment	Total
Beginning balance, January 1, 2020	$498
Impairment recognized during the year	9,151
Closing balance, December 31, 2020	$9,649
Impairment recognized during the year	29,528
Closing balance, December 31, 2021	$39,177

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
10   Loans Receivable
A breakdown of the loans receivable balances for the years ended December 31, 2021 and 2020 is as follows:
Loans receivable	December 31, 2021	December 31, 2020
Teneo Fund SPVi LLC note	$5,911	$20,541
Blackbird note (FVTPL)	—	7,128
Verdant note	—	2,182
Medical 420 note	1,410	1,410
A&R note	714	1,250
SSZ and Elev8 note	1,002	968
Pure Hana Synergy note	224	224
IESO note	—	161
Little beach note	423	—
Total loans receivable	9,684	33,864
Less allowance for expected credit losses	(5,559)	(16,721)
Loans receivable, net of expected credit losses	4,125	17,143
Less current portion of loan receivable	(2,453)	(2,660)
Loans receivable, long-term	$1,672	$14,483
Current expected credit losses (“CECL”) are measured by the Company on a probability-weighted basis based on historical experience, current conditions and reasonable and supportable forecasts. Our assessment includes a variety of factors, including underlying credit, relative maturity dates of the notes, economics considerations, as well as ongoing legal and other regulatory developments in the industry. Loss given default parameters utilized by the Company in estimating our credit losses generally reflect the assumed recovery rate from underlying collateral, with adjustments for time value of money and estimated costs for obtaining and selling the collateral.
The Company recorded an additional provision for credit losses of $4,562 during the year ended December 31, 2021. The change in the allowance for CECL during the year is partially attributable to the write-off of three loans with Ermont ($13,380), Verdant Management Group ($2,182) and IESO ($161) having been deemed fully uncollectible. The amounts were previously fully reserved in 2020 and were included in the allowance for expected credit losses of $16,721 as of December 31, 2020.The write-off of these loan balances was recorded against the existing allowance for CECL attributable to these loan balances. Subsequent to the loan write-off the Company’s allowance for CECL totaled $5,559 for the year ended December 31, 2021. See Note 20 for an analysis of the credit quality of loans receivable.
During the year ended December 31, 2020, $305 of the amount previously written off was reversed in connection with the assignment of the Herbology note to PBM.
Teneo Fund SPVi LLC note receivable (formerly Ermont, Inc. note receivable):
During June 2018, the Company entered into a secured loan agreement with Ermont (the “Ermont Note”). The Ermont Note has a maximum credit of $20,000, a maturity date of 5 years and an interest rate of 18% per year, compounded annually. During the years ended December 31, 2021 and 2020, the Company recorded $0 and $7,401 of interest income, respectively.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
10   Loans Receivable (continued)
During February 2021, the Company completed the assignment of its loan with Ermont, to Teneo Funds SPVi LLC, through an arm’s-length third-party transaction, in exchange for $1,250 in cash and a portion of future collections pursuant to the Ermont Note. The assignment agreement contains standard representations, warranties, and indemnifications between the parties.The Company performed the CECL analysis weighing probable scenarios in calculating the allowance for credit losses on the assignment note. The Ermont Note had recorded an CECL of $13,380 against its $20,541 loan balance as of December 31, 2021.
Blackbird note receivable:
On November 30, 2020, the Company entered into a secured convertible promissory note with Slam Dunk, LLC (the “Blackbird Note”), a Nevada limited liability corporation controlled by a Board member, related to the Company’s sale of all membership interests of Blackbird (Note 19). The Blackbird Note included a principal amount of $10,000 and up to an additional $1,000 of additional funding amounts. The principal amount had a maturity date of November 30, 2023, at an annual interest rate of 10% in year one, 11% in year two and 12% in year three, payable at the maturity date. The additional funding of up to $1,000 had a maturity date of November 30, 2023, at an interest rate of 15% in year one, 16% in year two and 17% in year three, compounded quarterly. During 2020, the Company had provided a total of $1,000 additional funding amounts.
The Company recorded the Blackbird Note at fair value, estimated based on the present value of cash flows of the note, discounted using an estimated rate of 30% for the initial amount and 35% for the additional funding amounts. The discount rates were estimated with reference to venture capital rates of return commensurate with the risks underlying the notes. Included in the balance of the Blackbird Note for the period ended December 31, 2020 of $7,128 was accrued interest amounting to $91.
On June 11, 2021, HERBL, Inc. (“HERBL”), an unrelated party, acquired Yaris from Slam Dunk, LLC. Included in the assets acquired and liabilities assumed by HERBL from Slam Dunk, LLC was the Blackbird Note liability.Concurrently, the Company agreed to settle the Blackbird Note with HERBL in exchange for 36,937 shares of Class B Common Stock of HERBL and cash consideration of $1,500. Based on the $7,900 fair value of the Blackbird Note, recorded by the Company immediately prior to the settlement, the Company determined the fair value of the Class B Common Stock of HERBL received to be $6,400, which is equal to the difference between the Blackbird Note fair value and $1,500 cash received.
Verdant Medical, Inc. (“Verdant Medical”) note receivable:
During September 2017, the Company entered into a secured loan agreement with Verdant Medical. The secured loan has a maximum credit of $15,000, a maturity date of September 19, 2023 and an annual interest rate of 10% compounded quarterly.
During the year ended December 31, 2021, the Company’s management had deemed the aggregate loan balance outstanding of $2,182 uncollectible.As such, management wrote-off the balance of the note, recording the full amount against the existing CECL management had recorded during 2020 for the full balance of the note.
Pharma EU, LLC (“Pharma”) note receivable:
During 2019, the Company entered into $1,410 promissory note agreement with Medical 420 USA, LLC. The promissory note had a maturity date of December 31, 2020 and an interest rate of 12% per year. On March 4, 2019, the obligations under the promissory note were transferred to Pharma on the same terms as the previous note and a principal of Pharma guaranteed all obligations of this promissory note.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
10   Loans Receivable (continued)
A&R note receivable (formerly PBM Enterprises, LLC note receivable):
During July 2017, the Company entered into a secured loan agreement with Herbology Group Inc. (the “Herbology Note”). The secured loan had a maximum credit of $15,000, a maturity date of 6 years and an interest rate of 10% per year, payable quarterly, in cash at the election of Herbology.
During May 2020, the Company entered into a promissory note with PBM as full consideration and satisfaction of the Herbology Note (the “PBM Note”). The PBM Note includes a principal balance of $1,250, with an interest rate of zero percent and a maturity date of October 1, 2020. Payment of the PBM Note is conditioned on the approval of PBM’s Change of Ownership and Control Request Application with the Massachusetts Cannabis Control Commission for a proposed transaction by and among PBM and Herbology Group Inc.
During February 2021, the Company entered into an amended and restated (“A&R Note”) promissory note with PBM, amending and restating the PBM Note in its entirety. The promissory note includes a principal balance of $1,250, with an interest rate of zero percent and a maturity date of December 31, 2022. In accordance with the promissory note, $250 payment was made upon the control request application with the Massachusetts Cannabis Control Commission granted in February 2021.
For the year ended December 31, 2021, the Company received principal payments totaling $286 reducing the A&R Note’s outstanding balance.
SSZ Real Estate Holding LLC (‘SSZ”) and Elev8 Cannabis LLC (“Elev8”) note receivable:
During January 2019, the Company entered a secured loan agreement with SSZ and Elev8. The secured loan has a maximum credit of $1,000, a maturity date of 5 years and an interest rate of 8% per year, payable on the maturity date.
Trellis Solutions, Inc. (“Trellis”) note receivable:
During 2018, the Company entered into a convertible promissory note with Trellis. The convertible promissory note had a maturity date of October 9, 2019 and an annual interest rate of 3.5%. On April 10, 2020, the Company converted $526 in principal and interest and received 177,238 shares of Trellis (the “Conversion”). Immediately following the Conversion, Trellis participated in a share exchange with Akerna Corporation (“Akerna”) in which the shareholders of 100% of the outstanding equity in Trellis exchanged shares in Trellis for shares in Akerna. TILT received 58,293 shares of Akerna as a result of the share exchange. Accordingly, the Company changed its classification and measurement of the amounts due under the Trellis note from a loan receivable at amortized cost to an investment at fair value through profit or loss.
At December 31, 2021 and 2020, $102 and $189, respectively, within Investments on the Company’s consolidated statements of financial position represented the fair value of the Company’s investment in Akerna. The shares are subject to a lockup agreement and holding period under Rule 144 of the Securities Act of 1933.
CarrieBoltz, James Sparman, Benjamin Stafft, Diamond Cultivation LLC, Diamond Original LLC, AGFO LLC, Diamond Elite LLC, and Diamond Enterprises LLC (“Diamond”) note receivable:
During September 2018, the Company entered into a $550 line of credit agreement with Diamond. The line of credit had an interest rate of 15% per year and a maturity date of January 1, 2021. The loan was repaid in full in December 2020.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
10   Loans Receivable (continued)
Pure Hana Synergy LLC (“Pure Hana Synergy”) note receivable:
During July 2018, the Company entered into a secured loan agreement with Pure Hana Synergy. The secured loan has a maximum credit of $1,500, a maturity date of August 1, 2022 and a fixed annual interest rate of 10%.
As noted above, the Company recorded an additional provision for credit loss of $6 for the year ended December 31, 2021 due to a revision of the expected return on the loan.
IESO note receivable:
During 2018, the Company entered into an unsecured financing agreement with IESO. IESO will be using the advances to obtain a license. The loan is without interest and matured in September 2021. The Company wrote off the full balance of the loan against the CECL recorded during 2020.
Little Beach Harvest note receivable:
On August 24, 2021, the Company, through its joint venture CGSF, amended and restated a secured loan agreement with Little Beach Harvest LLC (the “Little Beach Harvest Note”), a corporation wholly owned by the Shinnecock Indian Nation of New York. The Little Beach Harvest Note has a maximum credit of $18,350, a maturity date of August 24, 2036 and an interest rate of 9% per year, payable at maturity.
Advances for acquisition target (Standard Farms Ohio LLC):
During February 2019, the Company entered into a secured loan agreement with Standard Farms Ohio LLC (“Standard Farms Ohio”), an unrelated party, for a financing of $2,683, in connection with the build-out of facilities and other agreed upon pre-operational expenses as set forth in the agreement (the “Build-Out Note”). The Build-Out Note replaced a previously outstanding promissory note with Standard Farms Ohio. In April 2019, the Company entered into a second secured loan agreement with Standard Farms Ohio for additional financing in two installments for a principal amount of $3,000 (the “Loan Notes”).The Loan Notes carry interest at a fixed annual rate of 5.5% and mature on April 11, 2029.
In accordance with the terms set forth in the agreements, upon closing of the first installment under the Loan Notes, holders of the Build-Out Note will have no further obligations to the Company with respect to principal and interest amounts due under the Build-Out Note and upon completion of legal formalities, including approval by the appropriate governmental authority, the amounts due under the Build-Out Note and Loan Notes would be converted into ownership interests in Standard Farms Ohio. On March 15, 2021, the Company completed the Standard Farms OH Acquisition.In accordance with the terms set forth, the amounts due under the Build-Out Note and Loan Notes were converted into 100% ownership interest in Standard Farms OH.See Note 3, Business Combinations, for further details on the business acquisition transaction.
Prior to the acquisition date, the Company had contributed additional funds of $139, resulting in an outstanding balance of $7,550 on the acquisition date.
During the year ended December 2020, the Company provided additional capital of $1,457, for operating costs incurred under the Build-Out Note. As of December 31, 2020, an aggregate of $7,411 under the Build-Out Note and Loan Notes were presented as Advance for acquisition targets on the Company’s consolidated statements of financial position.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
11   Other Current Liabilities
Accounts payable and accrued liabilities consisted of the following as of December 31, 2021 and 2020:
	Years ended
Accounts payable and accrued liabilities	December 31, 2021	December 31, 2020
Accounts Payable	$31,979	$18,416
Other Accrued Expenses	5,746	5,749
Accrued Accounts Payable	5,798	2,742
Accrued Interest Expense	2,752	2,150
Accrued Payroll	2,951	1,982
Other Current Payables/Liabilities	254	34
Credit Card Payable	2	13
Total accounts payable and accrued liabilities	$49,482	$31,086
12   Notes Payable
As of December 31, 2021 and 2020, the notes payable, unamortized portions of the debt discount and debt issuance costs are as follows:
	Years ended
Notes payable	December 31, 2021	December 31, 2020
Balance, beginning of year	$71,750	$65,710
Proceeds from borrowing	57,081	—
Accretion of debt discount	2,667	2,227
Repayment of borrowings	(47,973)	(516)
Transaction costs related to notes issued	(469)	—
Proceeds allocated to warrants	—	—
Interest expense	6,461	6,994
Interest paid	(2,904)	(2,665)
Notes payable, end of year	86,613	71,750
Less current portion	(40,758)	(4,668)
Notes payable, long-term	$45,855	$67,082
Promissory Note
On December 10, 2019, the Company entered into a private placement agreement (“Promissory Note”) for an aggregate principal amount of $903. The Promissory Note accrued interest at 2% and was due on the earlier of September 20, 2020 or the date the Company closes the sale of all or any of its interest in Standard Farms. On September 20, 2020, $216 was paid, and an amendment was signed to allow for $100 monthly payments until the remaining $700 is paid in full. The balance of the promissory note was paid in full during the year ended December 31, 2021.
Senior Secured Notes
On November 4, 2019, the Company entered into a private placement of up to $35,000 of senior secured notes from a syndicate consisting of new investors and existing shareholders, including the Company’s CEO (the “Senior Notes”). The first close totaled $25,500 on November 4, 2019, and a further closing of $10,300, which was oversubscribed by $800, occurred on November 20, 2019. The financing was used specifically to

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
12   Notes Payable (continued)
retire in full the Company’s $20,000 bridge loan dated April 29, 2019 as well as other payables. All personal property, including inventory and equipment, as well as all proceeds have been pledged as security for the Company’s Senior Secured Notes.
All Senior Notes have a maturity date of 36 months from the closing date and bear interest from their date of issue at 8.0% per annum, payable quarterly. In connection with the issuance of the Senior Notes, the Company issued 1,800 common share purchase warrants (the “Warrants”) to the subscribers for each $1 principal amount of Senior Notes subscribed, for a total aggregate of approximately 64,449,020 Warrants (representing 45% warrant coverage on the aggregate gross proceeds of the Senior Notes). Each Warrant is exercisable for one Common Share at a price ranging from C$0.33 to C$0.39 per Common Share for a period of 36 months from the applicable closing date.
The Company used the residual fair value method to allocate the proceeds of the Senior Notes and the Warrants using the Black Scholes method. The Senior Notes are carried at $35,804 and the Warrants are valued at $5,906. Please see Note 14 Shareholders’ Equity for more details regarding the Warrants issued. Interest amortization was $3,931 and $1,983 for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the outstanding balance, including accrued interest, of the Senior Notes was $34,058.
Junior Secured Notes
The previous sellers of Jupiter (the “Jupiter Sellers”) agreed to restructure the $35,000 purchase consideration payable in connection with the Jupiter Acquisition plus accrued interest of $1,180. The junior secured notes mature on April 1, 2023 and bear interest at 8% per annum that accrues and is payable at maturity. Upon repayment of the Senior Notes, should any Jupiter debt be outstanding, the Jupiter Sellers will assume the same rights and security as the original financing syndicate until repaid. All personal property, including inventory and equipment, as well as all proceeds have been pledged as security for the Company’s Junior Secured Notes.
Asset-based Revolving Facility
On July 21, 2021, the Company, through its subsidiary, Jupiter, entered into a two-year, $10,000 asset-based revolving credit facility with Entrepreneur Growth Capital, LLC. Borrowings under the new facility bear interest at Prime plus 3.5% and are secured by Jupiter’s inventory, accounts receivable and related property. Jupiter’s existing senior and junior note creditors are subordinate in their security interests in Jupiter’s inventory, accounts receivable, and related property; the existing note creditors will maintain the priority of their security interests in other Jupiter collateral. The new credit facility has a two-year initial term and will continue for successive one-year terms unless terminated by either party effective at the end of the then-current term.The loan terms provide for minimum monthly interest charges, and for borrowing base eligibility requirements, advance rates, fees, events of default and default interest rates that are common features in such facilities.
Future maturities of all notes payable are as follows:
Year ended December 31,	Amount
2022	$40,758
2023	45,855
Total	$86,613

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
13   Leases
In accordance with Topic 842, the Company determines whether contractual arrangements contain a lease by evaluating whether those arrangements either implicitly or explicitly identify an asset, whether the Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the term of the arrangement, and whether the Company has the right to direct the use of the asset.
The Company leases properties used for dispensaries, production plants and corporate offices. Lease terms for properties generally range from 1 to 10 years. Most leases include options to renew for varying terms at the Company’s sole discretion. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term.
Other leased assets include passenger vehicles and trucks, land and equipment. Lease terms for these assets generally range from 3 to 5 years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company elected to apply the practical expedients permitted under the transition guidance within Topic 842, which allowed the Company to carry forward prior conclusions about lease identification, classification and initial direct costs for leases executed prior to the adoption of Topic 842.Additionally, management elected the practical expedient not to separate lease and non-lease components for all of the Company’s leases.
Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred. The Company considers variable lease costs incurred during the current period immaterial.
Short-term leases are leases with a term that is 12 months or less and do not include a purchase option or option to extend the initial term of the lease to greater than 12 months that the Company is reasonably certain to exercise. The Company has made an accounting policy election to not recognize the ROU asset and the lease liability arising from leases classified as short-term.
The discount rate for a lease is the rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company is required to use their incremental borrowing rate, which is the rate the Company would have to pay to borrow, on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment.
Operating Leases
The Company had $5,038 and $6,572 of right-of-use assets as of December 31, 2021 and 2020, respectively. Operating lease liabilities were $5,658 and $7,254 as of December 31, 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, the Company recorded $1,231 and $1,062, respectively.
Financing Leases
The Company has entered into financing leases primarily for processing, laboratory, and retail facilities. Assets purchased under financing leases are included in “Right-of-use assets under financing leases, net” on the consolidated balance sheets. For financing leases, the associated assets are depreciated or amortized over the shorter of the relevant useful life of each asset or the lease term. Accumulated amortization of assets under financing leases totaled $2,624 and $1,653 as of December 31, 2021 and 2020, respectively.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
13   Leases (continued)
The following table provides the components of lease cost recognized in the consolidated statements of operations and comprehensive income for the years ended December 31, 2021 and 2020:
Years ended December 31,	2021	2020
Operating lease cost	$1,231	$1,062
Finance lease cost:
Amortization of lease assets	971	1,472
Interest on lease liabilities	493	611
Finance lease costs	1,464	2,083
Total lease cost	$2,695	$3,145
Included within amortization for the year ended December 31, 2020 is $571 related to amortization charges on right-of-use assets of Blackbird for the eleven months ended November 30, 2020.
Weighted average discount rate for operating leases for the year ended December 31, 2021 was 8% and the weighted average remaining operating lease term was 5.98 years. Weighted average discount rate for finance leases for the year ended December 31, 2021 was 8% and the weighted average remaining finance lease term was 5.55 years.
The maturity of the contractual undiscounted financing and operating lease liabilities as of December 31, 2021 is as follows:
Year ended December 31,	Finance	Operating
2022	$1,414	$1,149
2023	1,452	1,180
2024	1,489	1,197
2025	1,212	1,213
2026	926	1,111
Thereafter	1,295	1,294
Total undiscounted lease liabilites	7,788	7,144
Interest on lease liabilities	(1,514)	(1,486)
Total present value of minimum lease payments	6,274	5,658
Lease liability – current portion	(955)	(731)
Lease liability	$5,319	$4,927
14   Shareholders’ Equity
Authorized Share Capital
The authorized share capital of the Company is comprised of an unlimited number of common shares without par value.
The holders of the Common Shares shall be entitled to receive notice of and to vote at every meeting of the shareholders of the Company and shall have one vote for each Common Share so held. Holders of Common Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
14   Shareholders’ Equity (continued)
As of December 31, 2021 and 2020, there were 330,261,380 and 323,261,294 Subordinate Voting Shares issued and outstanding, respectively.
LP Units of JJ LP
LP Units of JJ LP, a subsidiary of TILT, are exchangeable for one Common Share at any time per request of the owner of LP Units and are not saleable or transferable without the Company’s authorization. In connection with the Jupiter Acquisition, the Company issued LP Units, as consideration for the Jupiter Acquisition, and were required to be held in escrow in accordance with the underlying agreement. As of 2020, the Company had 1,002,081 of the LP units held in escrow. Those shares were released to the Jupiter shareholders during the year ended December 31, 2020.
During the years ended December 31, 2021 and 2020, 100,000 and 10,992,845 LP Units were converted to Common Shares, respectively. As of December 31, 2021 and 2020, 43,821,379 and 43,921,379 LP units of JJ LP were issued and outstanding, respectively.
Warrants
In connection with the issuance of the Senior Notes in 2019, the Company issued 1,800 common share purchase warrants (the “Financing Warrants”) to the subscribers for each $1 principal amount of Senior Notes subscribed, for a total aggregate of approximately 64,449,020 Warrants. See details in Note 11 — Notes Payable. Each Warrant is exercisable for one Common Share at a price ranging from C$0.33 to C$0.39 per Common Share for a period of 36 months from the applicable closing date.
As of January 1, 2021, the Company’s functional currency changed from Canadian dollars to US dollars. Because of the Canadian denominated exercise price, the Financing Warrants no longer qualified to be classified within equity and were therefore classified as derivative instruments at fair value with changes in fair value charged or credited to earnings in the consolidated statements of operations and comprehensive loss.
During the year ended December 31, 2021, the Company issued 657,000 shares of its common stock from Financing Warrants exercised for cash. The Company received $174 in cash.
During 2020, the Company also issued warrants to its founders (the “Founder Warrants”) for a total aggregate of 9,045,691 warrants. Each Warrant is exercisable for one Common Share at a price of C$1.05 per Common Share for a period of 36 months from the applicable closing date.
During 2020, the Company issued 1,250,000 warrants to its consultants. Each warrant is exercisable at a price ranging from C$0.33 to C$0.53 for a period of 36 or 37 months from the applicable closing date.
The Company did not issue any warrants in 2021.
Each whole warrant entitles the holder to purchase one Common Share. The warrants are not subject to vesting conditions.
A summary of the status of the warrants outstanding is as follows:
Warrants		Weighted Average Exercise Price ($C)
Balance as of December 31, 2019	76,042,967	$2.29
Exercised	(182,500)	0.33
Issued	500,000	0.33

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
14   Shareholders’ Equity (continued)
Warrants		Weighted Average Exercise Price ($C)
Expiration of warrants	(1,798,256)	5.25
Balance as of December 31, 2020	74,562,211	$0.43
Exercised	(657,000)	0.33
Balance as of December 31, 2021	73,905,211	$0.44

For the years ended December 31, 2021 and 2020, the Company recorded warrant compensation expense of $0 and $66, respectively, which is included in share-based compensation expense in the accompanying consolidated statements of operations and comprehensive loss.
The following table summarizes the warrants that remain outstanding as of December 31, 2021:
Security issued	Exercise price (C$)	Number of warrants	Expiration date
Warrants issued as part of debt offering	0.33	45,249,520	November 1, 2022
Warrants issued as part of debt offering	0.39	18,360,000	November 20, 2022
Consultant warrants	0.53	750,000	November 22, 2022
Consultant warrants	0.33	500,000	January 28, 2023
Founders separation warrants	1.05	9,045,691	September 30, 2024
		73,905,211
The fair value of warrants issued was determined using the Black-Scholes option- pricing model. The grant date fair value of the warrants ranged between $0.05 and $0.17. The following assumptions were used in the model at the time of issuance:
Exercise price	$0.25 – 0.79
Expected dividend yield	0%
Risk free interest rate	1.55% – 1.62%
Expected life in years	2.50 – 3.00
Expected volatility	80% – 90%
The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of stock options.
Volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly traded cannabis companies.
The expected life in years represents the period of time that warrants are expected to be outstanding.
The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.
15   Share-based Compensation
Under the Plan, the Company has reserved 60,000,000 Common Shares to be issued as awards to employees, management, directors and consultants of the Company, as designated by the Board or a

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
15   Share-based Compensation (continued)
committee of the Board. “Award” is defined under the Plan to include options, stock appreciation rights, restricted stocks, restricted stock units, performance stock units, dividend equivalents and stock-based awards.
Warrants
The Company issued 500,000 warrants to a consultant during the year December 31, 2020, at an exercise price of C$0.33. The warrants have no vesting conditions and may be exercised at any time within 3 years of issuance.
Restricted Stock Units
A summary of the status of restricted stock units outstanding is as follows:
	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2020	6,374,246	$0.40
Issued	1,024,104	0.29
Forfeited	—	—
Vested	(3,899,246)	0.39
Unvested as of December 31, 2020	3,499,104	$0.38
Issued	5,978,269	0.38
Forfeited	(577,942)	0.39
Vested	(5,272,350)	0.38
Unvested as of December 31, 2021	3,627,081	$0.37
The Company granted RSUs totaling 5,978,269 and 1,024,104 for the years ended December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, the Company recorded $1,361 and $1,979 of net share-based compensation relating to RSUs, respectively.
In addition, the Company recorded additional stock-based compensation expense of $372 for the year ended December 31, 2021 relating to the contingent consideration for milestone payments relating to the projects of its joint venture in CGSF.
Share Options
A summary of the status of the options outstanding is as follows:
Share options	Stock options common shares	Weighted- average exercise price	Weighted-average remaining contractual life (yrs)
Balance as of December 31, 2019	12,525,614	US$1.35	4.66
Granted	17,837,463	US$0.62	5.49
Exercised	(62,100)	US$0.09	—
Forfeited	(11,159,789)	US$1.14	0.55
Balance as of December 31, 2020	19,141,188	US$0.63	6.61

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
15   Share-based Compensation (continued)
Share options	Stock options common shares	Weighted- average exercise price	Weighted-average remaining contractual life (yrs)
Granted	250,000	US$0.49	0.46
Exercised	(221,400)	US$0.06	0.03
Forfeited	(2,596,408)	US$0.53	—
Balance as of December 31, 2021	16,573,380	US$0.63	5.42

In accordance with its amended and restated 2019 stock incentive plan, the Company granted employees and consultants options totaling 17,837,463 at an exercise price ranging from CAD $0.39-$0.65. In accordance with the Plan’s policy, the vesting period for employees is 15% as of the date of issuance, 25% vest on December 31, 2020, and 60% vest on December 31, 2021.
For founding members of the board of directors, the options were fully vested on the date of grant. For non-founding members of the board of directors, 50% of the options were vested on December 31, 2020, and 50% were vested on December 31, 2021.
For the years ended December 31, 2021 and 2020, the Company recorded $1,240 and $2,221, respectively, of net share-based compensation.
The following table summarizes the share options that remain outstanding as of December 31, 2021:
Security issuable	Number of options	Exercise price	Expiration date	Options exercisable
			February 22, 2022 –
Legacy employees	1,754,600	US$0.32 – 1.58	June 28, 2028	1,754,600
2020 employee grant	9,123,350	US$0.30 – 0.48	February 28, 2022 –	3,599,573
			December 1, 2030
			February 22, 2022 –
Other employee grants	5,695,430	US$0.41 – 3.96	November 21, 2029	5,695,430
Total	16,573,380			11,049,603
The fair value of share options granted at the grant-date was $0.33 and was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:
Risk free interest rate	0.06% – 2.66%
Expected dividend yield	0%
Expected volatility	63.06% – 166.66%
Expected life in years	1.00 – 10.00
Forfeiture rate	0%
Volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly traded cannabis companies. The expected life in years represents the period of time that options issued are expected to be outstanding. The risk-free rate is based on U.S. Treasury bills with a remaining term equal to the expected life of the options.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
15   Share-based Compensation (continued)
Performance Stock Units (“PSUs”)
A summary of the status of the performance stock units outstanding is as follows:
	Number of Performance Stock Units	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2021	—	$—
Issued	11,843,156	0.31
Forfeited	(38,658)	0.21
Vested	—	—
Unvested as of December 31, 2021	11,804,498	$0.31
The Company granted PSUs totaling 11,843,156 for the year ended December 31, 2021. During the year ended December 31, 2021, the Company recorded $771 of net share-based compensation relating to PSUs.
The fair value of the Company’s non-market PSU awards granted was based upon the closing price of the Company’s stock on the date of grant. The fair value of awards of the Company’s PSU awards containing market conditions was determined using a Monte Carlo simulation model based upon the terms of the conditions, the expected volatility of the underlying security, and other relevant factors.
A summary of the PSU awards granted containing market conditions is as follows:
PSU Grant Dates	Close Price on Grant Date	Expiration Date	Outstanding (#)
June 18th, 2021	$0.4941	December 31, 2024	7,487,351
September 30th, 2021	$0.3875	December 31, 2024	2,367,772
December 19th, 2021	$0.2263	December 31, 2024	549,375
Total			10,404,498
The fair value of PSU awards granted containing market conditions at the grant date was determined using the following assumptions:
Weighted Average 2021 PSU Valuation Inputs
Risk-Free Interest Rate	0.59%
Dividend Yield	0.00%
Expected Stock Price Volatility	104.67%
Expected Life of Awards (Years)	3.45
Weighted Average Fair Value	$0.28

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
16   Loss Per Share
The following is a calculation of basic and diluted earnings (loss) per share for the years ended December 31, 2021 and 2020:
	Years ended
Loss per share	December 31, 2021	December 31, 2020
Net loss	$(35,126)	$(116,418)
Weighted-average number of shares and units outstanding – basic	370,002,378	364,562,929
Loss per share – basic and diluted	$(0.09)	$(0.32)
Loss per share – basic and diluted, from continuing operations	$(0.09)	$(0.16)
Loss per share, from discontinued operations	$—	$(0.15)
Diluted loss per share for the years ended December 31, 2021 and 2020 is the same as basic loss per share as the issuance of shares on exercise of warrants and share options is anti-dilutive.
17   Income Taxes
The Company accounts for income taxes in accordance with ASC 740 — Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.
The Company is treated as a U.S. corporation under Section 7874 of the IRC and is expected to be subject to U.S. federal, state and local income tax. However, the Company is expected, regardless of any application of Section 7874 of the U.S. tax code, to be treated as a Canadian resident Company for Canadian income tax purposes. Due to the organizational structure and multinational operations, the Company is subject to taxation in U.S. federal, state and local and Canadian jurisdictions.
For the years ended December 31, income tax expense consisted of:
Income tax provision	December 31, 2021	December 31, 2020
Current:
US Federal	$(39)	$—
US State	—	—
Foreign	—	903
Deferred
US Federal	(9,236)	(2,202)
US State	(4,628)	2,995
Foreign	—	—
(Recovery of) provision for income taxes	$(13,903)	$1,696
The differences between the effective income tax rates for the years ended December 31, and the expected income taxes based on the statutory tax rate applied to loss are as follows:

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
17   Income Taxes (continued)
Income tax provision	December 31, 2021	December 31, 2020
(Loss) from continuing operations before income taxes	$(49,029)	$(58,232)
	21%	22%
Pre-tax (loss) at statutory rate from continuing operations	(10,356)	(12,562)
U.S. State and local taxes	(1,024)	(2,501)
IRC Section 280E	4,133	4,646
Goodwill impairment	2,198	4,472
Other impairment	(2,866)	—
Change in fair value of warrants	(1,506)	—
Stock based compensation	888	1,113
Change in valuation allowance	1,022	68
Return to provision and other	1,080	2,702
Tax rate changes	(7,492)	3,748
Other	21	10
(Recovery of) provision for income taxes	$(13,903)	$1,696
Income taxes paid for the years ended December 31, 2021 and 2020 were $1,198 and $516, respectively.
As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E. This results in permanent differences for ordinary and necessary business expenses deemed non-allowable under IRC Section 280E for income tax purposes. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.
Deferred taxes are provided using an asset and liability method whereby deferred tax assets and liabilities are recognized based on the rates enacted for the period they are expected to reverse. Temporary differences are the differences between financial statement carrying values of assets and liabilities and the respective tax bases. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.
At December 31, the components of deferred tax assets and liabilities were as follows:

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
17   Income Taxes (continued)
Deferred tax asset (liability)	December 31, 2021	December 31, 2020
Allowance for doubtful accounts	$1,287	$4,293
Lease liabilities	960	483
Acquisition costs	697	587
Fixed assets	(4,264)	2,914
Accrued payroll	361	486
Other	290	277
Interest expense carryforward	5,023	1,944
Net operating loss carryforwards	24,436	16,334
Capital loss carryforwards	9,177	7,603
Valuation allowance	(29,368)	(22,591)
Deferred tax asset recognized	8,599	12,330
Intangible assets	(5,893)	(22,571)
Goodwill	(228)	(588)
Investment in subsidiary	(2,708)	(2,676)
Right of use asset	274	(335)
Other	(128)	(109)
Net deferred tax liability	$(85)	$(13,949)
Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company assessed all positive and negative evidence including the four sources of income to determine if sufficient future taxable income will be generated to use the existing deferred tax assets. A valuation allowance is maintained as of December 31, 2021 and 2020 in the amount of $29,368 and $22,591, respectively. The valuation allowance increased during 2021 by $6,777.
For the year ending December 31, 2021, the Company had a U.S. federal net operating loss carryforward of approximately $38,459, U.S. state and local net operating loss carryforwards of approximately $28,327, and a Canadian net operating loss carryforward of approximately $55,643. A portion of the U.S. federal net operating loss carryforwards are subject to expiration beginning in 2035, but the majority of the U.S. federal net operating loss carryforwards are not subject to expiration. A portion of the U.S. state and local net operating loss carryforwards are subject to expiration from 2027 through 2041. A portion of the U.S. state and local net operating loss carryforwards are not subject to expiration. The Canadian net operating loss carryforwards are subject to expiration between 2038 to 2041.
For the year ending December 31, 2021, the Company had a U.S. federal capital loss carryforward of approximately $31,971 and a U.S. state and local capital loss carryforward of approximately $31,971, which will expire in 2025 if unused. As of December 31, 2021, the capital loss carryforwards are not more likely than not of being realized.
The Company’s U.S. income tax attributes are potentially subject to annual limitations resulting from equity shifts that constitute an ownership change as defined by Internal Revenue Code (“IRC”) Section 382. Any potential annual limitations resulting from an equity shift that constitutes an ownership change under IRC Section 382 could result in additional limitation of the realization of U.S. federal, state and local income tax attributes.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
17   Income Taxes (continued)
As of December 31, 2020 and 2021, the Company has not recorded any unrecognized tax benefits and has not reduced any net operating loss carryforwards for an unrecognized tax benefit.The Company did not record any interest expense for penalties and interest associated with uncertain tax positions for 2020 or 2021.
18   Related Party Transactions
The Company has a payable of $25,159 and $23,378 as of December 31, 2021 and 2020, respectively, to the Company’s former CEO, for his portion of the amounts payable in connection with the Jupiter Acquisition. As of December 31, 2021 and 2020, $23,965 and $22,321, respectively, of the total amount was included within notes payable (see Note 12) and the remaining within accounts payable and accrued liabilities, on the consolidated balance sheets.
The Company has payables of $1,670 and $1,655 to a current Board member of the Company as of December 31, 2021 and 2020, respectively. Additionally, as of December 31, 2021 and 2020, the Company had $1,032 and $1,022, respectively, payable to Corner Health, LLC, an entity partially owned and managed by a current Board member, related to their portion of the amounts payable in connection with the senior notes (see Note 12).
The Company had a note receivable of $7,128 from Slam Dunk, LLC, a Nevada limited liability corporation controlled by a Board member, related to the Company’s sale of all membership interests of Blackbird. Subsequent to Slam Dunk’s sale of the assets and liabilities pertaining to Blackbird, the Company’s Blackbird Note was settled on June 11, 2021 (see Note 10).
19   Commitments and Contingencies
Guarantees
A subsidiary is a guarantor in the lease agreement of one of the Massachusetts dispensaries to which the Company has extended a loan. The Company may be liable for the future minimum rental payments under this lease if the dispensary defaults as follows:
Year ended December 31,	Amount
2022	$434
2023	450
2024	463
2025	477
2026 and thereafter	1,520
Total	$3,344
Litigation
The Company has been named as a defendant in several legal actions and is subject to various risks and contingencies arising in the normal course of business. Management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position.
In July 2019, Richard Komaiko and Marcie Cooperman filed a suit on behalf of themselves and others similarly situated against TILT and Baker, alleging the Company violated federal law by spamming them and other customers with unsolicited text message marketing. The lawsuit, which was filed in the U.S. District

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
19   Commitments and Contingencies (continued)
Court for the Northern District of California, alleged that TILT and Baker violated the federal Telephone Consumer Protection Act and California’s Unfair Competition Law.
The Court dismissed without prejudice the claims against TILT for lack of personal jurisdiction and denied the Plaintiffs’ request for jurisdictional discovery against TILT. The Court subsequently granted Baker’s motion to stay the case pending a forthcoming Supreme Court ruling and while the case was stayed, Baker and the Plaintiffs participated in a settlement conference and agreed to settle the Plaintiffs’ individual claims against Baker. The lawsuit was subsequently dismissed with prejudice and the terms of the confidential settlement were finalized in January 2021. The settlement amount was accrued for as of December 31, 2020 and paid for in January 2021.
On July 14, 2020, the Company was served with a claim filed in the Ontario Superior Court of Justice against them and its former directors and officers. The plaintiff claimed and seeked to claim on behalf of a proposed class, an unspecified amount of damages for alleged misrepresentations made by the Company about its business in its public disclosure during the proposed class period of October 12, 2018, to May 1, 2019. The parties have reached a settlement of the proposed class action which is subject to approval by the court. The hearing of the plaintiff’s application for approval of the settlement is scheduled for November 29, 2021.
In September 2020, the Company entered into a settlement agreement and release with O’Melveny & Myers LLP (“OMM”) in respect of a previously disclosed arbitration instituted by OMM. Pursuant to initial arbitration documents, OMM claimed that the Company had failed to pay approximately $3,100 in fees, of which an amount in excess of $100 was specifically attributable to Baker. Pursuant to the settlement agreement and release, the Company agreed to pay $100 in full and final settlement of the invoices outstanding for services rendered and costs incurred in the legal representation by OMM of Baker, but not of the invoices concerning OMM’s other representation of the Company. Consequently, OMM filed suit against the Company concerning its claims against the Company in British Columbia, and the Company filed suit against OMM in San Francisco concerning OMM’s claims, while also asserting its own claims against OMM and certain of its partners.
OMM’s British Columbia suit has now been stayed as having been brought in an inconvenient forum. The Company’s complaint has proceeded in San Francisco, with a trial date having been set for August 2022.
On February 2, 2021, the Haze Corp. (the “Plaintiff”) filed a complaint in Clark County, Nevada against Brand Canna Growth Partners, Inc. (“BCGP”), Michael Orr, SVH and SVT. SVH and SVT are wholly owned subsidiaries of the Company.The Plaintiff alleged that it entered into a Finders’ Fee Agreement with BCGP in 2017 and under that agreement is owed payments for acquisitions that it facilitated. The Plaintiff also alleged that BCGP is influenced and governed by SVH and SVT because they had the same principal, Defendant Michael Orr, and SVH and SVT are liable for BCGP’s or Orr’s obligations under the Finders’ Fee Agreement. SVH and SVT moved for dismissal. On May 13, 2021, the court granted the motion without prejudice.
The Plaintiff recently moved for leave to amend its complaint, again naming SVH and SVT as defendants. That motion to amend was granted. SVH and SVT have again moved to dismiss.That motions to dismiss were denied without prejudice and the court has set a hearing to consider the scope of limited jurisdictional discovery before entertaining renewed motions to dismiss.
VPR Brands, LP (“VPR”) filed a lawsuit against Jupiter in the United States District Court in the District of Arizona. VPR claims infringement of several claims in United States Patent Number 8,205,622. Jupiter, through its counsel, has analyzed the claims and intends to defend against the claims vigorously. This lawsuit is presently in the discovery phase.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
20   Financial Instruments and Capital Risk Management
Financial and Capital Risk Management
The Company examines the various financial instruments and risks to which it is exposed and assesses the impact and likelihood of those risks. These risks include market risk, interest rate risk, liquidity risk, currency risk, and credit risk. Where significant, these risks are reviewed and monitored by the Board.
The Board has overall responsibility for the determination of the Company’s risk management objectives and policies. The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.
The following are the remaining contractual maturities of financial liabilities for the year ended December 31, 2021:
		Contractual cash flows
December 31, 2021	Carrying amount	Total	< 6 months	6 – 12 months	1 – 5 years
Accounts payable and accrued liabilities	$49,482	$(49,482)	(40,208)	(189)	(9,085)
Notes payable	86,613	(87,105)	(10,704)	(38,629)	(37,772)
Total	$136,095	$(136,587)	$(50,912)	$(38,818)	$(46,857)
Information about payments for lease commitments are disclosed in Note 12 above.
Interest Rate Risk
Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. As interest on the cash held with financial institutions is negligible and the Company does not have any variable interest rate instruments, the Company considers interest rate risk to be immaterial.
Currency Risk
The operating results and financial position of the Company are reported in U.S. dollars. Some of the Company’s financial transactions are denominated in currencies other than the U.S. dollar. The Company’s exposure to currency risk is minimal.
For the years ended December 31, 2021 and 2020, the Company had no hedging agreements in place with respect to foreign exchange rates. The Company has not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.
Credit Risk
Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s trade receivables, advances for acquisition targets and loans receivable. The carrying amounts for these financial assets represent their maximum credit exposure to the Company.

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
20   Financial Instruments and Capital Risk Management (continued)
Trade Receivables
The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. Accounts receivable related to online sales are held in reputable merchant accounts and are typically received within a short period of time between 45-60 days. Additionally, the Company assesses the risk that accounts may not be collectible and has an allowance for doubtful accounts that reflects our assessment of the current expected credit loss as of the reporting date.
As of December 31, 2021 and 2020, the Company was not exposed to any significant credit risk related to counterparty non-performance on any of our outstanding trade receivables.
Loans Receivable
The Company manages its exposure to credit risk arising from loans receivable by obtaining collateral in the form of guarantees and security interest in the underlying assets of the counterparty, including intangible assets such as cannabis licenses, which would allow the Company to foreclose on the loans or force a sale of the assets in the event of default by the counterparty.
At each reporting date, the Company assesses whether loans receivables are credit impaired by applying the guidance in ASC 326. A financial asset is ‘credit impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred. Credit impairment is based on observable data such as significant financial difficulty of the debtor and a breach of contract such as a default or being past due.
Current expected credit losses (CECLs) are measured by the Company on a probability-weighted basis based on historical experience with losses and forward-looking information, which includes considerations of ongoing legal and regulatory developments in the industry. Loss given default parameters utilized by the Company in estimating CECL generally reflect the assumed recovery rate from underlying collateral, with adjustments for time value of money and estimated costs for obtaining and selling the collateral. Given the repayment profile and underlying terms of such loans, CECLs are generally estimated over the contractual term of the loan.
The following tables present an analysis of the credit quality of loans receivable, together with impairment losses recognized based on lifetime CECLs, for the years ended December 31, 2021 and 2020:
	Year ended December 31, 2021
Nature of collateral	Gross amounts	Loan losses	Net
Security interest in assets of counterparty	$8,050	$(4,556)	$3,494
Third party guarantee	1,410	(882)	528
No collateral	224	(121)	103
Net loans receivable	$9,684	$(5,559)	$4,125
	Year ended December 31, 2020
Nature of collateral	Gross amounts	Loan losses	Net
Security interest in assets of counterparty	$32,069	$(15,563)	$16,506
Third party guarantee	1,410	(882)	528
No collateral	385	(276)	109
Net loans receivable	$33,864	$(16,721)	$17,143

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
20   Financial Instruments and Capital Risk Management (continued)
Cash and Cash Equivalents
Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable.
Cash is maintained with financial institutions of reputable credit and may be redeemed upon demand. The Company maintains its cash accounts at various financial institution in the United States and Canada. Federal Deposit Insurance Corporation (“FDIC”) provides insurance of up to $250 for cash accounts held in the banks in the United States. Canadian Deposit Insurance Corporation (“CDIC”) provides insurance of up to C$100 for cash accounts held in the banks in Canada. From time to time, the Company’s balances may exceed this limit. The Company has not experienced any losses on its cash deposits. Credit risk exposure is limited through maintaining cash with high-credit quality financial institutions and management considers this risk to be minimal for all cash assets based on changes that are reasonably possible at each reporting period.
Capital Management
The Company’s objectives when managing capital are to ensure that there are adequate capital resources to safeguard the Company’s ability to continue as a going concern and maintain adequate levels of funding to support its ongoing operations and development such that it can continue to provide returns to shareholders and benefits for other shareholders.
The capital structure of the Company consists of items included in shareholders’ equity and debt. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the Company’s underlying assets. The Company plans to use existing funds, as well as funds from the future sale of products, to fund operations and expansion activities. As of December 31, 2021 and 2020, the Company is not subject to externally imposed capital requirements.
Financial Instruments and Fair Value
The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy for the year ended December 31, 2021 and 2020:

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
20   Financial Instruments and Capital Risk Management (continued)
	Year Ended December 31, 2021
	Fair value hierarchy
Fair value of assets and liabilities	Level 1	Level 2	Level 3
Cash and cash equivalents	$6,952	$—	$—
Trade receivables and others	32,393	—	—
Other loans receivable	4,125	—	—
Investments	102	—	6,596
Accounts payable and accrued liabilities	49,482	—	—
Warrant liability(1)	—	—	2,394
Notes payable	86,613	—	—
Total	$179,667	$—	$8,990
	Year Ended December 31, 2020
	Fair value hierarchy
Fair value of assets and liabilities	Level 1	Level 2	Level 3
Cash and cash equivalents	$8,859	$—	$—
Trade receivables and others	14,568	—	—
Blackbird loan receivable	—	—	7,128
Other loans receivable	10,015	—	—
Investments	—	189	1,000
Accounts payable and accrued liabilities	31,086	—	—
Notes payable	71,750	—	—
Total	$136,278	$189	$8,128

(1)
During the year ended December 31, 2021, the Company recorded a gain of $6,001, on the change in fair value of the warrant liability within other income (expense) on the consolidated statements of operations.

The following table summarizes the significant assumptions used in determining the fair value of the warrant liability as of December 31, 2021:
Exercise Price	$0.26 – 0.30
Risk-Free Annual Interest Rate	0.13% – 0.39%
Expected Share Price Volatility	60% – 80%
Expected Life of Warrants	0.38 – 0.83 years
The carrying amounts of all financial assets and liabilities measured at amortized cost, other than notes payable, approximate their fair values. There were no transfers between the levels of fair value hierarchy during the years ended December 31, 2021 and 2020.
COVID-19 Pandemic
COVID-19 was identified in China in late 2019 and has spread globally. The rapid spread has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders and shutdowns. Even though the Company is considered a U.S. federally

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
20   Financial Instruments and Capital Risk Management (continued)
designated essential critical business, these measures have impacted and may further impact all or portions of the Company’s workforce and operations, customers, and the operations of respective vendors and suppliers. There is considerable uncertainty regarding such measures and potential future measures.
Restrictions on the Company’s access to facilities or workforce, or similar limitations for suppliers, and restrictions or disruptions of transportation, could limit the Company’s ability to meet customer demand and have a material adverse effect on financial condition, cash flows and results of operations.There is no certainty that measures taken by governmental authorities will be sufficient to mitigate the risks posed by the virus, and our ability to perform critical functions could be harmed.
The ultimate magnitude of COVID-19, including the extent of its impact on our financial and operational results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for our products and services and the supply chain, as well as the effect of governmental regulations imposed in response to the pandemic. The Company cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, financial condition, results of operations and/or cash flows.
21   Segment Information
Prior to 2021, the Company operated in five reportable segments: cannabis segment (SVH, Standard Farms and Standard Farms OH), technology/distribution (Baker and Blackbird), accessories (Jupiter) and other (White Haven).During 2020, the Company sold all of the assets and liabilities related to Blackbird, the most significant piece of the technology/distribution segment rolling up into holding company Baker. Subsequent to the sale of Blackbird (see Note 4), the Company realigned the Baker holding company to focus on the cannabis cultivation and extraction business, with the Baker business unit becoming part of the Company’s cannabis operating segment.
As of 2021, the Company operates in four reportable segments: cannabis segment (SVH, Standard Farms, Standard Farms OH and Baker), accessories (Jupiter) and other (White Haven, SFNY, and CGSF). The cannabis segment includes production, cultivation, extraction and sale of cannabis products and accessories includes the manufacturing and distribution of electronic, non-nicotine (i.e., cannabis) devices and systems.
Information related to each segment is set out below. Segment net income (loss) is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.
The following tables presents the Company’s segments as of and for the years ended December 31, 2021 and 2020, respectively:

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
21   Segment Information (continued)
	As of and for the year ended December 31, 2021
	Technology/Distribution	Cannabis	Accessories	Corporate & Elim	Other	Total
Revenue	$—	$41,923	$161,662	$—	$—	$203,585
Inter-segment revenue	—	—	(880)	—	—	(880)
Net revenue	$—	$41,923	$160,782	$—	$—	$202,705
Share-based
compensation	—	—	—	3,804	—	3,804
Depreciation and amortization	—	2,313	14,750	141	653	17,857
Wages and benefits	—	3,775	4,881	8,751	—	17,407
Impairment loss		4,987	25,040	371	—	30,398
Interest expense	—	660	424	9,283	—	10,367
Loan losses	—	—	—	4,562	—	4,562
Net income (loss)	—	(3,277)	(25,074)	(6,207)	(568)	(35,126)
Total assets	—	125,103	237,445	11,530	7,270	381,348
Total liabilities	—	12,856	61,804	81,023	—	155,683
	As of and for the year ended December 31, 2020
	Technology/ Distribution	Cannabis	Accessories	Corporate & Elim	Other	Total
Revenue	$54	$37,901	$122,042	$—	$—	$159,997
Inter-segment revenue	—	—	(1,588)	—	—	(1,588)
Net revenue	$54	$37,901	$120,454	$—	$—	$158,409
Share-based
compensation	—	—	384	3,816	—	4,200
Depreciation and amortization	898	2,413	14,431	—	614	18,356
Wages and benefits	95	2,478	3,685	6,669	—	12,927
Impairment loss	6,478	9,604	5,399	2,460	—	23,941
Interest expense	184	744	180	8,282	—	9,390
Loan losses	—	1,158	—	15,258	—	16,416
Net income (loss) from continued operations	(8,203)	(6,981)	(19,214)	(24,829)	(701)	(59,928)
Loss on discontinued operations, net of tax	(56,490)	—	—	—	—	(56,490)
Net income (loss)	(64,693)	(6,981)	(19,214)	(24,829)	(701)	(116,418)
Total assets	8,118	118,980	249,909	17,410	7,657	402,074
Total liabilities	(2,376)	17,177	46,673	75,904	11	137,389
The Company entered an Expense Sharing and Cost Allocation Agreement on September 10, 2020, amongst their respective subsidiaries. Effective as of January 1, 2019, the Company’s affiliates incurred costs

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
21   Segment Information (continued)
and expenses in support of certain service departments and functions which benefit from its mutual covenants. Segments as of December 31, 2020 are disclosed within the Expense Sharing and Cost Allocation Agreement in effect.
Geographic Areas
The following table presents financial information relating to geographic areas in which the Company operated for the years ended December 31, 2021 and 2020:
	Year ended December 31, 2021
	USA	Canada	Other	Total
Revenue	$189,194	$13,222	$289	$202,705
Gross profit	46,535	3,555	113	50,203
Total current assets	100,804	82	—	100,886
Total non-current assets	280,462	—	—	280,462
Total liabilities	155,674	9	—	155,683
	Year ended December 31, 2020
	USA	Canada	Other	Total
Revenue	$148,793	$9,121	$495	$158,409
Gross profit	43,310	2,644	185	46,139
Total current assets	70,488	73	—	70,561
Total non-current assets	330,964	549	—	331,513
Total liabilities	136,695	694	—	137,389
22   Disaggregation of Revenue
The following table presents revenue for the years ended December 31, 2021 and 2020, disaggregated by major products, service lines and timing of revenue recognition.
	Year ended December 31, 2021
	Technology/Distribution	Cannabis	Accessories	Total
Cannabis (ii)	$—	$41,923	$—	$41,923
Vaporization and inhalation devices (ii)	—	—	160,782	160,782
Other (ii)	—	—	—	—
	$—	$41,923	$160,782	$202,705
	Year ended December 31, 2020
	Technology/Distribution	Cannabis	Accessories	Total
Cannabis (ii)	$—	$37,901	$—	$37,901
Vaporization and inhalation devices (ii)	—	—	120,454	120,454
Other (ii)	54	—	—	54
	$54	$37,901	$120,454	$158,409

TILT Holdings Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and 2020
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
22   Disaggregation of Revenue (continued)
Timing of revenue recognition:
(i)
Rateably over contract term, with respect to license and set up fees and at a point in time with respect to usage-type fees.

(ii)
At a point in time.

Deferred Revenue
Deferred revenue relates to advance consideration received from customers primarily for the sale of vaporization and inhalation devices. The amount of $5,093 included in deferred revenue as of December 31, 2019 has been recognized in revenue in 2020.The amount of $6,140 included in deferred revenue as of December 31, 2020 has been recognized in revenue in 2021.
23
Subsequent Events

On February 8, 2022, the Company entered into a definitive agreement (the “Purchase Agreement”) through its subsidiary, CAC, to exercise its purchase option for ownership of its Taunton, Massachusetts facility for a purchase price of approximately $13,000. The Company paid an initial deposit of $50 into escrow upon execution of the Purchase Agreement and will pay an additional $150 deposit into escrow if the Company elects to proceed with its acquisition of the facility after its due diligence review. The Taunton facility is comprised of two condominium units (Unit A and Unit B). The Company has until May 15, 2022 to elect to purchase both Unit A and Unit B or solely Unit A. If the Company elects to purchase Unit A only, the purchase price shall be reduced to approximately $4,600.
On March 11, 2022, the Company entered into an amendment to the Purchase Agreement (the “Taunton Purchase Amendment”). Pursuant to the terms of the Taunton Purchase Amendment, TILT paid $200 to extend the closing of the transactions contemplated by the Purchase Agreement to a date that is on or before May 31, 2022. The Taunton Purchase Amendment also extends the due diligence period and the deadline to determine whether TILT will acquire both Unit A and Unit B of the condominium comprising the Taunton facility until May 15, 2022.

TILT HOLDINGS INC.
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Thousands of United States Dollars Unless Otherwise Stated)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

TILT HOLDINGS INC.
Unaudited Interim Condensed Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Amounts)
	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$9,232	$6,952
Trade receivables and others	28,854	32,393
Inventories	49,614	55,583
Loans receivable, current portion	2,453	2,453
Prepaid expenses and other current assets	2,969	3,005
Assets held for sale	500	500
Total current assets	93,622	100,886
Non-current assets
Property, plant and equipment, net	60,200	62,360
Right-of-use assets – finance, net	5,121	5,379
Right-of-use assets – operating, net	4,868	5,038
Investments	6,653	6,698
Intangible assets, net	125,094	128,770
Loans receivable	1,446	1,672
Deferred tax asset	1,746	—
Goodwill	70,545	70,545
TOTAL ASSETS	$369,295	$381,348
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$45,980	$49,482
Warrant liability	4,557	2,394
Income taxes payable	407	—
Deferred revenue	3,591	5,177
Finance lease liability, current portion	988	955
Operating lease liability, current portion	753	731
Notes payable, current portion, net of discount	42,297	40,758
Total current liabilities	98,573	99,497
Non-current liabilities
Finance lease liability	5,063	5,319
Operating lease liability	4,728	4,927
Notes payable, net of discount	45,673	45,855
Deferred tax liability	—	85
TOTAL LIABILITIES	154,037	155,683
Shareholders’ equity
Common stock, no par value, unlimited shares authorized as of March 31, 2022 and December 31, 2021, 375,303,227 and 374,082,759 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	856,097	854,952
Additional paid-in capital	224,916	224,835
Warrants	952	952
Accumulated other comprehensive income	1,000	999
Accumulated deficit	(867,877)	(856,248)
Non-controlling interest	170	175
TOTAL SHAREHOLDERS’ EQUITY	215,258	225,665
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$369,295	$381,348
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

TILT HOLDINGS INC.
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except Share and Per Share Amounts)
	March 31, 2022	March 31, 2021
Revenues, net	$42,352	$46,817
Cost of goods sold	(32,999)	(33,272)
Gross profit	9,353	13,545
Operating expenses:
Wages and benefits	5,168	4,083
General and administrative	4,779	4,317
Sales and marketing	407	155
Share-based compensation	1,226	882
Depreciation and amortization	4,558	4,432
Impairment loss	697	—
Total operating expenses	16,835	13,869
Loss from operations	(7,482)	(324)
Other income (expense):
Interest income	18	603
Other income	3	44
Change in fair value of warrant liability	(2,163)	(13,916)
Gain (loss) on sale of assets	1	(67)
Unrealized loss on investment	(45)	(705)
Loan receivable losses	(517)	—
Loss on termination of lease	—	(259)
Interest expense, net	(2,781)	(2,455)
Total other income (expense)	(5,484)	(16,755)
Loss from operations before income tax and non-controlling interest	(12,966)	(17,079)
Income taxes
Income tax benefit	1,332	22
Net loss before non-controlling interest	(11,634)	(17,057)
Less: Net loss attributable to non-controlling interest	5	—
Net loss attributable to TILT Holdings Inc.	$(11,629)	$(17,057)
Other comprehensive (loss) income
Net loss	$(11,634)	$(17,057)
Foreign currency translation differences	1	(2)
Comprehensive loss before non-controlling interest	$(11,633)	$(17,059)
Less: Net loss attributable to non-controlling interest	5	—
Comprehensive loss attributable to TILT Holdings Inc.	$(11,628)	$(17,059)
Weighted average number of shares outstanding:
Basic	371,738,863	365,809,870
Net loss per common share attributable to TILT Holdings Inc.
Basic and diluted	$(0.03)	$(0.05)
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

TILT HOLDINGS INC.
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except Share and Per Share Amounts)
	Common Stock		Additional Paid in Capital	Warrants	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Non-Controlling Interest	Shareholders’ Equity Total
	Shares	Amount
Balance – January 1, 2021	367,182,673	$851,851	$223,499	$6,757	$1,014	$(818,436)	$—	$264,685
Share-based compensation	—	—	625	—	—	—	—	625
Warrants exercised	567,000	149	—	—	—	—	—	149
Warrants reclassified to liability	—	—	—	(5,805)	—	(2,686)	—	(8,491)
Issuance and vesting of restricted share units	825,000	257	—	—	—	—	—	257
Comprehensive loss for the period	—	—	—	—	(2)	(17,057)	—	(17,059)
Balance – March 31, 2021	368,574,673	$852,257	$224,124	$952	$1,012	$(838,179)	$—	$240,166

Balance – January 1, 2022	374,082,759	$854,952	$224,835	$952	$999	$(856,248)	$175	$225,665
Share-based compensation	—	—	81	—	—	—	—	81
Issuance and vesting of restricted share units	1,220,468	888	—	—	—	—	—	888
Shares reserved for contingent consideration	—	257	—	—	—	—	—	257
Comprehensive loss for the period	—	—	—	—	1	(11,629)	(5)	(11,633)
Balance – March 31, 2022	375,303,227	$856,097	$224,916	$952	$1,000	$(867,877)	$170	$215,258
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

TILT HOLDINGS INC.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except Share and Per Share Amounts)
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(11,634)	$(17,057)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on investments	45	705
(Gain) Loss on disposal of property and other	(1)	47
Loss on terimination of lease	—	258
Depreciation and amortization	5,888	5,289
Amortization of operating lease right of use assets	280	336
Change in allowance for doubtful accounts	(115)	(2)
Non-cash interest income	(18)	(420)
Deferred tax	(1,831)	751
Share-based compensation	1,226	882
Accretion of debt discount	771	583
Loan receivable losses	517	—
Impairment loss	697	—
Change in fair value of derivatives	2,163	13,916
Non-cash interest expense	1,225	753
Net change in working capital items:
Trade receivables and others, net	3,654	871
Inventories	5,969	(1,878)
Prepaid expenses and other current assets	46	368
Accounts payable and accrued liabilities	(3,500)	(4,038)
Income tax payable	407	30
Operating lease liability	—	(204)
Deferred revenue	(1,586)	1,551
Net cash provided by operating activities	4,203	2,741
Cash flows from investing activities:
Purchases of property, plant, and equipment	(491)	(1,302)
Proceeds from sale of property	3	—
Net repayment (advances) on loan receivables	(287)	952
Cash acquired in acquisition	—	21
Net cash (used in) investing activities	(775)	(329)
Cash flows from financing activities:
Payments on lease liability	(632)	(731)
Principal payments on notes payable	(32,529)	(300)
Proceeds from notes payable	32,012	—
Proceeds from options and warrants exercised	—	149
Net cash (used in) financing activities	(1,149)	(882)
Effect of foreign exchange on cash and cash equivalents	1	(2)
Net change in cash and cash equivalents	2,280	1,528
Cash and cash equivalents, beginning of year	6,952	8,859
Cash and cash equivalents, end of year	$9,232	$10,387
Supplemental disclosure of cash flow information
Cash paid for interest	$1,044	$855
Other non-cash investing and financing activities
Additions to rights of use assets	$—	$199
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
1
Nature of Operations

TILT Holdings, Inc. (“TILT” or the “Company”) is a business solutions provider to the global cannabis industry offering a diverse range of value-added products and services to industry participants. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 37 states in the U.S., as well as Canada, Israel, Mexico, South America and the European Union (“EU”).
TILT was incorporated on June 22, 2018. The common shares, in the capital of Tilt (the “Common Shares”), began trading on the Canadian Securities Exchange (“CSE”) under the symbol “TILT” on December 6, 2018. The Company’s office address is 745 Thurlow Street, #2400 Vancouver, BC V6C 0C5 Canada and its head office in the United States of America (“U.S.”) is in Phoenix, Arizona.
On March 15, 2021, TILT acquired all assets and assumed all liabilities of Standard Farms Ohio, LLC (“Standard Farms OH”), a medical cannabis provider focused on cultivation processing and CO2 extraction for the State of Ohio’s operating dispensaries. The acquisition of Standard Farms OH (the “Standard Farms OH Acquisition”) further expands the Company’s footprint into a new market, thus providing access to additional customers. The Company’s consideration for the Standard Farms OH Acquisition consisted of $7,550 settled indebtedness to the Company, transferred into ownership interest.
On August 24, 2021, TILT acquired 100% of the Class A membership interests in Standard Farms New York, LLC (“SFNY”) through its newly formed wholly owned subsidiary SFNY Holdings, Inc. The acquisition of SFNY allowed for the Company to enter into a joint venture with Conor Green Consulting, LLC (“Conor Green”), under the newly formed entity CGSF Group, LLC (“CGSF”) with SFNY holding 75% interest in CGSF. The acquisition of membership interest in both SFNY and CGSF, through the Company’s subsidiary SFNY Holdings, Inc., expanded the Company’s presence into a new market as the joint venture was formed for the express purpose of creating a partnership with the Shinnecock Indian Nation (“Shinnecock” or the “Nation”) to establish vertical cannabis operations on their tribal territory on Long Island, New York. The Company paid a total of $751, with $400 being paid in cash and $351 in Common Shares, in the acquisition of its interests in SFNY and CGSF. Additionally, upon the achievement of certain milestones, the Company will provide for additional consideration of up to 5,673,844 Common Shares, valued at $2,657 upon closing, in share-based payments to Conor Green.
On October 27, 2021, TILT closed on the sale of substantially all of the assets of Santé Veritas Therapeutics Inc., (“SVT”) an inactive wholly owned subsidiary of Santé Veritas Holdings, Inc. (“SVH”) to Meridian 125W Cultivation Ltd. For C$75 in cash and C$825 in forgiveness and release of existing liabilities, resulting in a gain on sale of $118.
Liquidity
The Company has experienced operating losses since its inception and expects to continue to incur losses in the development of its business. The Company incurred a comprehensive loss of $11,628 during the period ended March 31, 2022 and has an accumulated deficit as of March 31, 2022, of $867,877. As of March 31, 2022, the Company had negative working capital of $4,951 (compared to positive working capital of $1,389 as of December 31, 2021). The Company’s liquidity will depend, in large part, on its ability to raise adequate financing or refinance the debt maturities occurring in November 2022; generate expected positive cash flow; and minimize the anticipated net loss during the 12 months from the date of this filing: all of which are uncertain and outside the control of the Company.
Based on the Company’s operating plans for the next 12 months which includes (i) revenue growth from the sale of existing products and the introduction of new products across all operating segments, (ii) reduced production costs as a result of maturing efficiencies in cannabis operations, (iii) reduced supply chain costs, (iv) increased cash inflows from the Q4 2021 activation of two adult-use retail dispensary licenses and the

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
1
Nature of Operations (continued)

2022 activation of a further medical dispensary license, (v) cash inflows from the monetization of certain assets, (vi) line of credit and other financing with major bank and (vii) complete the refinancing of debt obligations and extension of maturities with banking partners and note holders, we believe that we have adequate resources to fund our operations during the next 12 months from the date of filing these unaudited interim condensed consolidated financial statements. Refer to Note 22 — Subsequent Events for further detail regarding recent financing developments. If the Company is unable to complete these actions, it may be unable to meet its operating cash flow needs and its obligations beyond the next 12 months.
2
Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation
The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information, footnotes and disclosures normally included in the annual financial statements, prepared in accordance with GAAP, have been condensed or omitted in accordance with SEC rules and regulations.
The financial data included in the unaudited interim condensed consolidated financial statements contain all normal and recurring adjustments necessary to state fairly the consolidated financial condition, results of operations, statements of shareholder’s equity, and cash flows of the Company for the interim periods of March 31, 2022 and 2021. Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the current year ending December 31, 2022. The financial data presented herein should be read in conjunction with the audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2021 and 2020 (the “2021 audited consolidated financial statements”).
Use of estimates
The preparation of these unaudited interim condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates.
Significant Accounting Policies
There have been no changes to the Company’s significant accounting policies as described in Note 2 of the Company’s 2021 audited consolidated financial statements.
Recently Issued Accounting Pronouncements
Recent accounting pronouncements, other than those below, issued by the FASB, the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future financial statements.
Recently Adopted Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which is intended to simplify

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
2
Basis of Presentation and Summary of Significant Accounting Policies (continued)

the recognition of convertible instruments and contracts in an entity’s own equity. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock, revises the derivatives scope exception, and makes targeted improvements to improve the related earnings per share guidance. ASU 2020-06 became effective for the Company in the first quarter of 2022. The adoption of this standard did not have any impact on the Company’s unaudited interim condensed consolidated financial statements.
In May 2021, the FASB issued ASU 2021-04, Earnings per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) — Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 clarifies whether an issuer should account for a modification or an exchange of freestanding equity-classified written calls options that remain equity classified after modification or exchange as (1) an adjustment to equity and if so, the related earnings per share effects, if any, or (2) an expense, and if so, the manner and pattern of recognition. ASC 2021-04 is effective for the Company beginning January 1, 2022. ASU 2021-04 became effective for the Company in the first quarter of 2022. The adoption of this standard did not have an impact on the Company’s unaudited interim condensed consolidated financial statements.
In July 2021, the FASB issued ASU 2021-05, Leases (Topic 842) — Lessors — Certain Leases with Variable Lease Payments. ASU 2021-05 requires that a lessor classify and account for a lease with variable leased payments that do not depend on a reference index or rate as an operating lease if both of the following criteria are met: (1) the lease would have been classified as a sales-type lease or a direct financing lease in accordance with the criteria set forth in ASC 842 and (2) the lessor would have otherwise recognized a day one loss. ASU 2021-05 became effective for the Company in the first quarter of 2022. The adoption of this standard did not have an impact on the Company’s unaudited interim condensed consolidated financial statements.
Recently Issued Accounting Pronouncements
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 requires that an entity (acquirer) recognize and measure contract assets and contract liabilities in accordance with Topic 606 (Revenue from Contracts with Customers) as if the entity had originated the contracts. ASU 2021-08 is effective for the Company beginning January 1, 2023. The Company is currently evaluating the effect of adopting this ASU on the Company’s consolidated financial statements.
3
Business Combinations

Standard Farms OH
On March 15, 2021, the Company acquired 100% of the assets of Standard Farms OH. Standard Farms OH’s purpose-built facility utilizes CO2 extraction to produce high-quality medical cannabis products including tinctures, vape cartridges, syringes and topicals. The facility is located just outside of Cleveland, Ohio, providing ready access to the state’s 52 operating dispensaries. The Company expects to expand product offerings at Standard Farms OH to include concentrates and edibles inspired by the Company’s operations in Massachusetts and Pennsylvania. The Company provided and settled an aggregate of $7,550 under the Build-Out Note (as defined herein) and Loan Notes (as defined herein) presented as Advance for acquisition targets on the Company’s condensed interim consolidated statement of financial position leading up to the Company’s acquisition of Standard Farms OH.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
3
Business Combinations (continued)

The acquisition was recorded as a business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, and related operating results are included in the accompanying consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and statements of cash flows for periods subsequent to the acquisition date.
Goodwill arose because the consideration paid for the business acquisition reflected the benefit of expected revenue growth and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets. Goodwill is deductible subject to the limits of the Internal Revenue Code (“IRC”) Section 280E.
The following table summarizes the allocation of consideration exchanged for the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed:
Consideration
Settlement of pre-existing indebtedness	$7,550
Fair value of consideration exchanged
Recognized amounts of identifiable assets acquired and liabiliteis assumed:
Cash and cash equivalents	$21
Trade receivables	10
Inventory	502
Prepaid expenses and other current assets	29
Property, plant and equipment	1,935
Intangible assets:
License	3,890
Right of use assets	120
Goodwill	1,380
Accounts payable and other current liabilities	(204)
Lease liabilities	(133)
Identifiable net assets	$7,550
SFNY
On August 24, 2021, a subsidiary of the Company acquired 100% of the Class A membership units of SFNY which holds a 75% interest in CGSF, a joint venture formed with Conor Green (Note 1). The purpose of this acquisition is to acquire the management service agreement CGSF has with Little Beach Harvest, a Registered Tribal Organization of the Shinnecock Indian Nation. The Company paid a total of $751, with $400 being paid in cash and $351 in Common Shares, in the acquisition of its interests in SFNY and CGSF. The Company determined that the net assets acquired did not meet the definition of a business in accordance with ASC 805, Business Combinations, and was therefore accounted for as an asset acquisition. Operating results of the acquired entity are included in the accompanying consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for periods subsequent to the acquisition date.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
3
Business Combinations (continued)

The following table summarizes the allocation of consideration exchanged for the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed:
Consideration:
Cash and cash equivalents	$400
Shares issued upon issuance	351
Fair value of consideration exchanged	$751
Non-controlling interest	$175
Recognized amounts of identifiable assets acquired and liabilities assumed:
Management agreement	$926
Total net assets acquired	$926

4
Inventory

The Company’s inventory as of March 31, 2022 and December 31, 2021 consisted of the following:
	March 31, 2022	December 31, 2021
Raw Material – cannabis plants	$3,465	$3,206
Raw Material – other materials	1,302	1,116
Work in progress	5,684	6,327
Finished goods	37,656	43,776
Supplies and accessories	1,507	1,158
Total Inventory	$49,614	$55,583

5
Property, Plant and Equipment

The property, plant and equipment at March 31, 2022 and December 31, 2021 consisted of the following:
	March 31, 2022	December 31, 2021
Land	$169	$169
Land improvements	460	460
Machinery & equipment	12,170	12,450
Furniture & fixtures	788	788
Buildings	6,891	6,845
Greenhouse-agricultural structure	8,195	8,195
Leasehold improvements	46,689	46,587
Construction in progress	3,083	3,391
Autos & trucks	256	214
Total cost	78,701	79,099
Less: accumulated depreciation	(18,501)	(16,739)
Total property, plant and equipment	$60,200	$62,360

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
5
Property, Plant and Equipment (continued)

For the three months ended March 31, 2022 and 2021, the Company recognized depreciation expense of $1,952 and $1,406, respectively.
During the three months ended March 31, 2022 the Company recorded a gain on disposal of asset of $1. During the three months ended March 31, 2021, the Company recorded a loss on disposal of assets of $67.
In connection with management’s ongoing multi-phase plans to produce high-quality flowers, during the three months ended March 31, 2022, the Company installed new market-standard LED lights in additional rooms. As a result, the Company recorded an impairment loss in the amount of $697 (carrying value of existing lights).
6
Investments

The Company holds equity interest in privately held cannabis companies as of March 31, 2022 and December 31, 2021. In addition, the Company holds an equity interest in the publicly traded entity, Akerna.
The Company’s investments included the following on March 31, 2022 and December 31, 2021:
Investment	March 31, 2022	December 31, 2021
Investment in HERBL, Inc.	$6,400	$6,400
Investment in Big Toe Ventures LLC	196	196
Investment in Akerna	57	102
Total Investments	6,653	6,698
The Company has classified the Akerna investment as a Level 1 investment in the fair value hierarchy as the fair value of the investment can be readily determined.
The Company has classified the investments in HERBL, Inc. and Big Toe Ventures, LLC as Level 3 investments in the fair value hierarchy as the Company does not have significant influence over either investment and the fair value of the investments cannot be readily determined. The Company records the investment in HERBL, Inc. and Big Toe Ventures LLC in accordance with the measurement alternative prescribed by ASU 2016-01 — Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The measurement alternative allows the Company to record the Level 3 investments at cost, less impairment, if any, and subsequently adjust for observable price changes of identical or similar investments of the same issuer.
For the three months ended March 31, 2022 and 2021 the Company recorded an unrealized loss on investment of $45 and $705, respectively.
See Note 19 — Financial Instruments and Capital Management for more details.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
7
Intangible Assets

At March 31, 2022 and December 31, 2021, intangible assets consisted of the following:
Intangible assets	Net Balance 12/31/2021	Business acquisitions	Amortization Expense	Impairment	Net Balance 3/31/2022
Customer relationships	$65,207	$—	$(1,674)	$—	$63,533
Trademarks	20,159	—	(737)	—	19,422
License rights(1)	17,836	—	(4)	—	17,832
Management agreements	883	—	(25)	—	858
Patents & technologies	23,030	—	(823)	—	22,207
Backlog and non-competition agreements	1,655	—	(413)	—	1,242
Total intangible assets	$128,770	$—	$(3,676)	$—	$125,094
Intangible assets	Net Balance 12/31/2020	Business acquisitions	Amortization Expense	Impairment	Net Balance 12/31/2021
Customer relationships	$71,905	$—	$(6,698)	$—	$65,207
Trademarks	23,106	—	(2,947)	—	20,159
License rights(1)	14,000	3,890	(19)	(35)	17,836
Management agreements	—	926	(43)	—	883
Patents & technologies	26,320	—	(3,290)	—	23,030
Backlog and non-competition agreements	3,306	—	(1,651)	—	1,655
Total intangible assets	$138,637	$4,816	$(14,648)	$(35)	$128,770

(1)
License rights include indefinite-lived intangible assets amounting to $17,729. These indefinite-lived intangible assets, pertaining to licenses for cultivation and processing, are not subject to amortization and are tested annually for impairment. Refer to Note 2 — Summary of Significant Accounting Policies of the Company’s 2021 audited consolidated financial statements for further information pertaining to the Company’s accounting policies for its intangible assets.

Amortization expense for the three months ended March 31, 2022 and 2021, was $3,676 and $3,652, respectively.
The following table outlines the estimated future annual amortization expense related to intangible assets as of March 31, 2022:
Years ended December 31,	Estimated amortization
Remainder of 2022	$11,030
2023	13,056
2024	13,056
2025	13,056
2026	12,899
Thereafter	44,268
$107,365

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
8
Goodwill

For the purposes of impairment testing, goodwill is allocated to the Company’s reporting units as follows:
Reporting Unit	March 31, 2022	December 31, 2021
Jupiter	$63,347	$63,347
Standard Farms	5,818	5,818
Standard Farms OH	1,380	1,380
Goodwill	$70,545	$70,545
The Company tested for impairment in the fourth quarter of the year ended December 31, 2021.
9
Loans Receivable

A breakdown of the loans receivable balances as of March 31, 2022 and December 31, 2021 are as follows:
Loans receivable	March 31, 2022	December 31, 2021
Teneo Fund SPVi LLC note	$5,911	$5,911
Pharma EU, LLC note	1,410	1,410
A&R note	714	714
SSZ and Elev8 note	1,002	1,002
Pure Hana Synergy note	224	224
Little Beach Harvest note	714	423
Total loans receivable	$9,975	$9,684
Less allowance for expected credit losses	(6,076)	(5,559)
Loans receivable, net of expected credit losses	3,899	4,125
Less current portion of loan receivable	(2,453)	(2,453)
Loans receivable, long-term	$1,446	$1,672
Current expected credit losses (“CECL”) are measured by the Company on a probability-weighted basis based on historical experience, current conditions and reasonable and supportable forecasts. Our assessment includes a variety of factors, including underlying credit, relative maturity dates of the notes, economics considerations, as well as ongoing legal and other regulatory developments in the industry. Loss given default parameters utilized by the Company in estimating our credit losses generally reflect the assumed recovery rate from underlying collateral, with adjustments for time value of money and estimated costs for obtaining and selling the collateral. Given the repayment profile and underlying terms of such loans, CECL’s are generally estimated over the contractual term of the loan. The Company recorded an additional allowance for expected credit loss of $517 for the three months ended March 31, 2022.
Teneo Fund SPVi LLC note receivable (formerly Ermont, Inc. note receivable):
During June 2018, the Company entered into a secured loan agreement with Ermont (the “Ermont Note”). The Ermont Note has a maximum credit of $20,000, a maturity date of 5 years and an interest rate of 18% per year, compounded annually. During the years ended December 31, 2021 and 2020, the Company recorded $0 and $7,401 of interest income, respectively.
During February 2021, the Company completed the assignment of its loan with Ermont, to Teneo Funds SPVi LLC, through an arm’s-length third-party transaction, in exchange for $1,250 in cash and a portion of

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
9
Loans Receivable (continued)

future collections pursuant to the Ermont Note. The assignment agreement contains standard representations, warranties, and indemnifications between the parties. The Company performed the CECL analysis weighing probable scenarios in calculating the allowance for credit losses on the assignment note.
Pharma EU, LLC note receivable (“Pharma” formerly Medical 420 USA, LLC note receivable):
During 2019, the Company entered into $1,410 promissory note agreement with Medical 420 USA, LLC. The promissory note had a maturity date of December 31, 2020 and an interest rate of 12% per year. On March 4, 2019, the obligations under the promissory note were transferred to Pharma on the same terms as the previous note and a principal of Pharma guaranteed all obligations of this promissory note.
A&R note receivable (formerly PBM Enterprises, LLC (“PBM”) note receivable):
During July 2017, the Company entered into a secured loan agreement with Herbology Group Inc. (the “Herbology Note”). The secured loan had a maximum credit of $15,000, a maturity date of 6 years and an interest rate of 10% per year, payable quarterly, in cash at the election of Herbology.
During May 2020, the Company entered into a promissory note with PBM as full consideration and satisfaction of the Herbology Note (the “PBM Note”). The PBM Note includes a principal balance of $1,250, with an interest rate of zero percent and a maturity date of October 1, 2020. Payment of the PBM Note was conditioned on the approval of PBM’s Change of Ownership and Control Request Application with the Massachusetts Cannabis Control Commission for a proposed transaction by and among PBM and Herbology Group Inc.
During February 2021, the Company entered into a promissory note with PBM, amending and restating in its entirety, the original note entered during May 2020. The promissory note includes a principal balance of $1,250, with an interest rate of zero percent and a maturity date of December 31, 2022. In accordance with the promissory note, $250 payment was made upon the control request application with the Massachusetts Cannabis control Commission granted in February 2021.
SSZ Real Estate Holding LLC (“SSZ”) and Elev8 Cannabis LLC (“Elev8”) note receivable:
During January 2019, the Company entered a secured loan agreement with SSZ and Elev8. The secured loan has a maximum credit of $1,000, a maturity date of 5 years and an interest rate of 8% per year, payable on the maturity date.
Pure Hana Synergy LLC (“Pure Hana Synergy”) note receivable:
During July 2018, the Company entered into a secured loan agreement with Pure Hana Synergy. The secured loan has a maximum credit of $1,500, a maturity date of August 1, 2022 and a fixed annual interest rate of 10%.
Little Beach Harvest note receivable:
On August 24, 2021, the Company, through its joint venture CGSF, amended and restated a secured loan agreement with Little Beach Harvest LLC (the “Little Beach Harvest note”), a corporation wholly owned by the Shinnecock Indian Nation of New York. The Little Beach Harvest Note has a maximum credit of $18,350, a maturity date of August 24, 2036, and an interest rate of 9% per year, payable at maturity.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
10
Accounts payable and accrued liabilities

Accounts payable and accrued liabilities consisted of the following as of March 31, 2022 and December 31, 2021:
Accounts payable and accrued liabilities	March 31, 2022	December 31, 2021
Accounts payable	$30,258	$31,979
Other accrued expenses	6,495	5,746
Accrued accounts payable	2,655	5,798
Accrued interest expense	2,820	2,752
Accrued payroll	3,531	2,951
Other current payables/liabilities	221	254
Credit card payable	—	2
Total accounts payable and accrued liabilities	$45,980	$49,482

11
Notes Payable

As of March 31, 2022 and December 31, 2021, the notes payable, unamortized portions of the debt discount and debt issuance costs are as follows:
Notes payable	March 31, 2022	December 31, 2021
Balance, beginning of year	$86,613	$71,750
Proceeds from borrowing	32,012	57,081
Accretion of debt discount	771	2,667
Repayment of borrowings	(32,339)	(47,973)
Transaction costs related to notes issued	—	(469)
Interest expense	1,835	6,461
Interest paid	(922)	(2,904)
Notes payable, end of period	87,970	86,613
Less current portion	(42,297)	(40,758)
Notes payable, long-term	$45,673	$45,855
Senior Secured Notes
On November 4, 2019, the Company entered into a private placement of up to $35,000 of senior secured notes from a syndicate consisting of new investors and existing shareholders, including the Company’s CEO (the “Senior Secured Notes”). The first close totaled $25,500 on November 4, 2019, and a further closing of $10,300, which was oversubscribed by $800, occurred on November 20, 2019. The financing was used specifically to retire in full the Company’s $20,000 bridge loan dated April 29, 2019 as well as other payables. All personal property, including inventory and equipment, as well as all proceeds have been pledged as security for the Company’s Senior Secured Notes.
All Senior Secured Notes have a maturity date of 36 months from the closing date and bear interest from their date of issue at 8.0% per annum, payable quarterly. In connection with the issuance of the Senior Secured Notes, the Company issued 1,800 common share purchase warrants (the “Warrants”) to the subscribers for each $1 principal amount of Senior Secured Notes subscribed, for a total aggregate of approximately

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
11
Notes Payable (continued)

64,449,020 Warrants (representing 45% warrant coverage on the aggregate gross proceeds of the Senior Secured Notes). Each Warrant is exercisable for one Common Share at a price ranging from C$0.33 to C$0.39 per Common Share for a period of 36 months from the applicable closing date.
The Company used the residual fair value method to allocate the proceeds of the Senior Secured Notes and the Warrants using the Black Scholes method. The Senior Secured Notes are carried at $35,804 and the Warrants are valued at $5,906. Please see Note 13 Shareholders’ Equity for more details regarding the Warrants issued. Interest amortization for the three months ended March 31, 2022 and 2021 was $4,479 and $2,391, respectively. As of March 31, 2022 and December 31, 2021, the outstanding balance, including accrued interest, of the Senior Notes was $34,738 and $34,058, respectively.
Junior Secured Notes
The previous sellers of Jupiter (the “Jupiter Sellers”) agreed to restructure the $35,000 purchase consideration payable in connection with the Jupiter Acquisition plus accrued interest of $1,180. The junior secured notes (the “Junior Secured Notes”) mature on January 1, 2023 and bear interest at 8% per annum that accrues and is payable at maturity. Upon repayment of the Senior Secured Notes, should any Jupiter debt be outstanding, the Jupiter Sellers will assume the same rights and security as the original financing syndicate until repaid. All personal property, including inventory and equipment, as well as all proceeds have been pledged as security for the Company’s Junior Secured Notes.
Asset-based Revolving Facility
On July 21, 2021, the Company, through its subsidiary, Jupiter, entered into a two-year, $10,000 asset-based revolving credit facility with Entrepreneur Growth Capital, LLC. Borrowings under the new facility bear interest at Prime plus 3.5% and are secured by Jupiter’s inventory, accounts receivable and related property. Jupiter’s existing Senior Secured Note and Junior Secured Note creditors are subordinate in their security interests in Jupiter’s inventory, accounts receivable, and related property; the existing note creditors will maintain the priority of their security interests in other Jupiter collateral. The new credit facility has a two-year initial term and will continue for successive one-year terms unless terminated by either party effective at the end of the then-current term. The loan terms provide for minimum monthly interest charges, and for borrowing base eligibility requirements, advance rates, fees, events of default and default interest rates that are common features in such facilities.
Future maturities of all notes payable as of March 31, 2022 are as follows:
Year ended December 31,	Amount
Remainder of 2022	$42,297
2023	45,673
Total	$87,970

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
12
Leases

The following table provides the components of lease cost recognized in the unaudited interim condensed consolidated statements of operations and comprehensive income for three months ended March 31, 2022 and 2021:
	March 31, 2022	March 31, 2021
Operating lease cost	$280	$336
Finance lease cost:
Amortization of lease assets	258	233
Interest on lease liabilities	122	123
Finance lease costs	380	356
Total lease cost	$660	$692
Weighted average discount rate for operating leases for the three months ended year ended March 31, 2022 was 8% and the weighted average remaining operating lease term was 5.74 years. Weighted average discount rate for finance leases for the three months ended March 31, 2021 was 8% and the weighted average remaining finance lease term was 5.33 years.
The maturity of the contractual undiscounted lease liabilities as of March 31, 2022 is as follows:
Year ended December 31,	Finance	Operating
Remainder of 2022	$1,069	$864
2023	1,452	1,180
2024	1,489	1,197
2025	1,212	1,213
2026	926	1,111
Thereafter	1,294	1,292
Total undiscounted lease liabilites	7,442	6,857
Interest on lease liabilities	(1,391)	(1,376)
Total present value of minimum lease payments	6,051	5,481
Lease liability – current portion	(988)	(753)
Lease liability	$5,063	$4,728

13
Shareholders’ Equity

Authorized Share Capital
The authorized share capital of the Company is comprised of an unlimited number of common shares without par value.
The holders of the Common Shares shall be entitled to receive notice of and to vote at every meeting of the shareholders of the Company and shall have one vote for each Common Share so held. Holders of Common Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company.
As of March 31, 2022 and December 31, 2021, there were 331,481,848 and 330,261,380 Subordinate Voting Shares issued and outstanding, respectively.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
13
Shareholders’ Equity (continued)

LP Units of JJ LP
LP Units of JJ LP, a subsidiary of TILT, are exchangeable for one Common Share at any time per request of the owner of LP Units and are not saleable or transferable without the Company’s authorization. In connection with the acquisition of Jupiter (the “Jupiter Acquisition”), the Company issued LP Units, as consideration for the Jupiter Acquisition, and were required to be held in escrow in accordance with the underlying agreement. Those shares were released to Jupiter’s former shareholders during December 2020.
During the three months ended March 31, 2022 and 2021, there were no LP units converted to Common Shares. As of March 31, 2022 and December 31, 2021, 43,821,379 LP units of JJ LP were issued and outstanding, respectively.
Warrants
In connection with the issuance of the Senior Secured Notes (as defined herein) in 2020, the Company issued 1,800 common share purchase warrants (the “Financing Warrants”) to the subscribers for each $1 principal amount of Senior Secured Notes subscribed, for a total aggregate of approximately 64,449,020 Warrants. See details in Note 11 — Notes Payable. Each Warrant is exercisable for one Common Share at a price ranging from C$0.33 to C$0.39 per Common Share for a period of 36 months from the applicable closing date.
As of January 1, 2021, the Company’s functional currency changed from Canadian dollars to US dollars. Because of the Canadian denominated exercise price, the Financing Warrants no longer qualified to be classified within equity and were therefore classified as derivative instruments at fair value with changes in fair value charged or credited to earnings in the consolidated statements of operations and comprehensive loss.
During the three months ended March 31, 2021, the Company issued 567,000 shares of its common stock from Financing Warrants exercised for cash. The Company received $149 in cash.
During 2020, the Company also issued warrants to its founders (the “Founder Warrants”) for a total aggregate of 9,045,691 warrants. Each Warrant is exercisable for one Common Share at a price of C$1.05 per Common Share for a period of 36 months from the applicable closing date.
During 2020, the Company issued 1,250,000 warrants to its consultants. Each warrant is exercisable at a price ranging from C$0.33 to C$0.53 for a period of 36 or 37 months from the applicable closing date.
The Company did not issue any warrants for the three months ended March 31, 2022 and 2021, respectively.
Each whole warrant entitles the holder to purchase one Common Share. The warrants are not subject to vesting conditions.
A summary of the status of the warrants outstanding is as follows:
Warrants	Number of warrants	Weighted-average exercise price
Balance as of January 1, 2022	73,905,211	CAD$0.44
Exercised	—	—
Balance as of March 31, 2022	73,905,211	CAD$0.44

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
13
Shareholders’ Equity (continued)

The following table summarizes the warrants that remain outstanding as of March 31, 2022:
Security issued	Exercise price (C$)	Number of warrants	Expiration date
Warrants issued as part of debt offering	0.33	45,249,520	November 1, 2022
Warrants issued as part of debt offering	0.39	18,360,000	November 20, 2022
Consultant warrants	0.53	750,000	November 22, 2022
Consultant warrants	0.33	500,000	January 28, 2023
Founders separation warrants	1.05	9,045,691	September 30, 2024
		73,905,211

14
Share-based Compensation

Under the Amended and Restated 2019 Stock Incentive Plan (the “Plan”), the Company has reserved 60,000,000 Common Shares to be issued as awards to employees, management, directors and consultants of the Company, as designed by the Board or a committee of the Board. “Award” is defined in the Plan to include options, stock appreciation rights, restricted stocks, restricted stock units, performance stock units, dividend equivalents and stock-based awards.
Restricted Stock Units (“RSUs”)
A summary of the status of the restricted stock units outstanding is as follows:
Restricted stock units	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2022	3,627,081	0.37
Forfeited	(48,582)	0.33
Vested	(520,468)	0.33
Unvested as of March 31, 2022	3,058,031	$0.38
The Company did not grant RSUs for the three months ended March 31, 2022 and 2021, respectively. During the three months ended March 31, 2022 and 2021, the Company recorded $262 and $257 of net share-based compensation relating to RSUs, respectively.
In addition, the Company recorded additional share-based compensation expense of $257 and $0 for the three months ended March 31, 2022 and 2021, respectively, relating to the contingent consideration for milestone payments relating to projects of its joint venture in CGSF.
Share Options
A summary of the status of the options outstanding is as follows:
Share options	Stock options common shares	Weighted- average exercise price		Weighted-average remaining contractual life (yrs)
Balance as of January 1, 2022	16,573,380	US	$0.63	5.42
Forfeited	(3,484,588)	US	$0.90	—
Balance as of March 31, 2022	13,088,792	US	$0.56	6.28

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
14
Share-based Compensation (continued)

In accordance with the Plan, the Company granted employees and consultants options totaling 17,837,463 at an exercise price ranging from CAD $0.39-$0.65. In accordance with the Plan’s policy, the vesting period for employees is 15% as of the date of issuance, 25% vest on December 31, 2020, and 60% vest on December 31, 2021.
For founding members of the board of directors, the options were fully vested on the date of grant. For non-founding members of the board of directors, 50% of the options were vested on December 31, 2020, and 50% were vested on December 31, 2021.
For the three months ended March 31, 2022 and 2021, the Company recorded $81 and $625, respectively, of net share-based compensation.
The following table summarizes the share options that remain outstanding as of March 31, 2022:
Security issuable	Number of options	Exercise price	Expiration date	Options exercisable
Legacy employees	190,000	US$1.58	June 28, 2028	190,000
2020 employee grant	8,566,194	US$0.30-0.48	February 28, 2022 –	3,542,842
			December 1, 2030
Other employee grants	4,332,598	US$0.41-3.96	June 17, 2022 – November 21, 2029	4,332,598
Total	13,088,792			8,065,440
Performance Stock Units (“PSUs”)
A summary of the status of the performance stock units outstanding is as follows:
Performance Stock Units	Number of Performance Stock Units	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2022	11,804,498	$0.31
Issued	—	—
Forfeited	(7,198)	0.16
Vested	(700,000)	0.51
Unvested as of March 31, 2022	11,097,300	0.29
The Company did not grant PSUs for the three months ended March 31, 2022 and 2021, respectively. During the three months ended March 31, 2022 and 2021, the Company recorded $626 and $0 of net share-based compensation relating to PSUs, respectively.
A summary of the PSU awards granted containing market conditions is as follows:
PSU Grant Dates	Close Price on Grant Date	Expiration Date	Outstanding (#)
June 18th, 2021	$0.49	December 31, 2024	7,487,351
September 30th, 2021	$0.39	December 31, 2024	2,367,772
December 19th, 2021	$0.23	December 31, 2024	549,375
Total			10,404,498

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
15
Loss Per Share

The following is a calculation of basic and diluted loss per share for the three months ended March 31, 2022 and 2021:
Loss per share	March 31, 2022	March 31, 2021
Net loss attributable to TILT	$(11,629)	$(17,057)
Weighted-average number of shares and units outstanding – basic and diluted	371,738,863	365,809,870
Loss per share – basic and diluted	$(0.03)	$(0.05)
Diluted loss per share for the three months ended March 31, 2022 and 2021 is the same as basic loss per share as the issuance of shares on exercise of warrants and share options is anti-dilutive.
16
Income Taxes

The following table summarizes the Company’s income tax expense and effective tax rates for the three months ended March 31, 2022 and 2021:
	March 31, 2022	March 31, 2021
Loss before Income Taxes	$(12,966)	$(17,079)
Income tax benefit	1,332	22
Effective Tax rate	-10.27%	-0.13%
The Company is treated as a U.S. corporation under Section 7874 of the IRC and is expected to be subject to U.S. federal, state and local income tax. However, the Company is expected, regardless of any application of Section 7874 of the U.S. tax code, to be treated as a Canadian resident Company for Canadian income tax purposes. Due to the organizational structure and multinational operations, the Company is subject to taxation in U.S. federal, state and local and Canadian jurisdictions.
As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E. This results in permanent differences for ordinary and necessary business expenses deemed non-allowable under IRC Section 280E for income tax purposes. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.
The Company’s U.S. income tax attributes are potentially subject to annual limitations resulting from equity shifts that constitute an ownership change as defined by IRC Section 382. Any potential annual limitations resulting from an equity shift that constitutes an ownership change under IRC Section 382 could result in additional limitation of the realization of U.S. federal, state and local income tax attributes.
17
Related Party Transactions

The Company has a payable of $25,627 and $25,519 as of March 31, 2022 and December 31, 2021, respectively, to the Company’s CEO, for his portion of the amounts payable in connection with the Jupiter Acquisition. As of March 31, 2022 and December 31, 2021, $24,452 and $23,965, respectively, of the total amount was included within notes payable (see Note 11) and the remaining within accounts payable and accrued liabilities, on the consolidated balance sheets.
The Company has payables of $1,708 and $1,670 to a current Board member of the Company as of March 31, 2022 and December 31, 2021, respectively. Additionally, as of March 31, 2022 and December 31, 2021, the Company had $1,055 and $1,032, respectively, payable to Corner Health, LLC, an entity partially owned and managed by a current Board member, related to their portion of the amounts payable in connection with the Senior Secured Notes (see Note 11).

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
18
Commitments and Contingencies

Guarantees
A subsidiary is a guarantor in the lease agreement of one of the Massachusetts dispensaries to which the Company has extended a loan. The Company may be liable for the future minimum rental payments under this lease if the dispensary defaults as follows:
Year ended December 31,	Amount
Remainder of 2022	$325
2023	450
2024	463
2025	477
2026 and thereafter	1,520
Total	$3,235
Litigation
The Company has been named as a defendant in several legal actions and is subject to various risks and contingencies arising in the normal course of business. Management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position.
On July 14, 2020, the Company was served with a claim filed in the Ontario Superior Court of Justice against it and certain of its former directors and officers. The plaintiff claimed and sought to claim on behalf of a proposed class, an unspecified amount of damages for alleged misrepresentations made by the Defendants about the Company’s business in its public disclosure during the proposed class period of October 12, 2018 to May 1, 2019. Prior to any hearings in the matter, the parties reached a settlement of the proposed class action. The settlement was approved by the Ontario Court, on behalf of a defined certified class of investors, by Order dated November 29, 2021. The plan for the distribution of the settlement funds is ongoing.
In September 2020, the Company entered into a settlement agreement and release with O’Melveny & Myers LLP (“OMM”) in respect of a previously disclosed arbitration instituted by OMM. Pursuant to initial arbitration documents, OMM claimed that the Company had failed to pay approximately $3,100 in fees, of which an amount in excess of $100 was specifically attributable to Baker. Pursuant to the settlement agreement and release, the Company agreed to pay $100 in full and final settlement of the invoices outstanding for services rendered and costs incurred in the legal representation by OMM of Baker, but not of the invoices concerning OMM’s other representation of the Company. Consequently, OMM filed suit against the Company concerning its claims against the Company in British Columbia, and the Company filed suit against OMM in San Francisco concerning OMM’s claims, while also asserting its own claims against OMM and certain of its partners.
OMM’s British Columbia suit has now been stayed as having been brought in an inconvenient forum. The Company’s complaint has proceeded in San Francisco, with a trial date having been set for August 2022.
On February 2, 2021, the Haze Corp. (the “Plaintiff”) filed a complaint in Clark County, Nevada against Brand Canna Growth Partners, Inc. (“BCGP”), Michael Orr, Santé Veritas Holdings, Inc. and Santé Veritas Therapeutics Inc. SVH and SVT are wholly owned subsidiaries of the Company. The Plaintiff alleges that it entered into a Finders’ Fee Agreement with BCGP in 2017 and under that agreement is owed payments for acquisitions that it facilitated. The Plaintiff alleges that BCGP is influenced and governed by SVH and SVT because they had the same principal, Defendant Michael Orr, and SVH and SVT are liable for BCGP’s or Orr’s obligations under the Finders’ Fee Agreement. SVT and SVH moved for dismissal. On May 13, 2021,

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
18
Commitments and Contingencies (continued)

the court granted the motion without prejudice. The Plaintiff recently moved for leave to amend its complaint, again naming SVT and SVH as defendants. That motion to amend was granted. SVT and SVH have again moved to dismiss. The motions to dismiss were denied without prejudice and the court has set a hearing to consider the scope of limited jurisdictional discovery before entertaining renewed motions to dismiss. The parties are in the process of outlining a stipulated discovery plan for limited jurisdictional discovery.
VPR Brands, LP (“VPR”) filed a lawsuit against Jupiter in the United States District Court in the District of Arizona. VPR claims infringement of several claims in United States Patent Number 8,205,622. This lawsuit is presently in the discovery phase. Jupiter, through its counsel, has analyzed the claims and is vigorously defending the lawsuit. Jupiter has also filed an Inter Partes Review (“IPR”) as AIA Review No.:IPR2022-00299 alleging that the patent claims involved in the suit are invalid. A request was also filed to suspend the lawsuit while the IPR is being considered as it may invalidate the relevant patent claims and preclude any need to continue the suit.
19
Financial Instruments and Capital Risk Management

Financial and Capital Risk Management
The Company examines the various financial instruments and risks to which it is exposed and assesses the impact and likelihood of those risks. These risks include market risk, interest rate risk, liquidity risk, currency risk and credit risk. Where significant, these risks are reviewed and monitored by the Board.
The Board has overall responsibility for the determination of the Company’s risk management objectives and policies. The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.
The following are the remaining contractual maturities of financial liabilities as of March 31, 2022:
	Carrying amount	Contractual cash flows
March 31, 2022		Total	< 6 months	6 – 12 months	1 – 5 years
Accounts payable and accrued liabilities	$45,980	$(45,980)	$(36,711)	$(184)	$(9,085)
Notes payable	87,970	(86,373)	(11,604)	(37,927)	(36,842)
Total	$133,950	$(132,353)	$(48,315)	$(38,111)	$(45,927)
Loans Receivable
The Company manages its exposure to credit risk arising from loans receivable by obtaining collateral in the form of guarantees and security interest in the underlying assets of the counterparty, including intangible assets such as cannabis licenses, which would allow the Company to foreclose on the loans or force a sale of the assets in the event of default by the counterparty.
At each reporting date, the Company assesses whether loans receivables are credit impaired by applying the guidance in ASC 326. A financial asset is ‘credit impaired’ when one or more events that have a detrimental

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
19
Financial Instruments and Capital Risk Management (continued)

impact on the estimated future cash flows of the financial asset have occurred. Credit impairment is based on observable data such as significant financial difficulty of the debtor and a breach of contract such as a default or being past due.
CECLs are measured by the Company on a probability-weighted basis based on historical experience with losses and forward-looking information, which includes considerations of ongoing legal and regulatory developments in the industry. Loss given default parameters utilized by the Company in estimating CECL generally reflect the assumed recovery rate from underlying collateral, with adjustments for time value of money and estimated costs for obtaining and selling the collateral. Given the repayment profile and underlying terms of such loans, CECLs are generally estimated over the contractual term of the loan.
The following tables present an analysis of the credit quality of loans receivable, together with impairment losses recognized based on lifetime CECLs, for the periods ended March 31, 2022 and December 31, 2021:
	As of March 31, 2022
Nature of collateral	Gross amounts	Loan losses	Net
Security interest in assets of counterparty	$8,341	$(5,008)	$3,333
Third party guarantee	1,410	(882)	528
No collateral	224	(186)	38
Net loans receivable	$9,975	$(6,076)	$3,899
	As of December 31, 2021
Nature of collateral	Gross amounts	Loan losses	Net
Security interest in assets of counterparty	$8,050	$(4,556)	$3,494
Third party guarantee	1,410	(882)	528
No collateral	224	(121)	103
Net loans receivable	$9,684	$(5,559)	$4,125
A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.
When measuring the fair value of an asset or a liability, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:
•
Level 1:   quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2:   inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

•
Level 3:   inputs for the asset or liability that are not based on observable market data (unobservable inputs).

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
19
Financial Instruments and Capital Risk Management (continued)

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy as of March 31, 2022 and December 31, 2021:
	As of March 31, 2022
	Fair value hierarchy
Fair value of assets	Level 1	Level 2	Level 3
Cash and cash equivalents	$9,232	$—	$—
Trade receivables and others	28,854	—	—
Other loans receivable	3,899	—	—
Investments	57	—	6,596
Accounts payable and accrued liabilities	45,980	—	—
Warrant liability(1)	—	—	4,557
Notes payable	87,970	—	—
Total	$175,992	$—	$11,153
	As of December 31, 2021
	Fair value hierarchy
Fair value of assets	Level 1	Level 2	Level 3
Cash and cash equivalents	$6,952	$—	$—
Trade receivables and others	32,393	—	—
Other loans receivable	4,125	—	—
Investments	102	—	6,596
Accounts payable and accrued liabilities	49,482	—	—
Warrant liability(1)	—	—	2,394
Notes payable	86,613	—	—
Total	$179,667	$—	$8,990

(1)
During the three months ended March 31, 2022 and 2021, the Company recorded a loss of $2,163 and $13,916, respectively, on the change in fair value of the warrant liaibility within other income (expense) on the unaudited interim condensed consolidated statements of operations.

The following table summarizes the significant assumptions used in the determining the fair value of the warrant liability as of March 31, 2022:
Exercise price	$0.26 – 0.30
Risk free interest rate	1.06%
Expected Share Price Volatility	67% – 69%
Expected Life of Warrant (years)	0.58 – 0.83
The carrying amounts of all financial assets and liabilities measured at amortized cost, other than notes payable, approximate their fair values. There were no transfers between the levels of fair value hierarchy during the three months ended March 31, 2022 and 2021.

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
19
Financial Instruments and Capital Risk Management (continued)

COVID-19 Pandemic and Global Conflicts
In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a global pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.
The impact of the COVID-19 pandemic and geopolitical conflicts, including the recent war in Ukraine, has created much uncertainty in the global marketplace. There are many uncertainties regarding these events, and the Company is closely monitoring the ongoing impact of the pandemic and the recent events in Ukraine on all aspects of its business, including how it will impact its services, customers, employees, vendors and business partners now and in the future. While the pandemic and recent geopolitical conflicts did not materially adversely affect the Company’s financial results and business operations in the three months ended March 31, 2022, or in the fiscal years ended December 31, 2021 or 2020, the Company is unable to predict the impact that COVID-19 and recent geopolitical conflicts will have on its future financial position and operating results due to numerous uncertainties.
20
Segment Information

The Company operates in four reportable segments: cannabis segment (SVH, Standard Farms, Standard Farms OH and Baker), accessories (Jupiter) and other (White Haven, SFNY, and CGSF). The cannabis segment includes production, cultivation, extraction and sale of cannabis products and accessories includes the manufacturing and distribution of electronic, non-nicotine (i.e., cannabis) devices and systems.
Information related to each segment is set out below. Segment net loss is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.
The following tables presents the Company’s segments as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021, respectively:
	For the three months ended March 31, 2022
	Cannabis	Accessories	Corporate & Elim	Other	Total
Revenue	$11,259	$31,624	$—	$—	$42,883
Inter-segment revenue	—	(531)	—	—	(531)
Net revenue	$11,259	$31,093	$—	$—	$42,352
Share-based compensation	—	—	969	257	1,226
Depreciation and amortization	648	3,700	14	196	4,558
Wages and benefits	1,532	1,168	2,468	—	5,168
Impairment loss	697	—	—	—	697
Interest expense	87	238	2,456	—	2,781
Loan losses	—	—	517	—	517
Net (loss)	(1,221)	(4,701)	(5,380)	(332)	(11,634)

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
20
Segment Information (continued)

	For the three months ended March 31, 2021
	Cannabis	Accessories	Corporate & Elim	Other	Total
Revenue	$11,734	$35,301	$—	$—	$47,035
Inter-segment revenue	—	(218)	—	—	(218)
Net revenue	$11,734	$35,083	$—	$—	$46,817
Share-based compensation	—	—	882	—	882
Depreciation and amortization	560	3,667	50	155	4,432
Wages and benefits	814	1,180	2,089	—	4,083
Interest Expense	394	43	2,018	—	2,455
Net income (loss)	1,983	(1,563)	(17,447)	(30)	(17,057)
Geographic Areas
The following table presents financial information relating to geographic areas in which the Company operated for the three months ended March 31, 2022 and 2021, respectively.
	Three months ended March 31, 2022
	USA	Canada	Other	Total
Revenue	$39,907	$2,295	$150	$42,352
Gross profit	8,627	669	57	9,353
	Three months ended March 31, 2021
	USA	Canada	Other	Total
Revenue	$44,496	$2,239	$82	$46,817
Gross profit	13,220	260	65	13,545

21
Disaggregation of Revenue

The following table presents revenue for the three months ended March 31, 2022 and 2021, disaggregated by major products, service lines and timing of revenue recognition.
	Three months ended March 31, 2022
	Cannabis	Accessories	Corporate/Elim	Other	Total
Cannabis (ii)	$11,259	$—	$—	$—	$11,259
Vaporization and inhalation devices (ii)	—	31,093	—	—	31,093
	$11,259	$31,093	$—	$—	$42,352
	Three months ended March 31, 2021
	Cannabis	Accessories	Corporate/Elim	Other	Total
Cannabis (ii)	$11,734	$—	$—	$—	$11,734
Vaporization and inhalation devices (ii)	—	35,083	—	—	35,083
	$11,734	$35,083	$—	$—	$46,817

TILT HOLDINGS INC.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
(Amounts Expressed in Thousands of United States Dollars, Except for Unit, Share and Per Share Amounts)
21
Disaggregation of Revenue (continued)

Timing of revenue recognition:
(i)
Rateably over contract term, with respect to license and set up fees and at a point in time with respect to usage-type fees.

(ii)
At a point in time.

Deferred Revenue
Deferred revenue relates to advance consideration received from customers primarily for the sale of vaporization and inhalation devices. The amount of $4,598 included in deferred revenue as of December 31, 2021 has been recognized as revenue for the three months ended March 31, 2022. The amount of $5,564 included in deferred revenue as of December 31, 2021 has been recognized as revenue for the three months ended March 31, 2021.
22
Subsequent Events

On May 16, 2022, through its subsidiary Commonwealth Alternative Care, Inc. (“CAC”), the Company completed the previously announced acquisition of its facility located in Taunton, MA (the “Taunton Purchase”). Concurrent with the acquisition, CAC closed on the sale of the Taunton facility (the “Massachusetts Sale” and, with the Taunton Purchase, the “Massachusetts Transaction”) to Innovative Industrial Properties, Inc. (“IIP”). The purchase price for the property in the Massachusetts Sale was $40,000. The all-cash net proceeds of the Massachusetts Transaction of approximately $27,000 will be used by TILT to pay down the outstanding corporate debt. Concurrent with the closing of the Massachusetts Sale, IIP entered into a long-term, triple-net lease agreement for the property with CAC for a term of 20 years, with two 5- year extensions exercisable at the tenant’s discretion. CAC anticipates no disruption to its operations as a result of the transaction.
In addition to the Massachusetts Transaction, the Company entered into a definitive purchase and sale agreement between TILT’s subsidiary, White Haven RE, LLC, and an affiliate of IIP, providing for the sale and leaseback of TILT’s cultivation and production facility in White Haven, PA (the “Pennsylvania Transaction”) in exchange for $15,000 cash. In accordance with the terms of the Pennsylvania Transaction, TILT’s subsidiary, Standard Farms LLC (“Standard Farms PA”) will also execute a long-term, triple-net lease agreement. The term of the lease agreement will be 20 years, with two 5-year extensions exercisable at the tenant’s discretion. Standard Farms PA anticipates no disruption to its operations as a result of the transaction. The Pennsylvania Transaction is subject to various closing conditions, including standard property/title inspections and appraisals and is scheduled to close before the end of the second quarter of 2022.